                             SALE AND SERVICING AGREEMENT

                              Dated as of March 1, 1999

                                        among

                     ARCADIA AUTOMOBILE RECEIVABLES TRUST, 1999-A
                                        Issuer


                          ARCADIA RECEIVABLES FINANCE CORP.
                                        Seller


                                ARCADIA FINANCIAL LTD.
                      In its individual capacity and as Servicer


                                         and


                     NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION
                                   Backup Servicer

                                  TABLE OF CONTENTS


                                                                                 Page
                                                                                 ----
ARTICLE I DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
     SECTION 1.1.   Definitions. . . . . . . . . . . . . . . . . . . . . . . . . .1
     SECTION 1.2.   Usage of Terms . . . . . . . . . . . . . . . . . . . . . . . 23
     SECTION 1.3.   Calculations . . . . . . . . . . . . . . . . . . . . . . . . 23
     SECTION 1.4.   Section References . . . . . . . . . . . . . . . . . . . . . 23
     SECTION 1.5.   No Recourse. . . . . . . . . . . . . . . . . . . . . . . . . 23
     SECTION 1.6.   Material Adverse Effect. . . . . . . . . . . . . . . . . . . 23

ARTICLE II CONVEYANCE OF RECEIVABLES . . . . . . . . . . . . . . . . . . . . . . 24
     SECTION 2.1.   Conveyance of Initial Receivables. . . . . . . . . . . . . . 24
     SECTION 2.2.   Custody of Receivable Files. . . . . . . . . . . . . . . . . 24
     SECTION 2.3.   Conditions to Acceptance by Owner Trustee. . . . . . . . . . 26
     SECTION 2.4.   Conveyance of Subsequent Receivables . . . . . . . . . . . . 26
     SECTION 2.5.   Representations and Warranties of Seller . . . . . . . . . . 29
     SECTION 2.6.   Repurchase of Receivables Upon Breach of Warranty. . . . . . 31
     SECTION 2.7.   Nonpetition Covenant . . . . . . . . . . . . . . . . . . . . 32
     SECTION 2.8.   Collecting Lien Certificates Not Delivered on the
                    Closing Date or Subsequent Transfer Date . . . . . . . . . . 32
     SECTION 2.9.   Trust's Assignment of Administrative Receivables and
                    Warranty Receivables . . . . . . . . . . . . . . . . . . . . 32

ARTICLE III ADMINISTRATION AND SERVICING OF RECEIVABLES. . . . . . . . . . . . . 33
     SECTION 3.1.   Duties of the Servicer . . . . . . . . . . . . . . . . . . . 33
     SECTION 3.2.   Collection of Receivable Payments; Modifications of
                    Receivables; Lockbox Agreements. . . . . . . . . . . . . . . 34
     SECTION 3.3.   Realization Upon Receivables . . . . . . . . . . . . . . . . 37
     SECTION 3.4.   Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . 38
     SECTION 3.5.   Maintenance of Security Interests in Vehicles. . . . . . . . 39
     SECTION 3.6.   Covenants, Representations, and Warranties of Servicer . . . 40
     SECTION 3.7.   Purchase of Receivables Upon Breach of Covenant. . . . . . . 42
     SECTION 3.8.   Total Servicing Fee; Payment of Certain Expenses by
                    Servicer . . . . . . . . . . . . . . . . . . . . . . . . . . 43
     SECTION 3.9.   Servicer's Certificate . . . . . . . . . . . . . . . . . . . 43
     SECTION 3.10.  Annual Statement as to Compliance; Notice of Servicer
                    Termination Event. . . . . . . . . . . . . . . . . . . . . . 44
     SECTION 3.11.  Annual Independent Accountants' Report . . . . . . . . . . . 45
     SECTION 3.12.  Access to Certain Documentation and Information Regarding
                    Receivables. . . . . . . . . . . . . . . . . . . . . . . . . 45
     SECTION 3.13.  Monthly Tape . . . . . . . . . . . . . . . . . . . . . . . . 46
     SECTION 3.14.  Retention and Termination of Servicer. . . . . . . . . . . . 47
     SECTION 3.15.  Fidelity Bond. . . . . . . . . . . . . . . . . . . . . . . . 47
     SECTION 3.16.  Duties of the Servicer under the Indenture . . . . . . . . . 47

                                       - i -

     SECTION 3.17.  Duties of the Servicer under the Insurance Agreement . . . . 48
     SECTION 3.18.  Certain Duties of the Servicer under the Trust Agreement . . 49

ARTICLE IV DISTRIBUTIONS; STATEMENTS TO NOTEHOLDERS. . . . . . . . . . . . . . . 50
     SECTION 4.1.   Trust Accounts . . . . . . . . . . . . . . . . . . . . . . . 50
     SECTION 4.2.   Collections. . . . . . . . . . . . . . . . . . . . . . . . . 54
     SECTION 4.3.   Application of Collections . . . . . . . . . . . . . . . . . 54
     SECTION 4.4.   Monthly Advances . . . . . . . . . . . . . . . . . . . . . . 55
     SECTION 4.5.   Additional Deposits. . . . . . . . . . . . . . . . . . . . . 56
     SECTION 4.6.   Distributions. . . . . . . . . . . . . . . . . . . . . . . . 56
     SECTION 4.7.   Pre-Funding Account. . . . . . . . . . . . . . . . . . . . . 57
     SECTION 4.8.   Net Deposits . . . . . . . . . . . . . . . . . . . . . . . . 58
     SECTION 4.9.   Statements to Noteholders. . . . . . . . . . . . . . . . . . 59
     SECTION 4.10.  Indenture Trustee as Agent . . . . . . . . . . . . . . . . . 60
     SECTION 4.11.  Eligible Accounts. . . . . . . . . . . . . . . . . . . . . . 60

ARTICLE V THE RESERVE ACCOUNT; THE SPREAD ACCOUNT. . . . . . . . . . . . . . . . 60
     SECTION 5.1.   Withdrawals from the Reserve Account . . . . . . . . . . . . 60
     SECTION 5.2.   Withdrawals from Spread Account. . . . . . . . . . . . . . . 61

ARTICLE VI THE SELLER. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 62
     SECTION 6.1.   Liability of Seller. . . . . . . . . . . . . . . . . . . . . 62
     SECTION 6.2.   Merger or Consolidation of, or Assumption of the
                    Obligations of, Seller; Amendment of Certificate
                    of Incorporation . . . . . . . . . . . . . . . . . . . . . . 62
     SECTION 6.3.   Limitation on Liability of Seller and Others . . . . . . . . 63
     SECTION 6.4.   Seller May Own Notes . . . . . . . . . . . . . . . . . . . . 63

ARTICLE VII THE SERVICER . . . . . . . . . . . . . . . . . . . . . . . . . . . . 63
     SECTION 7.1.   Liability of Servicer; Indemnities . . . . . . . . . . . . . 63
     SECTION 7.2.   Merger or Consolidation of, or Assumption of the
                    Obligations of, the Servicer or Backup Servicer. . . . . . . 65
     SECTION 7.3.   Limitation on Liability of Servicer, Backup Servicer
                    and Others . . . . . . . . . . . . . . . . . . . . . . . . . 66
     SECTION 7.4.   Delegation of Duties . . . . . . . . . . . . . . . . . . . . 66
     SECTION 7.5.   Servicer and Backup Servicer Not to Resign . . . . . . . . . 66
     SECTION 7.6.   Advancing Obligations of Successor Servicer. . . . . . . . . 67

                                       - ii -


ARTICLE VIII SERVICER TERMINATION EVENTS . . . . . . . . . . . . . . . . . . . . 67
     SECTION 8.1.   Servicer Termination Event . . . . . . . . . . . . . . . . . 67
     SECTION 8.2.   Consequences of a Servicer Termination Event . . . . . . . . 69
     SECTION 8.3.   Appointment of Successor . . . . . . . . . . . . . . . . . . 70
     SECTION 8.4.   Notification to Noteholders. . . . . . . . . . . . . . . . . 71
     SECTION 8.5.   Waiver of Past Defaults. . . . . . . . . . . . . . . . . . . 71

ARTICLE IX TERMINATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 72
     SECTION 9.1.   Optional Purchase of All Receivables; Liquidation of
                    Trust Estate . . . . . . . . . . . . . . . . . . . . . . . . 72

ARTICLE X MISCELLANEOUS PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . 73
     SECTION 10.1.  Amendment. . . . . . . . . . . . . . . . . . . . . . . . . . 73
     SECTION 10.2.  Protection of Title to Trust Property. . . . . . . . . . . . 74
     SECTION 10.3.  Governing Law. . . . . . . . . . . . . . . . . . . . . . . . 76
     SECTION 10.4.  Severability of Provisions . . . . . . . . . . . . . . . . . 76
     SECTION 10.5.  Assignment . . . . . . . . . . . . . . . . . . . . . . . . . 76
     SECTION 10.6.  Third-Party Beneficiaries. . . . . . . . . . . . . . . . . . 77
     SECTION 10.7.  Disclaimer by Security Insurer . . . . . . . . . . . . . . . 77
     SECTION 10.8.  Counterparts . . . . . . . . . . . . . . . . . . . . . . . . 77
     SECTION 10.9.  Intention of Parties . . . . . . . . . . . . . . . . . . . . 77
     SECTION 10.10. Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . 77
     SECTION 10.11. Limitation of Liability. . . . . . . . . . . . . . . . . . . 78



                                      SCHEDULES

Schedule A     --   Representations and Warranties of Seller and AFL

Schedule B     --   Servicing Policies and Procedures


                                       EXHIBITS

Exhibit A      --   Schedule of Initial Receivables

Exhibit B      --   Form of Custodian Agreement (AFL)

Exhibit C      --   Form of Spread Account Agreement

Exhibit D      --   Form of Receivables Purchase Agreement

Exhibit E      --   Form of Servicer's Certificate

Exhibit F      --   Form of Subsequent Transfer Agreement


                THIS SALE AND SERVICING AGREEMENT, dated as of March 1, 1999, is made among Arcadia Automobile Receivables Trust, 1999-A (the "Issuer"), Arcadia Receivables Finance Corp., a Delaware corporation, as Seller (the "Seller"), Arcadia Financial Ltd., a Minnesota corporation, in its individual capacity and as Servicer (in its individual capacity, "AFL"; in its capacity as Servicer, the "Servicer"), and Norwest Bank Minnesota, National Association, a national banking association, as Backup Servicer (the "Backup Servicer").

                In consideration of the mutual agreements herein contained, and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:


                                      ARTICLE I

                                     DEFINITIONS

                SECTION 1.1. DEFINITIONS. All terms defined in the Spread Account Agreement, the Indenture or the Trust Agreement (each as defined below) shall have the same meaning in this Agreement. Whenever capitalized and used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

                ACCOUNTANTS' REPORT: The report of a firm of nationally recognized independent accountants described in Section 3.11.

                ACCOUNTING DATE: With respect to a Distribution Date, the last day of the Monthly Period immediately preceding such Distribution Date.

                ACTUAL FUNDS:  With respect to a Distribution Date, the sum of
(i) Available Funds for such Distribution Date, plus (ii) the portion of the Reserve Amount, if any, deposited pursuant to Section 5.1(a) into the Collection Account with respect to such Distribution Date.

                ADDITION NOTICE: With respect to any transfer of Subsequent Receivables to the Trust pursuant to Section 2.4, a notice, which shall be given not later than 15 days prior to the related Subsequent Transfer Date, of the Seller's designation of Subsequent Receivables to be transferred to the Issuer and the aggregate Principal Balance of such Subsequent Receivables.

                ADMINISTRATIVE RECEIVABLE: With respect to any Monthly Period, a Receivable which the Servicer is required to purchase pursuant to Section 3.7 or which the Servicer has elected to purchase pursuant to Section 3.4(c).

                AFFILIATE: With respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                AFL:  Arcadia Financial Ltd., a Minnesota corporation.

                AGGREGATE PRINCIPAL BALANCE: With respect to any Determination Date, the sum of the Principal Balances (computed as of the related Accounting
Date) for all Receivables (other than (i) any Receivable that became a Liquidated Receivable during the related Monthly Period and (ii) any Receivable that became a Purchased Receivable as of the immediately preceding Accounting
Date).

                AGREEMENT OR "THIS AGREEMENT": This Sale and Servicing Agreement, all amendments and supplements thereto and all exhibits and schedules to any of the foregoing.

                AMOUNT FINANCED: With respect to a Receivable, the aggregate amount advanced under such Receivable toward the purchase price of the Financed Vehicle and related costs, including amounts advanced in respect of accessories, insurance premiums, service and warranty contracts, other items customarily financed as part of retail automobile installment sale contracts or promissory notes, and related costs. The term "Amount Financed" shall not include any Insurance Add-On Amounts.

                ANNUAL PERCENTAGE RATE OR APR: With respect to a Receivable, the rate per annum of finance charges stated in such Receivable as the "annual percentage rate" (within the meaning of the Federal Truth-in-Lending Act). If after the Closing Date, the rate per annum with respect to a Receivable as of the Closing Date is reduced as a result of (i) an insolvency proceeding involving the Obligor or (ii) pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, Annual Percentage Rate or APR shall refer to such reduced rate.

                ASSUMED REINVESTMENT RATE:  2.5% per annum.

                AVAILABLE FUNDS: With respect to any Determination Date, the sum of (i) the Collected Funds for such Determination Date, (ii) all Purchase Amounts deposited in the Collection Account as of the related Deposit Date,
(iii) all Monthly Advances made by the Servicer as of the related Deposit Date, and (iv) all net income from investments of funds in the Trust Accounts during the related Monthly Period.

                BACKUP SERVICER: Norwest Bank Minnesota, National Association, or its successor in interest pursuant to Section 8.2, or such Person as shall have been appointed as Backup Servicer or successor Servicer pursuant to Section 8.3.

                BASIC SERVICING FEE: With respect to any Monthly Period, the fee payable to the Servicer for services rendered during such Monthly Period, which shall be equal to one-twelfth of the Basic Servicing Fee Rate multiplied by the Aggregate Principal Balance as of the Determination Date falling in such Monthly Period.

                BASIC SERVICING FEE RATE:  1.25% per annum.

                BOA PURCHASE AGREEMENT: The Amended and Restated Purchase Agreement and Assignment, date as of July 21, 1998, between AFL and the Seller.

                BUSINESS DAY: Any day other than a Saturday, Sunday, legal holiday or other day on which commercial banking institutions in Minneapolis, Minnesota, New York, New York, Wilmington, Delaware or any other location of any successor Servicer, successor Owner Trustee, successor Indenture Trustee or successor Collateral Agent are authorized or obligated by law, executive order or governmental decree to be closed.

                CLASS A-1 FINAL SCHEDULED DISTRIBUTION DATE: March 15, 2000 (or, if such day is not a Business Day, the next succeeding Business Day thereafter).

                CLASS A-1 HOLDBACK AMOUNT: As of any Subsequent Transfer Date, an amount equal to 2.5% of the amount, if any, by which the applicable "Target Original Pool Balance" specified below is greater than the Original Pool Balance after giving effect to the transfer of Subsequent Receivables on such Subsequent Transfer Date:


            SUBSEQUENT TRANSFER DATE             TARGET ORIGINAL POOL BALANCE
            ------------------------             ----------------------------
                April 15, 1999                          $475,590,633.99

                May 15, 1999                            $550,000,000.00


                CLASS A-1 HOLDBACK SUBACCOUNT: The subaccount of the Reserve Account, the funds in which shall consist of all Class A-1 Holdback Amounts deposited therein during the Funding Period, other than investment earnings thereon. Any funds in the Class A-1 Holdback Subaccount shall be withdrawn on the Class A-1 Final Scheduled Distribution Date and distributed as specified in Section 5.1(b).

                CLASS A-1 INTEREST CARRYOVER SHORTFALL: With respect to any Distribution Date, the excess of the Class A-1 Interest Distributable Amount for the preceding Distribution Date over the amount in respect of interest on the Class A-1 Notes that was actually deposited in the Note Distribution Account on such preceding Distribution Date, plus interest on the amount of interest due but not paid to Class A-1 Noteholders on the preceding Distribution Date, to the extent permitted by law, at the Class A-1 Interest Rate from such preceding Distribution Date to but excluding the current Distribution Date.

                CLASS A-1 INTEREST DISTRIBUTABLE AMOUNT: With respect to any Distribution Date, the sum of the Class A-1 Monthly Interest Distributable Amount for such Distribution Date and the Class A-1 Interest Carryover Shortfall for such Distribution Date.

                CLASS A-1 INTEREST RATE:  4.960% per annum.

                CLASS A-1 MONTHLY INTEREST DISTRIBUTABLE AMOUNT: With respect to any Distribution Date, the product of (x) the Class A-1 Interest Rate, (y) a fraction, the numerator of which is the number of days elapsed from and including the most recent date to which interest has been paid (or, in the case of the first Distribution Date, interest accrued for 29 days, which is the number of days elapsed from and including the Closing Date to but excluding April 15, 1999) to but excluding such Distribution Date and the denominator of which is 360 and (z) the outstanding principal balance of the Class A-1 Notes on the immediately preceding Distribution Date (or, in the case of the first Distribution Date, on the Closing Date), after giving effect to all payments of principal to Class A-1 Noteholders on or prior to such immediately preceding Distribution Date (or, in the case of the first Distribution Date, on the Closing Date).

                CLASS A-1 PREPAYMENT AMOUNT: As of the Distribution Date on or immediately following the last day of the Funding Period, after giving effect to any transfer of Subsequent Receivables on such date, an amount equal to the Class A-1 Noteholders' pro rata share (based on the respective current outstanding principal balance of each class of Notes) of the Pre-Funded Amount as of such Distribution Date.

                CLASS A-1 PREPAYMENT PREMIUM: An amount computed by the Servicer equal to the excess, if any, discounted as described below, of (i) the amount of interest that would accrue on the Class A-1 Prepayment Amount at the Class A-1 Interest Rate during the period commencing on and including the Distribution Date on which the Class A-1 Prepayment Amount is required to be deposited in the Note Distribution Account pursuant to Section 4.7 to but excluding June 16, 1999 over (ii) the amount of interest that would have accrued on the Class A-1 Prepayment Amount over the same period at a per annum rate of interest equal to the bond equivalent yield to maturity on the Determination Date preceding such Distribution Date on 3 month London Interbank Offered Rate ("LIBOR") due June 16, 1999. Such excess shall be discounted to present value to such Distribution Date at the yield described in clause (ii) above.

                CLASS A-2 FINAL SCHEDULED DISTRIBUTION DATE: January 15, 2002 (or, if such day is not a Business Day, the next succeeding Business Day thereafter).

                CLASS A-2 INTEREST CARRYOVER SHORTFALL: With respect to any Distribution Date, the excess of the Class A-2 Interest Distributable Amount for the preceding Distribution Date, over the amount in respect of interest on the Class A-2 Notes that was actually deposited in the Note Distribution Account on such preceding Distribution Date, plus interest on the amount of interest due but not paid to Class A-2 Noteholders on the preceding Distribution Date, to the extent permitted by law, at the Class A-2 Interest Rate from such preceding Distribution Date to but excluding the current Distribution Date.

                CLASS A-2 INTEREST DISTRIBUTABLE AMOUNT: With respect to any Distribution Date, the sum of the Class A-2 Monthly Interest Distributable Amount for such Distribution Date and the Class A-2 Interest Carryover Shortfall for such Distribution Date.

                CLASS A-2 INTEREST RATE:  5.373% per annum.

                CLASS A-2 MONTHLY INTEREST DISTRIBUTABLE AMOUNT: With respect to any Distribution Date, the product of (x) the Class A-2 Interest Rate, (y) a fraction, the numerator of which is the number of days elapsed from and including the most recent date to which interest has been paid (or, in the case of the first Distribution Date, interest accrued for 29 days, which is the number of days elapsed from and including the Closing Date to but excluding April 15, 1999) to but excluding such Distribution Date and the denominator of which is 360 and (z) the outstanding principal balance of the Class A-2 Notes on the immediately preceding Distribution Date (or, in the case of the first Distribution Date, on the Closing Date), after giving effect to all payments of principal to Class A-2 Noteholders on or prior to such immediately preceding Distribution Date (or, in the case of the first Distribution Date, on the Closing Date).

                CLASS A-2 PREPAYMENT AMOUNT: As of the Distribution Date on or immediately following the last day of the Funding Period, after giving effect to any transfer of Subsequent Receivables on such date, an amount equal to the Class A-2 Noteholders' pro rata share (based on the respective current outstanding principal balance of each class of Notes) of the Pre-Funded Amount as of such Distribution Date.

                CLASS A-2 PREPAYMENT PREMIUM: An amount computed by the Servicer equal to the excess, if any, discounted as described below, of (i) the amount of interest that would accrue on the Class A-2 Prepayment Amount at the Class A-2 Interest Rate during the period commencing on and including the Distribution Date on which the Class A-2 Prepayment Amount is required to be deposited in the Note Distribution Account pursuant to Section 4.7 to but excluding February 28, 2000 over (ii) the amount of interest that would have accrued on the Class A-2 Prepayment Amount over the same period at a per annum rate of interest equal to the yield to maturity on the Determination Date preceding such Distribution Date on the 11 month Eurodollar Synthetic Forward due February 28, 2000. Such excess shall be discounted to present value to such Distribution Date at the yield described in clause (ii) above.

                CLASS A-3 FINAL SCHEDULED DISTRIBUTION DATE: September 15, 2002 (or, if such day is not a Business Day, the next succeeding Business Day thereafter).

                CLASS A-3 INTEREST CARRYOVER SHORTFALL: With respect to any Distribution Date, the excess of the Class A-3 Interest Distributable Amount for the preceding Distribution Date over the amount in respect of interest on the Class A-3 Notes that was actually deposited in the Note Distribution Account on such preceding Distribution Date, plus interest on the amount of interest due but not paid to Class A-3 Noteholders on the preceding Distribution Date, to the extent permitted by law, at the Class A-3 Interest Rate from such preceding Distribution Date to but excluding the current Distribution Date.

                CLASS A-3 INTEREST DISTRIBUTABLE AMOUNT: With respect to any Distribution Date, the sum of the Class A-3 Monthly Interest Distributable Amount for such Distribution Date and the Class A-3 Interest Carryover Shortfall for such Distribution Date.

                CLASS A-3 INTEREST RATE:  5.750% per annum.

                CLASS A-3 MONTHLY INTEREST DISTRIBUTABLE AMOUNT: With respect to any Distribution Date, 30 days of interest (or, in the case of the first Distribution Date, interest accrued for 28 days, which is the number of days elapsed from and including the Closing Date to but excluding April 15, 1999, assuming that the last day of each month is the 30th) at the Class A-3 Interest Rate on the outstanding principal balance of the Class A-3 Notes on the immediately preceding Distribution Date (or, in the case of the first Distribution Date, on the Closing Date), after giving effect to all payments of principal to Class A-3 Noteholders on or prior to such immediately preceding Distribution Date (or, in the case of the first Distribution Date, on the Closing Date).

                CLASS A-3 PREPAYMENT AMOUNT: As of the Distribution Date on or immediately following the last day of the Funding Period, after giving effect to any transfer of Subsequent Receivables on such date, an amount equal to the Class A-3 Noteholders' pro rata share (based on the respective current outstanding principal balance of each class of Notes) of the Pre-Funded Amount as of such Distribution Date.

                CLASS A-3 PREPAYMENT PREMIUM: An amount computed by the Servicer equal to the excess, if any, discounted as described below, of (i) the amount of interest that would accrue on the Class A-3 Prepayment Amount at the Class A-3 Interest Rate during the period commencing on and including the Distribution Date on which the Class A-3 Prepayment Amount is required to be deposited in the Note Distribution Account pursuant to Section 4.7 to but excluding November 30, 2000, over (ii) the amount of interest that would have accrued on the Class A-3 Prepayment Amount over the same period at a per annum rate of interest equal to the yield to maturity on the Determination Date preceding such Distribution Date on the 5.625% U.S. Treasury Note due November 30,2000. Such excess shall be discounted to present value to such Distribution Date at the yield described in clause (ii) above.

                CLASS A-4 FINAL SCHEDULED DISTRIBUTION DATE: August 15, 2003 (or, if such day is not a Business Day, the next succeeding Business Day thereafter).

                CLASS A-4 INTEREST CARRYOVER SHORTFALL: With respect to any Distribution Date, the excess of the Class A-4 Interest Distributable Amount for the preceding Distribution Date over the amount in respect of interest on the Class A-4 Notes that was actually deposited in the Note Distribution Account on such preceding Distribution Date, plus interest on the amount of interest due but not paid to Class A-4 Noteholders on the preceding Distribution Date, to the extent permitted by law, at the Class A-4 Interest Rate from such preceding Distribution Date to but excluding the current Distribution Date.

                CLASS A-4 INTEREST DISTRIBUTABLE AMOUNT: With respect to any Distribution Date, the sum of the Class A-4 Monthly Interest Distributable Amount for such Distribution Date and the Class A-4 Interest Carryover Shortfall for such Distribution Date.

                CLASS A-4 INTEREST RATE:  5.940% per annum.

                CLASS A-4 MONTHLY INTEREST DISTRIBUTABLE AMOUNT: With respect to any Distribution Date, 30 days of interest (or, in the case of the first Distribution Date, interest accrued for 28 days, which is the number of days elapsed from and including the Closing Date to but excluding April 15, 1999, assuming that the last day of each month is the 30th) at the Class A-4 Interest Rate on the outstanding principal balance of the Class A-4 Notes on the immediately preceding Distribution Date (or, in the case of the first Distribution Date, on the Closing Date), after giving effect to all payments of principal to Class A-4 Noteholders on or prior to such immediately preceding Distribution Date.

                CLASS A-4 PREPAYMENT AMOUNT: As of the Distribution Date on or immediately following the last day of the Funding Period, after giving effect to any transfer of Subsequent Receivables on such date, an amount equal to the Class A-4 Noteholders' pro rata share (based on the respective current outstanding principal balance of each class of Notes) of the Pre-Funded Amount as of such Distribution Date.

                CLASS A-4 PREPAYMENT PREMIUM: An amount computed by the Servicer equal to the excess, if any, discounted as described below, of (i) the amount of interest that would accrue on the Class A-4 Prepayment Amount at the Class A-4 Interest Rate during the period commencing on and including the Distribution Date on which the Class A-4 Prepayment Amount is required to be deposited in the Note Distribution Account pursuant to Section 4.7 to but excluding July 31, 2001, over (ii) the amount of interest that would have accrued on the Class A-4 Prepayment Amount over the same period at a per annum rate of interest equal to the yield to maturity on the Determination Date preceding such Distribution Date on the 6.625% U.S. Treasury Note due July 31, 2001. Such excess shall be discounted to present value to such Distribution Date at the yield described in clause (ii) above.

                CLASS A-5 FINAL SCHEDULED DISTRIBUTION DATE: December 15, 2006 (or, if such day is not a Business Day, the next succeeding Business Day thereafter).

                CLASS A-5 INTEREST CARRYOVER SHORTFALL: With respect to any Distribution Date, the excess of the Class A-5 Interest Distributable Amount for the preceding Distribution Date over the amount in respect of interest on the Class A-5 Notes that was actually deposited in the Note Distribution Account on such preceding Distribution Date, plus interest on the amount of interest due but not paid to Class A-5 Noteholders on the preceding Distribution Date, to the extent permitted by law, at the Class A-5 Interest Rate from such preceding Distribution Date to but excluding the current Distribution Date.

                CLASS A-5 INTEREST DISTRIBUTABLE AMOUNT: With respect to any Distribution Date, the sum of the Class A-5 Monthly Interest Distributable Amount for such Distribution Date and the Class A-5 Interest Carryover Shortfall for such Distribution Date.

                CLASS A-5 INTEREST RATE:  6.120% per annum.

                CLASS A-5 MONTHLY INTEREST DISTRIBUTABLE AMOUNT: With respect to any Distribution Date, 30 days of interest (or, in the case of the first Distribution Date, interest accrued for 28 days, which is the number of days elapsed from and including the Closing Date to but excluding April 15, 1999, assuming that the last day of each month is the 30th) at the Class A-5 Interest Rate on the outstanding principal balance of the Class A-5 Notes on the immediately preceding Distribution Date (or, in the case of the first Distribution Date, on the Closing Date), after giving effect to all payments of principal to Class A-5 Noteholders on or prior to such immediately preceding Distribution Date.

                CLASS A-5 PREPAYMENT AMOUNT: As of the Distribution Date on or immediately following the last day of the Funding Period, after giving effect to any transfer of Subsequent Receivables on such date, an amount equal to the Class A-5 Noteholders' pro rata share (based on the respective current outstanding principal balance of each class of Notes) of the Pre-Funded Amount as of such Distribution Date.

                CLASS A-5 PREPAYMENT PREMIUM: An amount computed by the Servicer equal to the excess, if any, discounted as described below, of (i) the amount of interest that would accrue on the Class A-5 Prepayment Amount at the Class A-5 Interest Rate during the period commencing on and including the Distribution Date on which the Class A-5 Prepayment Amount is required to be deposited in the Note Distribution Account pursuant to Section 4.7 to but excluding September 30, 2002, over (ii) the amount of interest that would have accrued on the Class A-5 Prepayment Amount over the same period at a per annum rate of interest equal to the yield to maturity on the Determination Date preceding such Distribution Date on the 5.875% U.S. Treasury Note due September 30, 2002. Such excess shall be discounted to present value to such Distribution Date at the yield described in clause (ii) above.

                CLOSING DATE:  March 17, 1999.

                CLOSING DATE PURCHASE AGREEMENT: The Receivables Purchase Agreement and Assignment, dated as of March 1, 1999, between AFL and the Seller.

                COLLATERAL AGENT: The Collateral Agent named in the Spread Account Agreement, and any successor thereto pursuant to the terms of the Spread Account Agreement.

                COLLATERAL INSURANCE: The insurance policy maintained by the Servicer, or indemnification obligation of the Servicer in lieu of such insurance policy, pursuant to Section 3.4(e).

                COLLECTED FUNDS: With respect to any Determination Date, the amount of funds in the Collection Account representing collections on the Receivables during the related Monthly Period, including all Liquidation Proceeds collected during the related Monthly Period (but excluding any Monthly Advances and any Purchase Amounts).

                COLLECTION ACCOUNT: The account designated as the Collection Account in, and which is established and maintained pursuant to, Section 4.1(a).

                COLLECTION RECORDS: All manually prepared or computer generated records relating to collection efforts or payment histories with respect to the Receivables.

                COMPUTER TAPE: The computer tape generated on behalf of the Seller which provides information relating to the Receivables and which was used by the Seller and AFL in selecting the Receivables conveyed to the Trust hereunder.

                CORPORATE TRUST OFFICE: With respect to the Owner Trustee, the principal office of the Owner Trustee at which at any particular time its corporate trust business shall be administered, which office at the Closing Date is located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890; the telecopy number for the Corporate Trust Administration of the Owner Trustee on the date of the execution of this Agreement is (302) 651-8882; with respect to the Indenture Trustee, the principal office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered, which office is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0070, Attention: Corporate Trust Services--Asset Backed Administration; the telecopy number for the Corporate Trust Services of the Indenture Trustee on the date of execution of this Agreement is (612) 667-3539.

                CRAM DOWN LOSS: With respect to a Receivable, if a court of appropriate jurisdiction in an insolvency proceeding shall have issued an order reducing the amount owed on a Receivable or otherwise modifying or restructuring the Scheduled Payments to be made on a Receivable, an amount equal to the excess of the Principal Balance of such Receivable immediately prior to such order over the Principal Balance of such Receivable as so reduced or the net present value (using as the discount rate the higher of the contract rate or the rate of interest, if any, specified by the court in such order) of the Scheduled Payments as so modified or restructured. A "Cram Down Loss" shall be deemed to have occurred on the date of issuance of such order.

                CREDIT ENHANCEMENT FEE: With respect to any Distribution Date, the amount to be paid to the Security Insurer pursuant to Section 4.6(vi) and the amount to which the Seller is entitled pursuant to Section 4.6(vii).

                CUSTODIAN: AFL and any other Person named from time to time as custodian in any Custodian Agreement acting as agent for the Trust, which Person must be (so long as an Insurer Default shall not have occurred and be continuing) acceptable to the Security Insurer.

                CUSTODIAN AGREEMENT: Any Custodian Agreement from time to time in effect between the Custodian named therein and the Trust, substantially in the form of Exhibit B hereto, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, which Custodian Agreement and any amendments, supplements or modifications thereto shall (so long as an Insurer Default shall not have occurred and be continuing) be acceptable to the Security Insurer.

                DEALER: A seller of new or used automobiles or light trucks that originated one or more of the Receivables and sold the respective Receivable, directly or indirectly, to AFL under an existing agreement between such seller and AFL.

                DEALER AGREEMENT: An agreement between AFL and a Dealer relating to the sale of retail installment sale contracts and installment notes to AFL and all documents and instruments relating thereto.

                DEALER ASSIGNMENT: With respect to a Receivable, the executed assignment executed by a Dealer conveying such Receivable to AFL.

                DEFICIENCY CLAIM AMOUNT:  As defined in Section 5.2(a).

                DEFICIENCY CLAIM DATE: With respect to any Distribution Date, the fourth Business Day immediately preceding such Distribution Date.

                DEFICIENCY NOTICE:  As defined in Section 5.2(a).

                DEPOSIT DATE: With respect to any Monthly Period, the Business Day immediately preceding the related Determination Date.

                DETERMINATION DATE: With respect to any Monthly Period, the sixth Business Day immediately preceding the related Distribution Date.

                DISTRIBUTION AMOUNT: With respect to a Distribution Date, the sum of (i) the Actual Funds for such Distribution Date, and (ii) the Deficiency Claim Amount, if any, received by the Indenture Trustee with respect to such Distribution Date.

                DISTRIBUTION DATE: The 15th day of each calendar month, or if such 15th day is not a Business Day, the next succeeding Business Day, commencing April 15, 1999, to and including the Final Scheduled Distribution Date.

                DRAW DATE: With respect to any Distribution Date, the third Business Day immediately preceding such Distribution Date.

                ELECTRONIC LEDGER: The electronic master record of the retail installment sales contracts or installment loans of AFL.

                ELIGIBLE ACCOUNT: (i) A segregated trust account that is maintained with the corporate trust department of a depository institution acceptable to the Security Insurer (so long as an Insurer Default shall not have occurred and be continuing), or (ii) a segregated direct deposit account maintained with a depository institution or trust company organized under the laws of the United States of America, or any of the States thereof, or the District of Columbia, having a certificate of deposit, short term deposit or commercial paper rating of at least "A-1+" by Standard & Poor's and "P-1" by Moody's and (so long as an Insurer Default shall not have occurred and be continuing) acceptable to the Security Insurer.

                ELIGIBLE INVESTMENTS: Any one or more of the following types of investments:

                (a) (i) direct interest-bearing obligations of, and interest-bearing obligations guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality of the United States, the obligations of which are backed by the full faith and credit of the United States; and (ii) direct interest-bearing obligations of, and interest-bearing obligations guaranteed as to timely payment of principal and interest by, the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation, but only if, at the time of investment, such obligations are assigned a rating in the highest credit rating category by each Rating Agency;

                (b) demand or time deposits in, certificates of deposit of, or bankers' acceptances issued by any depository institution or trust company organized under the laws of the United States or any State and subject to supervision and examination by federal and/or State banking authorities (including, if applicable, the Indenture Trustee, the Owner Trustee or any agent of either of them acting in their respective commercial capacities); provided that the short-term unsecured debt obligations of such depository institution or trust company at the time of such investment, or contractual commitment providing for such investment, are assigned a rating in the highest credit rating category by each Rating Agency;

                (c) repurchase obligations pursuant to a written agreement (i) with respect to any obligation described in clause (a) above, where the Indenture Trustee has taken actual or constructive delivery of such obligation in accordance with Section 4.1, and (ii) entered into with the corporate trust department of a depository institution or trust company organized under the laws of the United States or any State thereof, the deposits of which are insured by the Federal Deposit Insurance Corporation and the short-term unsecured debt obligations of which are rated "A-1+" by Standard & Poor's and "P-1" by Moody's (including, if applicable, the Indenture Trustee, the Owner Trustee or any agent of either of them acting in their respective commercial capacities);

                (d) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any State whose long-term unsecured debt obligations are assigned a rating in the highest credit rating category by each Rating Agency at the time of such investment or contractual commitment providing for such investment; PROVIDED, HOWEVER, that securities issued by any particular corporation will not be Eligible Investments to the extent that an investment therein will cause the then outstanding principal amount of securities issued by such corporation and held in the Trust Accounts to exceed 10% of the Eligible Investments held in the Trust Accounts (with Eligible Investments held in the Trust Accounts valued at par);

                (e) commercial paper that (i) is payable in United States dollars and (ii) is rated in the highest credit rating category by each Rating Agency;

                (f) units of money market funds rated in the highest credit rating category by each Rating Agency; provided that all Eligible Investments shall be held in the name of the Indenture Trustee; or

                (g) any other demand or time deposit, obligation, security or investment as may be acceptable to the Rating Agencies and the Security Insurer, as evidenced by the prior written consent of the Security Insurer, as may from time to time be confirmed in writing to the Indenture Trustee by the Security Insurer; PROVIDED, HOWEVER, that securities issued by any entity (except as provided in paragraph (a)) will not be Eligible Investments to the extent that an investment therein will cause the then outstanding principal amount of securities issued by such entity and held in the Pre-Funding Account to exceed $25 million (with Eligible Investments held in the Pre-Funding Account valued at par), unless and for so long as such securities are acceptable to the Rating Agencies and the Security Insurer, as evidenced by the prior written consent of the Security Insurer, as may from time to time be confirmed in writing to the Indenture Trustee by the Security Insurer.

Eligible Investments may be purchased by or through the Indenture Trustee or any of its Affiliates. No Eligible Investment shall have an "r" highlighter affixed to the rating of Standard & Poor's.

                ELIGIBLE SERVICER: AFL, the Backup Servicer or another Person which at the time of its appointment as Servicer (i) is servicing a portfolio of motor vehicle retail installment sales contracts and/or motor vehicle installment loans, (ii) is legally qualified and has the capacity to service the Receivables, (iii) has demonstrated the ability professionally and competently to service a portfolio of motor vehicle retail installment sales contracts and/or motor vehicle installment loans similar to the Receivables with reasonable skill and care, and (iv) is qualified and entitled to use, pursuant to a license or other written agreement, and agrees to maintain the confidentiality of, the software which the Servicer uses in connection with performing its duties and responsibilities under this Agreement or otherwise has available software which is adequate to perform its duties and responsibilities under this Agreement.

                FINAL SCHEDULED DISTRIBUTION DATE: With respect to each class of Notes, the Class A-1 Final Scheduled Distribution Date, the Class A-2 Final Scheduled Distribution Date, the Class A-3 Final Scheduled Distribution Date, the Class A-4 Final Scheduled Distribution Date and the Class A-5 Final Scheduled Distribution Date, respectively.

                FINANCED VEHICLE: A new or used automobile or light truck, together with all accessories thereto, securing or purporting to secure an Obligor's indebtedness under a Receivable.

                FORCE-PLACED INSURANCE:  The meaning set forth in Section
3.4(b).

                FUNDING PERIOD: The period beginning on the Closing Date and ending on the first to occur of (a) the Distribution Date on which the Pre-Funded Amount (after giving effect to any reduction in the Pre-Funded Amount in connection with the transfer of Subsequent Receivables to the Trust on such Distribution Date) is less than $100,000, (b) the date on which an Event of Default or a Servicer Termination Event occurs, (c) the date on which an Insolvency Event occurs with respect to AFL and (d) the close of business on the Distribution Date occurring in May 1999.

                INDENTURE: The Indenture, dated as of March 1, 1999, among the Trust, the Indenture Trustee and the Indenture Collateral Agent, as the same may be amended and supplemented from time to time.

                INDENTURE COLLATERAL AGENT: The Person acting as Indenture Collateral Agent under the Indenture, its successors in interest and any successor Indenture Collateral Agent under the Indenture.

                INDENTURE TRUSTEE: The Person acting as Trustee under the Indenture, its successors in interest and any successor Trustee under the Indenture.

                INDEPENDENT ACCOUNTANTS:  As defined in Section 3.11(a).

                INITIAL CUTOFF DATE:  March 5, 1999.

                INITIAL CUTOFF DATE PRINCIPAL BALANCE:  $401,181,267.98.

                INITIAL RECEIVABLES: The Receivables listed on the Schedule of Initial Receivables on the Closing Date.

                INSOLVENCY EVENT: With respect to a specified Person, (a) the commencement of an involuntary case against such Person under the federal bankruptcy laws, as now or hereinafter in effect, or another present or future federal or state bankruptcy, insolvency or similar law, and such case is not dismissed within 60 days; or (b) the filing of a decree or entry of an order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person's affairs; or (c) the commencement by such Person of a voluntary case under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

                INSURANCE ADD-ON AMOUNT: The premium charged to the Obligor in the event that the Servicer obtains Force-Placed Insurance pursuant to
Section 3.4.

                INSURANCE AGREEMENT: The Insurance and Indemnity Agreement, dated as of March 17, 1999, among the Security Insurer, the Trust, the Seller and AFL.

                INSURANCE AGREEMENT EVENT OF DEFAULT: An "Event of Default" as defined in the Insurance Agreement.

                INSURANCE POLICY: With respect to a Receivable, any insurance policy benefitting the holder of the Receivable providing loss or physical damage, credit life, credit disability, theft, mechanical breakdown or similar coverage with respect to the Financed Vehicle or the Obligor.

                INSURER DEFAULT: The occurrence and continuance of any of the following:

                        (a) the Security Insurer shall have failed to make a payment required under the Note Policy;

                        (b) The Security Insurer shall have (i) filed a petition or commenced any case or proceeding under any provision or chapter of the United States Bankruptcy Code, the New York State Insurance Law, or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization,
        (ii) made a general assignment for the benefit of its creditors, or
        (iii) had an order for relief entered against it under the United States Bankruptcy Code, the New York State Insurance Law, or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization which is final and nonappealable; or

                        (c) a court of competent jurisdiction, the New York Department of Insurance or other competent regulatory authority shall have entered a final and nonappealable order, judgment or decree
        (i) appointing a custodian, trustee, agent or receiver for the Security Insurer or for all or any material portion of its property or
        (ii) authorizing the taking of possession by a custodian, trustee, agent or receiver of the Security Insurer (or the taking of possession of all or any material portion of the property of the Security Insurer).

                LIEN: Any security interest, lien, charge, pledge, preference, equity or encumbrance of any kind, including tax liens, mechanics' liens and any liens that attach by operation of law.

                LIEN CERTIFICATE: With respect to a Financed Vehicle, an original certificate of title, certificate of lien or other notification issued by the Registrar of Titles of the applicable state to a secured party which indicates that the lien of the secured party on the Financed Vehicle is recorded on the original certificate of title. In any jurisdiction in which the original certificate of title is required to be given to the Obligor, the term "Lien Certificate" shall mean only a certificate or notification issued to a secured party.

                LIQUIDATED RECEIVABLE: With respect to any Monthly Period, a Receivable as to which (i) 91 days have elapsed since the Servicer repossessed the related Financed Vehicle, (ii) the Servicer has determined in good faith that all amounts it expects to recover have been received, or
(iii) all or any portion of a Scheduled Payment shall have become more than 180 days past due.

                LIQUIDATION PROCEEDS: With respect to a Liquidated Receivable, all amounts realized with respect to such Receivable (other than amounts withdrawn from the Spread Account or the Reserve Account and drawings under the Note Policy) net of (i) reasonable expenses incurred by the Servicer in connection with the collection of such Receivable and the repossession and disposition of the Financed Vehicle and (ii) amounts that are required to be refunded to the Obligor on such Receivable; PROVIDED, HOWEVER, that the Liquidation Proceeds with respect to any Receivable shall in no event be less than zero.

                LOCKBOX ACCOUNT: The segregated account maintained on behalf of the Trust by the Lockbox Bank in accordance with Section 3.2(d).

                LOCKBOX AGREEMENT: The Agency Agreement, dated as of November 13, 1992 by and among Harris Trust and Savings Bank, AFL, Shawmut Bank, N.A., as Trustee, Saturn Financial Services, Inc. and the Program Parties (as defined therein), taken together with the Retail Lockbox Agreement, dated as of November 13, 1992, among such parties, and the Counterpart to Agency Agreement and Retail Lockbox Agreement, dated as of March 17, 1999, among Harris Trust and Savings Bank, AFL, the Trust, the Indenture Trustee and the Security Insurer, as such agreements may be amended from time to time, unless the Indenture Trustee hereunder shall cease to be a Program Party thereunder, or such agreement shall be terminated in accordance with its terms, in which event "Lockbox Agreement" shall mean such other agreement, in form and substance acceptable to the Security Insurer, or if an Insurer Default shall have occurred and be continuing, to a Note Majority, among the Servicer, the Trust, the Indenture Trustee and the Lockbox Bank.

                LOCKBOX BANK: A depository institution named by the Servicer and, so long as an Insurer Default shall not have occurred and be continuing, acceptable to the Security Insurer, or, if an Insurer Default shall have occurred and be continuing, to a Note Majority.

                MONTHLY ADVANCE: The amount that the Servicer is required to advance on any Receivable pursuant to Section 4.4(a).

                MONTHLY PERIOD: With respect to a Distribution Date, the calendar month preceding the month in which such Distribution Date occurs (such calendar month being referred to as the "related" Monthly Period with respect to such Distribution Date). With respect to an Accounting Date, the calendar month in which such Accounting Date occurs is referred to herein as the "related" Monthly Period to such Accounting Date.

                MONTHLY RECORDS: All records and data maintained by the Servicer with respect to the Receivables, including the following with respect to each Receivable: the account number; the identity of the originating Dealer; Obligor name; Obligor address; Obligor home phone number; Obligor business phone number; original Principal Balance; original term; Annual Percentage Rate; current Principal Balance; current remaining term; origination date; first payment date; final scheduled payment date; next payment due date; date of most recent payment; new/used classification; collateral description; days currently delinquent; number of contract extensions (months) to date; amount, if any, of Force-Placed Insurance payable monthly;

amount of the Scheduled Payment; current Insurance Policy expiration date; and past due late charges, if any.

                MOODY'S: Moody's Investors Service, Inc., or any successor thereto.

                NOTE DISTRIBUTION ACCOUNT: The account designated as such, established and maintained pursuant to Section 4.1(c).

                NOTE MAJORITY: As to each class of Notes, Holders of Notes representing a majority of the outstanding principal balance of such class of Notes.

                NOTE POLICY: The financial guaranty insurance policy issued by the Security Insurer to the Indenture Trustee on behalf of the Noteholders.

                NOTE POOL FACTOR: With respect to any Distribution Date and each class of Notes, an eight-digit decimal figure equal to the outstanding principal balance of such class of Notes as of such Distribution Date (after giving effect to all distributions on such date) divided by the original outstanding principal balance of such class of Notes as of the Closing Date.

                NOTEHOLDERS' INTEREST DISTRIBUTABLE AMOUNT: With respect to any Distribution Date, the sum of the Class A-1 Interest Distributable Amount, the Class A-2 Interest Distributable Amount, the Class A-3 Interest Distributable Amount, the Class A-4 Interest Distributable Amount and the Class A-5 Interest Distributable Amount.

                NOTEHOLDERS' MONTHLY PRINCIPAL DISTRIBUTABLE AMOUNT: With respect to any Distribution Date, 100% of the Principal Distribution Amount.

                NOTEHOLDERS' PRINCIPAL CARRYOVER SHORTFALL: As of the close of business on any Distribution Date, the excess of the sum of the Noteholders' Monthly Principal Distributable Amount and any outstanding Noteholders' Principal Carryover Shortfall from the immediately preceding Distribution Date over the amount in respect of principal that is actually deposited in the Note Distribution Account on such immediately preceding Distribution Date.

                NOTEHOLDERS' PRINCIPAL DISTRIBUTABLE AMOUNT: With respect to any Distribution Date (other than the Final Scheduled Distribution Date with respect to any class of Notes), the sum of the Noteholders' Monthly Principal Distributable Amount for such Distribution Date and any Noteholders' Principal Carryover Shortfall as of the close of the preceding Distribution Date. The Noteholders' Principal Distributable Amount on the Final Scheduled Distribution Date for any class of Notes will equal the sum of (i) the Noteholders' Monthly Principal Distributable Amount for such Distribution Date, (ii) the Noteholders' Principal Carryover Shortfall as of the close of the preceding Distribution Date, and (iii) the excess of the outstanding principal balance of such class of Notes, if any, over the amounts in clauses
(i) and (ii). In no event may the Noteholders' Principal Distributable Amount for any Distribution Date exceed the outstanding principal balance of the Notes immediately prior to such Distribution Date.

                NOTES: The Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes and the Class A-5 Notes.

                OBLIGOR: The purchaser or the co-purchasers of the Financed Vehicle and any other Person or Persons who are primarily or secondarily obligated to make payments under a Receivable.

                OPINION OF COUNSEL: A written opinion of counsel acceptable in form and substance and from counsel acceptable to the Owner Trustee and, if such opinion or a copy thereof is required to be delivered to the Indenture Trustee or the Security Insurer, to the Indenture Trustee or the Security Insurer, as applicable.

                ORIGINAL POOL BALANCE: As of any date, the sum of the Initial Cutoff Date Principal Balance plus the aggregate Principal Balance (as of the related Subsequent Cutoff Date) of all Subsequent Receivables sold to the Trust on any Subsequent Transfer Date.

                OUTSTANDING MONTHLY ADVANCES: With respect to a Receivable and a Determination Date, the sum of all Monthly Advances made on any Determination Date prior to such Determination Date relating to that Receivable which have not been reimbursed pursuant to Section 4.6(i) or
Section 4.8.

                OWNER TRUSTEE: Wilmington Trust Company, acting not individually but solely as trustee, or its successor in interest, and any successor Owner Trustee appointed as provided in the Trust Agreement.

                PERSON: Any legal person, including any individual, corporation, partnership, joint venture, estate, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof, or any other entity.

                PRE-FUNDED AMOUNT: As of any date, $148,818,732.02 minus the aggregate Principal Balance (as of the related Subsequent Cutoff Date) of all Subsequent Receivables sold to the Trust on or prior to such date.

                PRE-FUNDING ACCOUNT: The account designated as the Pre-Funding Account in, and which is established and maintained pursuant to,
Section 4.1(b).

                PREFERENCE CLAIM:  The meaning specified in Section 5.4(b).

                PRINCIPAL BALANCE: With respect to any Receivable, as of any date, the Amount Financed minus (i) that portion of all amounts received on or prior to such date and allocable to principal in accordance with the terms of the Receivable, and (ii) any Cram Down Loss in respect of such Receivable.

                PRINCIPAL DISTRIBUTION AMOUNT: With respect to any Distribution Date, the amount equal to the sum of the following amounts with respect to the related Monthly Period, in each case computed with respect to each Receivable in accordance with the method specified in the related retail installment sale contract or promissory note:
(i) that portion of all collections on Receivables (other than Liquidated Receivables and Purchased Receivables) allocable to principal, including all full and partial principal prepayments, (ii) the Principal Balance (as of the related Accounting Date) of all Receivables that became Liquidated Receivables during the related Monthly Period (other than Purchased Receivables), (iii) the Principal Balance of all Receivables that became Purchased Receivables as of the related Accounting Date, and, in the sole discretion of the Security Insurer, provided no Insurer Default shall have occurred and be continuing, the Principal Balance as of the related Accounting Date of all Receivables that were required to be purchased as of the related Accounting Date but were not so purchased, and (iv) the aggregate amount of Cram Down Losses that shall have occurred during the related Monthly Period.

                PURCHASE AGREEMENTS: (i) The Closing Date Purchase Agreement and (ii) one or more Assignment Agreements pursuant to the BOA Purchase Agreement, pursuant to which, together, AFL transferred the Initial Receivables to the Seller.

                PURCHASE AMOUNT: With respect to a Receivable, the Principal Balance and all accrued and unpaid interest on the Receivable (without regard to any Monthly Advances that may have been made with respect to the Receivable) as of the Accounting Date on which the obligation to purchase such Receivable arises.

                PURCHASED RECEIVABLE: As of any Accounting Date, any Receivable (including any Liquidated Receivable) that became a Warranty Receivable or Administrative Receivable as of such Accounting Date (or which AFL or the Servicer has elected to purchase as of an earlier Accounting Date, as permitted by Section 2.6 or 3.7), and as to which the Purchase Amount has been deposited in the Collection Account by the Seller, AFL or the Servicer, as applicable, on or before the related Deposit Date.

                RATING AGENCY: Each of Moody's and Standard & Poor's, so long as such Persons maintain a rating on the Notes; and if either Moody's or Standard & Poor's no longer maintains a rating on the Notes, such other nationally recognized statistical rating organization selected by the Seller and (so long as an Insurer Default shall not have occurred and be continuing) acceptable to the Security Insurer.

                RATING AGENCY CONDITION: With respect to any action, that each Rating Agency shall have been given 10 days' prior notice thereof and that each of the Rating Agencies shall have notified the Seller, the Servicer, the Security Insurer, the Owner Trustee and the Indenture Trustee in writing that such action will not result in a reduction or withdrawal of the then current rating of the Notes.

                RECEIVABLE: A retail installment sale contract or promissory note (and related security agreement) for a new or used automobile or light truck (and all accessories thereto) that is included in the Schedule of Receivables, and all rights and obligations under such a contract, but not including (i) any Liquidated Receivable (other than for purposes of calculating

Noteholders' Distributable Amounts hereunder and for the purpose of determining the obligations pursuant to Section 2.6 and 3.7 to purchase Receivables), or (ii) any Purchased Receivable on or after the Accounting Date immediately preceding the Deposit Date on which payment of the Purchase Amount is made in connection therewith pursuant to Section 4.5.

                RECEIVABLE FILE: The documents, electronic entries, instruments and writings listed in Section 2.2 pertaining to a particular Receivable.

                REFERENCE BANKS: Three major banks in the London interbank market selected by the Servicer.

                REGISTRAR OF TITLES: With respect to any state, the governmental agency or body responsible for the registration of, and the issuance of certificates of title relating to, motor vehicles and liens thereon.

                RELATED DOCUMENTS: The Trust Agreement, the Indenture, the Notes, the Purchase Agreements, each Subsequent Purchase Agreement, each Subsequent Transfer Agreement, the Custodian Agreement, the Note Policy, the Spread Account Agreement, the Insurance Agreement, the Lockbox Agreement, the Depository Agreement, the Stock Pledge Agreement and the Underwriting Agreement among the Seller, AFL and the underwriters of the Notes. The Related Documents executed by any party are referred to herein as "such party's Related Documents," "its Related Documents" or by a similar expression.

                REPURCHASE EVENTS: The occurrence of a breach of any of AFL's, the Seller's or the Servicer's representations and warranties in this Agreement or in the Purchase Agreement or in any Subsequent Purchase Agreement which requires the repurchase of a Receivable by AFL or the Seller pursuant to Section 2.6 or by the Servicer pursuant to Section 3.7.

                REQUIRED DEPOSIT RATING: A rating on short-term unsecured debt obligations of "P-1" by Moody's and at least "A-1+" by Standard & Poor's (or such other rating as may be acceptable to the Rating Agencies and, so long as an Insurer Default shall not have occurred and be continuing, the Security Insurer) so as to not affect the rating on the Notes.

                REQUISITE RESERVE AMOUNT:  As of the Closing Date,
$795,575.47 and as of any Distribution Date or Subsequent Transfer Date thereafter during the Funding Period an amount equal to the difference between

                        (a) the product of (x) the weighted average of the Class A-1 Interest Rate, the Class A-2 Interest Rate, the Class A-3 Interest Rate, the Class A-4 Interest Rate and the Class A-5 Interest Rate (based on the outstanding principal balance of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes and the Class A-5 Notes on such date), divided by 360, (y) the Pre-Funded Amount on such date and (z) the number of days until the Distribution Date in May 1999, and

                        (b) the product of (x) the Assumed Reinvestment Rate, divided by 360, (y) the Pre-Funded Amount on such date and (z) the number of days until the Distribution Date in May 1999.

The Requisite Reserve Amount for any Subsequent Transfer Date (i) shall be calculated after taking into account the transfer of Subsequent Receivables to the Trust on such Subsequent Transfer Date (unless such Subsequent Transfer Date does not coincide with a Distribution Date and does not occur between a Distribution Date and the related Determination Date) and (ii) (A) if such Subsequent Transfer Date does not coincide with a Distribution Date but occurs between a Distribution Date and the related Determination Date, shall be calculated as of the Distribution Date immediately following such Subsequent Transfer Date as if such Subsequent Transfer Date occurred on such Distribution Date, (B) if such Subsequent Transfer Date coincides with a Distribution Date, shall be calculated as of such Distribution Date or (C) if such Subsequent Transfer Date does not coincide with a Distribution Date and does not occur between a Distribution Date and the related Determination Date, shall be calculated as of the immediately preceding Distribution Date (or as of the Closing Date, if such Subsequent Transfer Date occurs before the Determination Date in May 1999) as if such Subsequent Transfer Date occurred on such immediately preceding Distribution Date (or the Closing
Date).

                RESERVE ACCOUNT: The account designated as the Reserve Account in, and which is established and maintained pursuant to, Section 4.1(d), including the Class A-1 Holdback Subaccount.

                RESERVE AMOUNT: As of any date of determination, the amount on deposit in the Reserve Account (other than the amount on deposit in the Class A-1 Holdback Subaccount) on such date.

                RESPONSIBLE OFFICER: When used with respect to the Owner Trustee, any officer of the Owner Trustee assigned by the Owner Trustee to administer its corporate trust affairs relating to the Trust. When used with respect to the Indenture Trustee, any officer assigned to Corporate Trust Services (or any successor thereto), including any Vice President, Assistant Vice President, Trust Officer, any Assistant Secretary, any trust officer or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of the Trust. When used with respect to any other Person that is not an individual, the President, any Vice-President or Assistant Vice-President or the Controller of such Person, or any other officer or employee having similar functions.

                SCHEDULE OF INITIAL RECEIVABLES: The schedule of all retail installment sales contracts and promissory notes sold and transferred to the Trust pursuant to this Agreement which is attached hereto as Schedule A.

                SCHEDULE OF RECEIVABLES: The Schedule of Initial Receivables attached hereto as Schedule A as supplemented by each Schedule of Subsequent Receivables attached as Schedule A to each Subsequent Transfer Agreement.

                SCHEDULE OF REPRESENTATIONS: The Schedule of Representations and Warranties attached hereto as Schedule B.

                SCHEDULE OF SUBSEQUENT RECEIVABLES: The schedule of all retail installment sales contracts and promissory notes sold and transferred to the Trust pursuant to a Subsequent Transfer Agreement which is attached as Schedule A to such Subsequent Transfer Agreement, which Schedule of Subsequent Receivables shall supplement the Schedule of Initial Receivables.

                SCHEDULED PAYMENT: With respect to any Monthly Period for any Receivable, the amount set forth in such Receivable as required to be paid by the Obligor in such Monthly Period. If after the Closing Date, the Obligor's obligation under a Receivable with respect to a Monthly Period has been modified so as to differ from the amount specified in such Receivable as a result of (i) the order of a court in an insolvency proceeding involving the Obligor, (ii) pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940 or (iii) modifications or extensions of the Receivable permitted by
Section 3.2(b), the Scheduled Payment with respect to such Monthly Period shall refer to the Obligor's payment obligation with respect to such Monthly Period as so modified.

                SECURITY INSURER: Financial Security Assurance Inc., a monoline insurance company incorporated under the laws of the State of New York, or any successor thereto, as issuer of the Note Policy.

                SELLER: Arcadia Receivables Finance Corp., a Delaware corporation, or its successor in interest pursuant to Section 6.2.

                SERVICER: Arcadia Financial Ltd., its successor in interest pursuant to Section 8.2 or, after any termination of the Servicer upon a Servicer Termination Event, the Backup Servicer or any other successor Servicer.

                SERVICER EXTENSION NOTICE:  The notice delivered pursuant to
Section 3.14.

                SERVICER TERMINATION EVENT:  An event described in Section
8.1.

                SERVICER'S CERTIFICATE: With respect to each Determination Date, a certificate, completed by and executed on behalf of the Servicer, in accordance with Section 3.9, substantially in the form attached hereto as Exhibit E.

                SPREAD ACCOUNT: The Spread Account established and maintained pursuant to the Spread Account Agreement.

                SPREAD ACCOUNT ADDITIONAL DEPOSIT: With respect to any transfer of Subsequent Receivables to the Trust pursuant to Section 2.4, the amount required to be deposited in the Spread Account pursuant to the terms of the Spread Account Agreement.

                SPREAD ACCOUNT AGREEMENT: The Spread Account Agreement, dated as of March 25, 1993, as thereafter amended and restated, among the Seller, AFL, the Security Insurer, the Collateral Agent and the trustees specified therein, as the same may be amended, supplemented or otherwise modified in accordance with the terms thereof.

                STANDARD & POOR'S: Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

                STOCK PLEDGE AGREEMENT: The Stock Pledge Agreement, dated as of March 25, 1993, as thereafter amended and restated, among the Security Insurer, AFL and the Collateral Agent, as the same may be amended, supplemented or otherwise modified in accordance with the terms thereof

                SUBCOLLECTION ACCOUNT: The account designated as the Subcollection Account in, and which is established and maintained pursuant to
Section 4.2(a).

                SUBSEQUENT CUTOFF DATE: With respect to any Subsequent Receivables, the date specified in the related Subsequent Transfer Agreement, which may in no event be later than the Subsequent Transfer Date.

                SUBSEQUENT PURCHASE AGREEMENT: With respect to any Subsequent Receivables, either (i) the agreement between AFL and the Seller pursuant to which AFL transferred the Subsequent Receivables to the Seller, the form of which is attached to the Purchase Agreement as Exhibit A, or (ii) one or more Assignment Agreements pursuant to the BOA Purchase Agreement, pursuant to which AFL transferred the Subsequent Receivables to the Seller.

                SUBSEQUENT RECEIVABLES: All Receivables sold and transferred to the Trust pursuant to Section 2.4.

                SUBSEQUENT TRANSFER AGREEMENT: With respect to any Subsequent Receivables, the related agreement described in Section 2.4.

                SUBSEQUENT TRANSFER DATE: Any date during the Funding Period on which Subsequent Receivables are transferred to the Trust pursuant to
Section 2.4.

                SUPPLEMENTAL SERVICING FEE: With respect to any Monthly Period, all administrative fees, expenses and charges paid by or on behalf of Obligors, including late fees, collected on the Receivables during such Monthly Period.

                TELERATE PAGE 3750: The display page currently so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

                TOTAL SERVICING FEE: The sum of the Basic Servicing Fee and the Supplemental Servicing Fee.

                TRUST:  Arcadia Automobile Receivables Trust, 1999-A.

                TRUST ACCOUNTS:  The meaning specified in 4.1(e).

                TRUST AGREEMENT: The Trust Agreement dated as of March 1, 1999, among the Seller, the Security Insurer and the Owner Trustee, as the same may be amended and supplemented from time to time.

                UCC: The Uniform Commercial Code as in effect in the relevant jurisdiction.

                WARRANTY RECEIVABLE: With respect to any Monthly Period, a Receivable which AFL has become obligated to repurchase pursuant to Section 2.6.

                SECTION 1.2. USAGE OF TERMS. With respect to all terms used in this Agreement, the singular includes the plural and the plural the singular; words importing any gender include the other gender; references to "writing" include printing, typing, lithography, and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all subsequent amendments thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Agreement; references to Persons include their permitted successors and assigns; and the terms "include" or "including" mean "include without limitation" or "including without limitation."

                SECTION 1.3. CALCULATIONS. All calculations of the amount of interest accrued on the Notes and all calculations of the amount of the Basic Servicing Fee shall be made on the basis of a 360-day year consisting of twelve 30-day months, except that calculations of interest accrued on the Class A-1 Notes and the Class A-2 Notes shall be made on the basis of actual days elapsed in a 360-day year. All references to the Principal Balance of a Receivable as of an Accounting Date shall refer to the close of business on such day.

                SECTION 1.4. SECTION REFERENCES. All references to Articles, Sections, paragraphs, subsections, exhibits and schedules shall be to such portions of this Agreement unless otherwise specified.

                SECTION 1.5. NO RECOURSE. No recourse may be taken, directly or indirectly, under this Agreement or any certificate or other writing delivered in connection herewith or therewith, against any stockholder, officer, or director, as such, of the Seller, AFL, the Servicer, the Indenture Trustee, the Backup Servicer or the Owner Trustee or of any predecessor or successor of the Seller, AFL, the Servicer, the Indenture Trustee, the Backup Servicer or the Owner Trustee.

                SECTION 1.6. MATERIAL ADVERSE EFFECT. Whenever a determination is to be made under this Agreement as to whether a given event, action, course of conduct or set of facts or circumstances could or would have a material adverse effect on the Trust or the Noteholders (or any similar or analogous determination), such determination shall be made without taking into account the insurance provided by the Note Policy.

                                   ARTICLE II

                            CONVEYANCE OF RECEIVABLES

                SECTION 2.1. CONVEYANCE OF INITIAL RECEIVABLES. Subject to the terms and conditions of this Agreement, the Seller, pursuant to the mutually agreed upon terms contained herein, hereby sells, transfers, assigns, and otherwise conveys to the Trust, without recourse (but without limitation of its obligations in this Agreement), all of the right, title and interest of the Seller in and to the Initial Receivables, all monies at any time paid or payable thereon or in respect thereof after the Initial Cutoff Date (including amounts due on or before the Initial Cutoff Date but received by AFL or the Seller after the Initial Cutoff Date), an assignment of security interests of AFL in the related Financed Vehicles, the Insurance Policies and any proceeds from any Insurance Policies relating to the Initial Receivables, the Obligors or the related Financed Vehicles, including rebates of premiums, all Collateral Insurance and any Force-Placed Insurance relating to the Initial Receivables, an assignment of the rights of AFL or the Seller against Dealers with respect to the Initial Receivables under the Dealer Agreements and the Dealer Assignments, all items contained in the related Receivable Files, any and all other documents that AFL keeps on file in accordance with its customary procedures relating to the Initial Receivables, the Obligors or the related Financed Vehicles, an assignment of the rights of the Seller under the Purchase Agreements, property (including the right to receive future Liquidation Proceeds) that secures an Initial Receivable and that has been acquired by or on behalf of the Trust pursuant to liquidation of such Receivable, all funds on deposit from time to time in the Trust Accounts and all investments therein and proceeds thereof, and all proceeds of the foregoing. It is the intention of the Seller that the transfer and assignment contemplated by this Agreement and each Subsequent Transfer Agreement shall constitute a sale of the Receivables and other Trust Property from the Seller to the Trust and the beneficial interest in and title to the Receivables and the other Trust Property shall not be part of the Seller's estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law. In the event that, notwithstanding the intent of the Seller, the transfer and assignment contemplated hereby and each Subsequent Transfer Agreement is held not to be a sale, this Agreement and each Subsequent Transfer Agreement shall constitute a grant of a security interest to the Trust in the property referred to in this Section 2.1 or transferred to the Trust pursuant to the related Subsequent Transfer Agreement.

                SECTION 2.2.  CUSTODY OF RECEIVABLE FILES.

                (a) In connection with the sale, transfer and assignment of the Receivables and the other Trust Property to the Trust pursuant to this Agreement and each Subsequent Transfer Agreement, and simultaneously with the execution and delivery of this Agreement, the Trust shall enter into the Custodian Agreement with the Custodian, dated as of the Closing Date, pursuant to which the Owner Trustee, on behalf of the Trust, shall revocably appoint the Custodian, and the Custodian shall accept such appointment, to act as the agent of the Trust as Custodian of the following documents or instruments in its possession which shall be delivered to the Custodian as agent of the Trust on or before the Closing Date (with respect to each Initial

Receivable) or the applicable Subsequent Transfer Date (with respect to each Subsequent Receivable):

                        (i) The fully executed original of the Receivable (together with any agreements modifying the Receivable, including without limitation any extension agreements) or a microfiche copy thereof;

                        (ii) Documents evidencing or related to any Insurance Policy, or copies (including but not limited to microfiche copies) thereof;

                        (iii) The original credit application, or a copy thereof, of each Obligor, fully executed by each such Obligor on AFL's customary form, or on a form approved by AFL, for such application; and

                        (iv) The original certificate of title (when received) and otherwise such documents, if any, that AFL keeps on file in accordance with its customary procedures indicating that the Financed Vehicle is owned by the Obligor and subject to the interest of AFL as first lienholder or secured party (including any Lien Certificate received by AFL), or, if such original certificate of title has not yet been received, a copy of the application therefor, showing AFL as secured party.

                In connection with the grant of the security interest in the Trust Estate to the Issuer Secured Parties pursuant to the Indenture, the Trust agrees that from and after the Closing Date through the date of release of such security interest pursuant to the terms of the Indenture, the Custodian shall not be acting as agent of the Trust, but rather shall be acting as agent of the Issuer Secured Parties.

                The Indenture Trustee may act as the Custodian, in which case the Indenture Trustee shall be deemed to have assumed the obligations of the Custodian specified in the Custodian Agreement.

                (b) Upon payment in full on any Receivable, the Servicer will notify the Custodian by certification of an officer of the Servicer (which certification shall include a statement to the effect that all amounts received in connection with such payments which are required to be deposited in the Collection Account pursuant to Section 3.1 have been so deposited) and shall request delivery of the Receivable and Receivable File to the Servicer.
 From time to time as appropriate for servicing and enforcing any Receivable, the Custodian shall, upon written request of an officer of the Servicer and delivery to the Custodian of a receipt signed by such officer, cause the original Receivable and the related Receivable File to be released to the Servicer. The Servicer's receipt of a Receivable and/or Receivable File shall obligate the Servicer to return the original Receivable and the related Receivable File to the Custodian when its need by the Servicer has ceased unless the Receivable shall be repurchased as described in Section 2.6 or 3.7.

                SECTION 2.3. CONDITIONS TO ACCEPTANCE BY OWNER TRUSTEE. As conditions to Owner Trustee's execution and delivery of the Notes on behalf of the Trust on the Closing Date, the Owner Trustee shall have received the following on or before the Closing Date:

                        (a) The Schedule of Initial Receivables certified by the President, Controller or Treasurer of the Seller;

                        (b) The acknowledgment of the Custodian that it holds the Receivable File relating to each Initial Receivable;

                        (c) Copies of resolutions of the Board of Directors of the Seller approving the execution, delivery and performance of this Agreement, the Related Documents and the transactions contemplated hereby and thereby, certified by a Secretary or an Assistant Secretary of the Seller;

                        (d) Copies of resolutions of the Board of Directors of AFL approving the execution, delivery and performance of this Agreement, the Related Documents and the transactions contemplated hereby and thereby, certified by a Secretary or an Assistant Secretary of AFL;

                        (e) Evidence that all filings (including, without limitation, UCC filings) required to be made by any Person and actions required to be taken or performed by any Person in any jurisdiction (other than those actions to be taken with respect to Subsequent Receivables pursuant to Section 2.4) to give the Owner Trustee a first priority perfected lien on, or ownership interest in, the Receivables and the other Trust Property have been made, taken or performed; and

                        (f) An executed copy of the Spread Account Agreement and evidence of the deposit of $795,575.47 in the Reserve Account.

                SECTION 2.4.  CONVEYANCE OF SUBSEQUENT RECEIVABLES.

                (a) Subject to the conditions set forth in paragraph (b) below, the Seller, pursuant to the mutually agreed upon terms contained herein and pursuant to one or more Subsequent Transfer Agreements, shall sell, transfer, assign, and otherwise convey to the Trust, without recourse (but without limitation of its obligations in this Agreement), all of the right, title and interest of the Seller in and to the Subsequent Receivables, all monies at any time paid or payable thereon or in respect thereof after the related Subsequent Cutoff Date (including amounts due on or before the related Subsequent Cutoff Date but received by AFL or the Seller after the related Subsequent Cutoff Date), an assignment of security interests of AFL in the related Financed Vehicles, the Insurance Policies and any proceeds from any Insurance Policies relating to the Subsequent Receivables, the Obligors or the related Financed Vehicles, including rebates of premiums, all Collateral Insurance and any Force-Placed Insurance relating to the Subsequent Receivables, rights of AFL or the Seller against Dealers with respect to the Subsequent Receivables under the Dealer Agreements and the Dealer Assignments, all items contained in the

Receivable Files relating to the Subsequent Receivables, any and all other documents that AFL keeps on file in accordance with its customary procedures relating to the Subsequent Receivables, the Obligors or the related Financed Vehicles, the rights of the Seller under the related Subsequent Purchase Agreement, property (including the right to receive future Liquidation Proceeds) that secures a Subsequent Receivable and that has been acquired by or on behalf of the Trust pursuant to liquidation of such Subsequent Receivable, and all proceeds of the foregoing.

                (b) The Seller shall transfer to the Trust the Subsequent Receivables and the other property and rights related thereto described in paragraph (a) above only upon the satisfaction of each of the following conditions on or prior to the related Subsequent Transfer Date:

                        (i) The Seller shall have provided the Owner Trustee, the Indenture Trustee, the Security Insurer and the Rating Agencies with a timely Addition Notice and shall have provided any information reasonably requested by any of the foregoing with respect to the Subsequent Receivables;

                        (ii)    the Funding Period shall not have terminated;

                        (iii) the Security Insurer (so long as an Insurer Default shall not have occurred and be continuing) shall in its sole and absolute discretion have given its prior written approval of the transfer of such Subsequent Receivables to the Trust;

                        (iv) the Seller shall have delivered to the Owner Trustee and the Indenture Trustee a duly executed written assignment (including an acceptance by the Indenture Trustee and the Owner Trustee) in substantially the form of Exhibit G (the "Subsequent Transfer Agreement"), which shall include a Schedule of Subsequent Receivables listing the Subsequent Receivables and shall specify the Spread Account Additional Deposit, if any, the Requisite Reserve Amount, and the Class A-1 Holdback Amount, if any, as of or for such Subsequent Transfer Date;

                        (v) the Seller shall have delivered to the Custodian the Receivable Files relating to the Subsequent Receivables, and the Custodian shall have delivered to the Seller, the Owner Trustee, the Security Insurer and the Indenture Collateral Agent an acknowledgment of receipt of such Receivable Files;

                        (vi)    the Seller shall, to the extent required by
        Section 4.1, have deposited in the Collection Account collections in respect of the Subsequent Receivables;

                        (vii) as of each Subsequent Transfer Date, neither AFL nor the Seller shall be insolvent nor shall either of them have been made insolvent by such transfer nor shall either of them be aware of any pending insolvency;

                        (viii) the applicable Spread Account Additional Deposit for such Subsequent Transfer Date shall have been made pursuant to the Spread Account Agreement.

                        (ix) the Reserve Amount on such Subsequent Transfer Date, after taking into account any transfers of funds from the Reserve Account to the Depositor in respect of the sale of the Subsequent Receivables to the Trust, shall be no less than the Requisite Reserve Amount for such Subsequent Transfer Date;

                        (x) each Rating Agency shall have notified the Security Insurer that following such transfer the Notes will be rated in the highest short-term or long-term rating category, as applicable, by such Rating Agency;

                        (xi) such addition will not result in a material adverse tax consequence to the Trust or the Noteholders as evidenced by an Opinion of Counsel to be delivered by the Seller;

                        (xii) the Seller shall have delivered to the Owner Trustee and the Indenture Trustee an Officer's Certificate confirming the satisfaction of each condition precedent specified in this paragraph (b);

                        (xiii) the Seller shall have delivered to the Rating Agencies and to the Security Insurer one or more Opinions of Counsel with respect to the transfer of the Subsequent Receivables substantially in the form of the Opinions of Counsel delivered to such Persons on the Closing Date;

                        (xiv) (A) the Receivables in the Trust, including the Subsequent Receivables to be conveyed to the Trust on the Subsequent Transfer Date, shall meet the following criteria (based on the characteristics of the Initial Receivables on the Initial Cutoff Date and the Subsequent Receivables on each related Subsequent Cutoff Date):
        (1) the weighted average APR of such Receivables will not be less than 16.29%, (2) the weighted average remaining term of such Receivables will not be greater than 68 months nor less than 60 months, (3) not more than 90% of the Aggregate Principal Balance of such Receivables will represent loans secured by used Financed Vehicles, (4) not more than 4% of the Aggregate Principal Balance of such Receivables will be attributable to Receivables with an APR in excess of 21%, (5) not more than 0.25% of the Aggregate Principal Balance of such Receivables will represent loans in excess of $50,000.00, (6) not more than 3% of the Aggregate Principal Balance of such Receivables will represent loans with original terms greater than 72 months and (7) not more than 2.0% of the Aggregate Principal Balance of such Receivables will represent loans secured by Financed Vehicles that previously secured a loan originated by AFL with an obligor other than the current Obligor, and (B) the Trust, the Owner Trustee, the Indenture Trustee and the Security Insurer shall have received written confirmation from a firm of certified independent public accountants as to the satisfaction of such criteria;

                        (xv) the Seller shall have taken any action necessary or, if requested by the Security Insurer, advisable to maintain the first perfected ownership interest of the Trust in the Trust Property and the first perfected security interest of the Indenture Collateral Agent in the Indenture Collateral; and

                        (xvi) no selection procedures adverse to the interests of the Noteholders shall have been utilized in selecting the Subsequent Receivables.

                (c) On such Subsequent Transfer Date, if all the conditions specified in paragraph (b) above have been satisfied, the Trust shall accept the transfer of such Subsequent Receivables and shall pay to the Seller from the Pre-Funding Account an amount equal to (i) the Principal Balance as of the related Subsequent Cutoff Date of the Subsequent Receivables transferred to the Trust as of such date, minus (ii) the Spread Account Additional Deposit, if any, for such Subsequent Transfer Date, minus
(iii) the amount, if any, by which the Requisite Reserve Amount for such Subsequent Transfer Date exceeds the Reserve Amount as of such Subsequent Transfer Date, and minus (iv) the Class A-1 Holdback Amount, if any, for such Subsequent Transfer Date.

                (d) The Seller covenants to transfer to the Trust pursuant to paragraph (a) above Subsequent Receivables with an aggregate Principal Balance equal to approximately $148,818,732.02; PROVIDED, HOWEVER, that the sole remedy of the Trust, the Owner Trustee, the Indenture Trustee or the Noteholders with respect to a failure of such covenant shall be to enforce the provisions of Sections 2.3(c) and 6.2 of the Closing Date Purchase Agreement, Section 2.4(c) hereof (with respect to Class A-1 Holdback Amounts) and Section 4.7(c) hereof, Section 10.01(b) of the Indenture and
Section 5.2 of the Trust Agreement with respect to payment of the Class A-1 Prepayment Premium, Class A-2 Prepayment Premium, Class A-3 Prepayment Premium, Class A-4 Prepayment Premium and Class A-5 Prepayment Premium.

                SECTION 2.5. REPRESENTATIONS AND WARRANTIES OF SELLER. By its execution of this Agreement and each Subsequent Transfer Agreement, the Seller makes the following representations and warranties on which the Trust relies in accepting the Receivables and the other Trust Property in trust and on which the Owner Trustee relies in issuing on behalf of the Trust, Notes and upon which the Security Insurer relies in issuing the Note Policy.
Unless otherwise specified, such representations and warranties speak as of the Closing Date or Subsequent Transfer Date, as appropriate, but shall survive the sale, transfer, and assignment of the Receivables to the Trust.

                        (a)     SCHEDULE OF REPRESENTATIONS.  The
        representations and warranties set forth on the Schedule of Representations are true and correct.

                        (b) ORGANIZATION AND GOOD STANDING. The Seller has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and now has, power, authority and legal right to acquire, own and sell the Receivables and the other property transferred to the Trust.

                        (c) DUE QUALIFICATION. The Seller is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification.

                        (d) POWER AND AUTHORITY. The Seller has the power and authority to execute and deliver this Agreement and its Related Documents and to carry out its terms and their terms, respectively; the Seller has full power and authority to sell and assign the Trust Property to be sold and assigned to and deposited with the Trust by it and has duly authorized such sale and assignment to the Trust by all necessary corporate action; and the execution, delivery and performance of this Agreement and the Seller's Related Documents have been duly authorized by the Seller by all necessary corporate action.

                        (e) VALID SALE; BINDING OBLIGATIONS. This Agreement and the related Subsequent Transfer Agreement, if any, effects a valid sale, transfer and assignment of the Receivables and the other Trust Property, enforceable against the Seller and creditors of and purchasers from the Seller; and this Agreement and the related Subsequent Transfer Agreement, if any, and the Seller's Related Documents, when duly executed and delivered, shall constitute legal, valid and binding obligations of the Seller enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law.

                        (f) NO VIOLATION. The consummation of the transactions contemplated by this Agreement and the related Subsequent Transfer Agreement, if any, and the Related Documents and the fulfillment of the terms of this Agreement and the related Subsequent Transfer Agreement, if any, and the Related Documents shall not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice, lapse of time or both) a default under the certificate of incorporation or by-laws of the Seller, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Seller is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than this Agreement, or violate any law, order, rule or regulation applicable to the Seller of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or any of its properties.

                        (g) NO PROCEEDINGS. There are no proceedings or investigations pending or, to the Seller's knowledge, threatened against the Seller or AFL, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Seller or its properties
        (A) asserting the invalidity of this Agreement or any of the Related Documents, (B) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or any of the Related Documents, (C) seeking any determination or ruling that might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement or any of the Related Documents, or (D) seeking to adversely affect the federal income tax or other federal, state or local tax attributes of the Notes.

                        (h) CHIEF EXECUTIVE OFFICE. The chief executive office of the Seller is at 7825 Washington Avenue South, Suite 410, Minneapolis, MN 55439-2435.

                        (i) REGISTRATION STATEMENT. No stop order suspending the effectiveness of the Registration Statement relating to the Notes has been issued, and no proceeding for that purpose has been instituted or is threatened by the Securities and Exchange Commission.

                        (j) FILINGS. Since the effective date of the Registration Statement relating to the Notes, there has occurred no event required to be set forth in an amendment or supplement to the Registration Statement or Prospectus that has not been so set forth, and there has been no document required to be filed under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder that upon such filing would be deemed to be incorporated by reference in the Prospectus that has not been so filed.

                SECTION 2.6. REPURCHASE OF RECEIVABLES UPON BREACH OF WARRANTY. Concurrently with the execution and delivery of this Agreement or the applicable Subsequent Transfer Agreement, as appropriate, AFL and the Seller have entered into the Purchase Agreements or Subsequent Purchase Agreement, as applicable, the rights of the Seller under which have been assigned by the Seller to the Trust. Under the Purchase Agreements and each Subsequent Purchase Agreement, if applicable, AFL has made the same representations and warranties to the Seller with respect to the Receivables as those made by Seller pursuant to the Schedule of Representations, upon which the Owner Trustee has relied in accepting the Trust Property in trust and executing the Notes and upon which the Security Insurer has relied in issuing the Note Policy and upon which the Indenture Trustee has relied in authenticating the Notes. Upon discovery by any of AFL, the Seller, the Servicer, the Security Insurer, the Indenture Trustee or the Owner Trustee of a breach of any of the representations and warranties contained in Section
2.5 that materially and adversely affects the interests of the Noteholders, the Security Insurer or the Trust in any Receivable (including any Liquidated Receivable), the party discovering such breach shall give prompt written notice to the others; PROVIDED, HOWEVER, that the failure to give any such notice shall not affect any obligation of AFL or the Seller. As of the second Accounting Date (or, at AFL's election, the first Accounting Date) following its discovery or its receipt of notice of any breach of the representations and warranties set forth on the Schedule of Representations that materially and adversely affects the interests of the Noteholders, the Security Insurer or the Trust in any Receivable (including any Liquidated

Receivable), AFL shall, unless such breach shall have been cured in all material respects, purchase such Receivable from the Trust and, on or before the related Deposit Date, AFL shall pay the Purchase Amount to the Owner Trustee pursuant to Section 4.5. The obligations of the Seller with respect to any such breach of representations and warranties shall be limited to taking any and all actions necessary to enable the Owner Trustee to enforce directly the obligations of AFL under the Purchase Agreement or Subsequent Purchase Agreement, as applicable. It is understood and agreed that, except as set forth in this Section 2.6, the obligation of AFL to repurchase any Receivable as to which a breach has occurred and is continuing shall, if such obligation is fulfilled, constitute the sole remedy against AFL or the Seller for such breach available to the Security Insurer or the Indenture Trustee on behalf of the Noteholders.

                In addition to the foregoing and notwithstanding whether the related Receivable shall have been purchased by the Seller or AFL, AFL shall indemnify the Owner Trustee, the Indenture Trustee, the Backup Servicer, the Collateral Agent, the Security Insurer, the Trust and the Noteholders against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, which may be asserted against or incurred by any of them as a result of third party claims arising out of the events or facts giving rise to such breach.

                SECTION 2.7. NONPETITION COVENANT. None of the Seller, the Servicer, the Owner Trustee (in its individual capacity or on behalf of the Trust), the Backup Servicer nor AFL shall petition or otherwise invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Trust under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Trust or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Trust.

                SECTION 2.8. COLLECTING LIEN CERTIFICATES NOT DELIVERED ON THE CLOSING DATE OR SUBSEQUENT TRANSFER DATE. In the case of any Receivable in respect of which written evidence from the Dealer selling the related Financed Vehicle that the Lien Certificate for such Financed Vehicle showing AFL as first lienholder has been applied for from the Registrar of Titles was delivered to the Custodian on the Closing Date or Subsequent Transfer Date, as appropriate, in lieu of a Lien Certificate, the Servicer shall use its best efforts to collect such Lien Certificate from the Registrar of Titles as promptly as practicable. If such Lien Certificate showing AFL as first lienholder is not received by the Custodian within 180 days after the Closing Date or Subsequent Transfer Date, as appropriate, then the representation and warranty in Paragraph 18 of the Schedule of Representations in respect of such Receivable shall be deemed to have been incorrect in a manner that materially and adversely affects the Noteholders, the Security Insurer and the Trust.

                SECTION 2.9. TRUST'S ASSIGNMENT OF ADMINISTRATIVE RECEIVABLES AND WARRANTY RECEIVABLES. With respect to all Administrative Receivables and all Warranty Receivables purchased by the Servicer, the Seller or AFL, the Owner Trustee shall take any and all actions reasonably requested by the Seller, AFL or Servicer, at the expense of the requesting party, to assign, without recourse, representation or warranty, to the Seller, AFL or the Servicer, as applicable, all the Trust's right, title and interest in and to such purchased Receivable, all monies due thereon, the security interests in the related Financed Vehicles, proceeds from any Insurance Policies, proceeds from recourse against Dealers on such Receivables and the interests of the Trust in certain rebates of premiums and other amounts relating to the Insurance Policies and any documents relating thereto, such assignment being an assignment outright and not for security; and the Seller, AFL or the Servicer, as applicable, shall thereupon own such Receivable, and all such security and documents, free of any further obligation to the Owner Trustee, the Trust, the Indenture Trustee, the Security Insurer, the Indenture Collateral Agent or the Noteholders with respect thereto.

                                     ARTICLE III

                     ADMINISTRATION AND SERVICING OF RECEIVABLES

                SECTION 3.1. DUTIES OF THE SERVICER. The Servicer is hereby authorized to act as agent for the Trust and in such capacity shall manage, service, administer and make collections on the Receivables, and perform the other actions required by the Servicer under this Agreement. The Servicer agrees that its servicing of the Receivables shall be carried out in accordance with customary and usual procedures of institutions which service motor vehicle retail installment sales contracts and, to the extent more exacting, the degree of skill and attention that the Servicer exercises from time to time with respect to all comparable motor vehicle receivables that it services for itself or others. In performing such duties, so long as AFL is the Servicer, it shall comply with the policies and procedures attached hereto as Schedule B. The Servicer's duties shall include, without limitation, collection and posting of all payments, responding to inquiries of Obligors on the Receivables, investigating delinquencies, sending payment coupons to Obligors, reporting any required tax information to Obligors, policing the collateral, complying with the terms of the Lockbox Agreement, accounting for collections and furnishing monthly and annual statements to the Owner Trustee, the Indenture Trustee and the Security Insurer with respect to distributions, monitoring the status of Insurance Policies with respect to the Financed Vehicles and performing the other duties specified herein. The Servicer shall also administer and enforce all rights and responsibilities of the holder of the Receivables provided for in the Dealer Agreements (and shall maintain possession of the Dealer Agreements, to the extent it is necessary to do so), the Dealer Assignments and the Insurance Policies, to the extent that such Dealer Agreements, Dealer Assignments and Insurance Policies relate to the Receivables, the Financed Vehicles or the Obligors. To the extent consistent with the standards, policies and procedures otherwise required hereby, the Servicer shall follow its customary standards, policies, and procedures and shall have full power and authority, acting alone, to do any and all things in connection with such managing, servicing, administration and collection that it may deem necessary or desirable. Without limiting the generality of the foregoing, the Servicer is hereby authorized and empowered by the Owner Trustee to execute and deliver, on behalf of the Trust, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Receivables and with respect to the Financed Vehicles; PROVIDED, HOWEVER, that notwithstanding the foregoing, the Servicer shall not, except pursuant to an order from a court of competent jurisdiction, release an Obligor from payment of any unpaid amount under any Receivable or waive the right to collect the unpaid balance of any Receivable from the Obligor, except that the Servicer may forego collection efforts if the amount subject to collection is DE MINIMIS and if it would forego collection in accordance with its customary procedures. The Servicer is hereby authorized to commence, in its own name or in the name of the Trust (provided the Servicer has obtained the Owner Trustee's consent, which consent shall not be unreasonably withheld), a legal proceeding to enforce a Receivable pursuant to Section 3.3 or to commence or participate in any other legal proceeding (including, without limitation, a bankruptcy proceeding) relating to or involving a Receivable, an Obligor or a Financed Vehicle. If the Servicer commences or participates in such a legal proceeding in its own name, the Trust shall thereupon be deemed to have automatically assigned such Receivable to the Servicer solely for purposes of commencing or participating in any such proceeding as a party or claimant, and the Servicer is authorized and empowered by the Owner Trustee to execute and deliver in the Servicer's name any notices, demands, claims, complaints, responses, affidavits or other documents or instruments in connection with any such proceeding. The Owner Trustee shall furnish the Servicer with any powers of attorney and other documents which the Servicer may reasonably request and which the Servicer deems necessary or appropriate and take any other steps which the Servicer may deem necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement.

                SECTION 3.2. COLLECTION OF RECEIVABLE PAYMENTS; MODIFICATIONS OF RECEIVABLES; LOCKBOX AGREEMENTS.

                (a) Consistent with the standards, policies and procedures required by this Agreement, the Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Receivables as and when the same shall become due, and shall follow such collection procedures as it follows with respect to all comparable automobile receivables that it services for itself or others and otherwise act with respect to the Receivables, the Dealer Agreements, the Dealer Assignments, the Insurance Policies and the other Trust Property in such manner as will, in the reasonable judgment of the Servicer, maximize the amount to be received by the Trust with respect thereto. The Servicer is authorized in its discretion to waive any prepayment charge, late payment charge or any other similar fees that may be collected in the ordinary course of servicing any Receivable.

                (b) The Servicer may at any time agree to a modification, amendment or extension of a Receivable in order to (i) change the Obligor's regular due date to a date within the Monthly Period in which such due date occurs, (ii) re-amortize the scheduled payments on the Receivable following a partial prepayment of principal and (iii) grant extensions on a Receivable, provided that the Servicer shall not be permitted to extend the monthly payments on a Receivable more than two times in any twelve-month period, and provided further that the aggregate period of all extensions on a Receivable shall not exceed six months.

                (c) The Servicer may grant payment extensions or deferrals on, or other modifications or amendments to, a Receivable (in addition to those modifications permitted by Section 3.2(b)) in accordance with its customary procedures if the Servicer believes in good faith that such extension, deferral, modification or amendment is necessary to avoid a default on such

Receivable, will maximize the amount to be received by the Trust with respect to such Receivable, and is otherwise in the best interests of the Trust; PROVIDED, HOWEVER, that:

                        (i) In no event may a Receivable be extended beyond the Monthly Period immediately preceding the Final Scheduled Distribution Date;

                        (ii) So long as an Insurer Default shall not have occurred and be continuing, the Servicer shall not amend or modify a Receivable (except as provided in Section 3.2(b)) without the consent of the Security Insurer;

                        (iii) So long as an Insurer Default shall not have occurred and be continuing, the Aggregate Principal Balance of Receivables which have been extended during any Monthly Period (A) shall not exceed 6.5% of the Aggregate Principal Balance of Receivables during such Monthly Period (computed as of the Accounting Date immediately prior to the first day of the related Monthly Period) and (B) shall not exceed 4.0% of the average of the Aggregate Principal Balance of Receivables for such Monthly Period and the three prior Monthly Periods (computed as of the Accounting Date immediately prior to the first day of the related Monthly Period);

                        (iv) So long as an Insurer Default shall not have occurred and be continuing, the Aggregate Principal Balance of Receivables for which payment deferrals have been granted during any Monthly Period (A) shall not exceed 3.0% of the Aggregate Principal Balance of Receivables during such Monthly Period (computed as of the Accounting Date immediately prior to the first day of the related Monthly Period) and (B) shall not exceed 2.0% of the average of the Aggregate Principal Balance of Receivables for such Monthly Period and the three prior Monthly Periods (computed as of the Accounting Date immediately prior to the first day of the related Monthly Period);

                        (v) No such extension, modification or amendment shall be granted if such action, when aggregated with all previous extensions, modifications and amendments of Receivables, would have the effect of causing any Notes to be deemed to have been exchanged for other Notes within the meaning of Section 1001 of the Internal Revenue Code of 1986, as amended, or any proposed, temporary or final Treasury Regulations issued thereunder; and

                        (vi) If an Insurer Default shall have occurred and be continuing, the Servicer may not extend or modify any Receivable (other than as permitted by Section 3.2(b)).

                (d) The Servicer shall use its reasonable best efforts to cause Obligors to make all payments on the Receivables, whether by check or by direct debit of the Obligor's bank account, to be made directly to one or more Lockbox Banks, acting as agent for the Trust pursuant to a Lockbox Agreement. Amounts received by a Lockbox Bank in respect of the Receivables may initially be deposited into a demand deposit account maintained by the Lockbox Bank as agent for the Trust and for other owners of automobile receivables serviced by the Servicer. The Servicer shall use its reasonable best efforts to cause any Lockbox Bank to deposit all payments on the Receivables in the Lockbox Account no later than the Business Day after receipt, and to cause all amounts credited to the Lockbox Account on account of such payments to be transferred to the Collection Account no later than the second Business Day after receipt of such payments. The Lockbox Account shall be a demand deposit account held by the Lockbox Bank, or at the request of the Security Insurer (unless an Insurer Default shall have occurred and be continuing) an Eligible Account satisfying clause (i) of the definition thereof.

                Prior to the Closing Date and each Subsequent Transfer Date, as applicable, the Servicer shall have notified each Obligor that makes its payments on the Receivables by check to make such payments thereafter directly to the Lockbox Bank (except in the case of Obligors that have already been making such payments to the Lockbox Bank), and shall have provided each such Obligor with a supply of mailing address labels in order to enable such Obligors to make such payments directly to the Lockbox Bank for deposit into the Lockbox Account, and the Servicer will continue, not less often than every three months, to so notify those Obligors who have failed to make payments to the Lockbox Bank. If and to the extent requested by the Security Insurer (unless an Insurer Default shall have occurred and be continuing), the Servicer shall request each Obligor that makes payment on the Receivables by direct debit of such Obligor's bank account, to execute a new authorization for automatic payment which in the judgment of the Security Insurer is sufficient to authorize direct debit by the Lockbox Bank on behalf of the Trust. If at any time the Lockbox Bank is unable to directly debit an Obligor's bank account that makes payment on the Receivables by direct debit and if such inability is not cured within 15 days or cannot be cured by execution by the Obligor of a new authorization for automatic payment, the Servicer shall notify such Obligor that it cannot make payment by direct debit and must thereafter make payment by check.

                Notwithstanding any Lockbox Agreement, or any of the provisions of this Agreement relating to the Lockbox Agreement, the Servicer shall remain obligated and liable to the Owner Trustee, Indenture Trustee and Noteholders for servicing and administering the Receivables and the other Trust Property in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue thereof.

                In the event the Servicer shall for any reason no longer be acting as such, the successor Servicer shall thereupon assume all of the rights and obligations of the outgoing Servicer under the Lockbox Agreement. In such event, the successor Servicer shall be deemed to have assumed all of the outgoing Servicer's interest therein and to have replaced the outgoing Servicer as a party to each such Lockbox Agreement to the same extent as if such Lockbox Agreement had been assigned to the successor Servicer, except that the outgoing Servicer shall not thereby be relieved of any liability or obligations on the part of the outgoing Servicer to the Lockbox Bank under such Lockbox Agreement. The outgoing Servicer shall, upon request of the Owner Trustee but at the expense of the outgoing Servicer, deliver to the successor Servicer all documents and records relating to each such Agreement and an accounting of amounts collected and held by the Lockbox Bank and otherwise use its best efforts to effect the orderly and efficient transfer of any Lockbox Agreement to the successor Servicer. In the event that the Security Insurer (so long as an Insurer Default shall not have occurred and be continuing) or a Note

Majority (if an Insurer Default shall have occurred and be continuing) elects to change the identity of the Lockbox Bank, the outgoing Servicer, at its expense, shall cause the Lockbox Bank to deliver, at the direction of the Security Insurer (so long as an Insurer Default shall not have occurred and be continuing) or a Note Majority (if an Insurer Default shall have occurred and be continuing) to the Owner Trustee or a successor Lockbox Bank, all documents and records relating to the Receivables and all amounts held (or thereafter received) by the Lockbox Bank (together with an accounting of such amounts) and shall otherwise use its best efforts to effect the orderly and efficient transfer of the lockbox arrangements and the Servicer shall notify the Obligors to make payments to the Lockbox established by the successor.

                (e) The Servicer shall remit all payments by or on behalf of the Obligors received directly by the Servicer to the Subcollection Account or to the Lockbox Bank for deposit into the Collection Account without deposit into any intervening account as soon as practicable, but in no event later than the Business Day after receipt thereof.

                SECTION 3.3.  REALIZATION UPON RECEIVABLES.

                (a) Consistent with the standards, policies and procedures required by this Agreement, the Servicer shall use its best efforts to repossess (or otherwise comparably convert the ownership of) and liquidate any Financed Vehicle securing a Receivable with respect to which the Servicer has determined that payments thereunder are not likely to be resumed, as soon as is practicable after default on such Receivable but in no event later than the date on which all or any portion of a Scheduled Payment has become 91 days delinquent. The Servicer is authorized to follow such customary practices and procedures as it shall deem necessary or advisable, consistent with the standard of care required by Section 3.1, which practices and procedures may include reasonable efforts to realize upon any recourse to Dealers, the sale of the related Financed Vehicle at public or private sale, the submission of claims under an Insurance Policy and other actions by the Servicer in order to realize upon such a Receivable. The foregoing is subject to the provision that, in any case in which the Financed Vehicle shall have suffered damage, the Servicer shall not expend funds in connection with any repair or towards the repossession of such Financed Vehicle unless it shall determine in its discretion that such repair and/or repossession shall increase the proceeds of liquidation of the related Receivable by an amount greater than the amount of such expenses. All amounts received upon liquidation of a Financed Vehicle shall be remitted directly by the Servicer to the Subcollection Account without deposit into any intervening account as soon as practicable, but in no event later than the Business Day after receipt thereof. The Servicer shall be entitled to recover all reasonable expenses incurred by it in the course of repossessing and liquidating a Financed Vehicle into cash proceeds, but only out of the cash proceeds of such Financed Vehicle, any deficiency obtained from the Obligor or any amounts received from the related Dealer, which amounts may be retained by the Servicer (and shall not be required to be deposited as provided in Section 3.2(e)) to the extent of such expenses. The Servicer shall pay on behalf of the Trust any personal property taxes assessed on repossessed Financed Vehicles; the Servicer shall be entitled to reimbursement of any such tax from Liquidation Proceeds with respect to such Receivable.

                (b) If the Servicer elects to commence a legal proceeding to enforce a Dealer Agreement or Dealer Assignment, the act of commencement shall be deemed to be an automatic assignment from the Trust to the Servicer of the rights under such Dealer Agreement and Dealer Assignment for purposes of collection only. If, however, in any enforcement suit or legal proceeding, it is held that the Servicer may not enforce a Dealer Agreement or Dealer Assignment on the grounds that it is not a real party in interest or a Person entitled to enforce the Dealer Agreement or Dealer Assignment, the Owner Trustee, at the Servicer's expense, or the Seller, at the Seller's expense, shall take such steps as the Servicer deems necessary to enforce the Dealer Agreement or Dealer Assignment, including bringing suit in its name or the name of the Seller or of the Indenture Collateral Agent for the benefit of the Issuer Secured Parties. All amounts recovered shall be remitted directly by the Servicer as provided in Section 3.2(e).

                SECTION 3.4.  INSURANCE.

                (a) The Servicer shall require that each Financed Vehicle be insured by the Insurance Policies referred to in Paragraph 24 of the Schedule of Representations and Warranties and shall monitor the status of such physical loss and damage insurance coverage thereafter, in accordance with its customary servicing procedures. Each Receivable requires the Obligor to maintain such physical loss and damage insurance, naming AFL and its successors and assigns as additional insureds, and permits the holder of such Receivable to obtain physical loss and damage insurance at the expense of the Obligor if the Obligor fails to maintain such insurance. If the Servicer shall determine that an Obligor has failed to obtain or maintain a physical loss and damage Insurance Policy covering the related Financed Vehicle which satisfies the conditions set forth in clause (1)(A) of such Paragraph 24 (including, without limitation, during the repossession of such Financed Vehicle) the Servicer shall enforce the rights of the holder of the Receivable under the Receivable to require the Obligor to obtain such physical loss and damage insurance.

                (b) The Servicer may, if an Obligor fails to obtain or maintain a physical loss and damage Insurance Policy, obtain insurance with respect to the related Financed Vehicle and advance on behalf of such Obligor, as required under the terms of the insurance policy, the premiums for such insurance (such insurance being referred to herein as "Force-Placed Insurance"). All policies of Force-Placed Insurance shall be endorsed with clauses providing for loss payable to the Owner Trustee. Any cost incurred by the Servicer in maintaining such Force-Placed Insurance shall only be recoverable out of premiums paid by the Obligors or Liquidation Proceeds with respect to the Receivable, as provided in Section 3.4(c).

                (c) In connection with any Force-Placed Insurance obtained hereunder, the Servicer may, in the manner and to the extent permitted by applicable law, require the Obligors to repay the entire premium to the Servicer. In no event shall the Servicer include the amount of the premium in the Amount Financed under the Receivable. For all purposes of this Agreement, the Insurance Add-On Amount with respect to any Receivable having Force-Placed Insurance will be treated as a separate obligation of the Obligor and will not be added to the Principal Balance of such Receivable, and amounts allocable thereto will not be available for distribution on the Notes. The Servicer shall retain and separately administer the right to receive payments from Obligors with respect to Insurance Add-On Amounts or rebates of Force-Placed Insurance premiums. If an Obligor makes a payment with respect to a Receivable having Force-Placed Insurance, but the Servicer is unable to determine whether the payment is allocable to the Receivable or to the Insurance Add-On Amount, the payment shall be applied first to any unpaid Scheduled Payments and then to the Insurance Add-On Amount. Liquidation Proceeds on any Receivable will be used first to pay the Principal Balance and accrued interest on such Receivable and then to pay the related Insurance Add-On Amount. If an Obligor under a Receivable with respect to which the Servicer has placed Force-Placed Insurance fails to make scheduled payments of such Insurance Add-On Amount as due, and the Servicer has determined that eventual payment of the Insurance Add-On Amount is unlikely, the Servicer may, but shall not be required to, purchase such Receivable from the Trust for the Purchase Amount on any subsequent Deposit Date. Any such Receivable, and any Receivable with respect to which the Servicer has placed Force-Placed Insurance which has been paid in full (excluding any Insurance Add-On Amounts) will be assigned to the Servicer.

                (d) The Servicer may sue to enforce or collect upon the Insurance Policies, in its own name, if possible, or as agent of the Trust. If the Servicer elects to commence a legal proceeding to enforce an Insurance Policy, the act of commencement shall be deemed to be an automatic assignment of the rights of the Trust under such Insurance Policy to the Servicer for purposes of collection only. If, however, in any enforcement suit or legal proceeding it is held that the Servicer may not enforce an Insurance Policy on the grounds that it is not a real party in interest or a holder entitled to enforce the Insurance Policy, the Owner Trustee, on behalf of the Trust, at the Servicer's expense, or the Seller, at the Seller's expense, shall take such steps as the Servicer deems necessary to enforce such Insurance Policy, including bringing suit in its name or the name of the Indenture Collateral Agent for the benefit of the Issuer Secured Parties.

                (e) The Servicer shall maintain a vendor's single interest or other collateral protection insurance policy with respect to all Financed Vehicles, which policy shall by its terms insure against physical damage in the event any Obligor fails to maintain physical loss and damage insurance with respect to the related Financed Vehicle. Costs incurred by the Servicer in maintaining such insurance shall be paid by the Servicer. The Servicer will cause itself to be named as named insured and the Owner Trustee to be named a loss payee under all such policies. The Servicer may, with the consent of the Security Insurer, elect not to maintain such insurance policy but in such event will be obligated to indemnify the Trust against any losses arising from an Obligor's failure to maintain physical loss and damage insurance with respect to the related Financed Vehicle.

                SECTION 3.5.  MAINTENANCE OF SECURITY INTERESTS IN VEHICLES.

                (a) Consistent with the policies and procedures required by this Agreement, the Servicer shall take such steps as are necessary to maintain perfection of the security interest created by each Receivable in the related Financed Vehicle on behalf of the Trust, including but not limited to obtaining the execution by the Obligors and the recording, registering, filing, re-recording, re-filing, and re-registering of all security agreements, financing statements and continuation statements as are necessary to maintain the security interest granted by the Obligors under the respective Receivables. The Owner Trustee hereby authorizes the Servicer, and the Servicer agrees, to take any and all steps necessary to re-perfect such security interest on behalf of the Trust as necessary because of the relocation of a Financed Vehicle or for any other reason. In the event that the assignment of a Receivable to the Owner Trustee on behalf of the Trust is insufficient, without a notation on the related Financed Vehicle's certificate of title, or without fulfilling any additional administrative requirements under the laws of the state in which the Financed Vehicle is located, to perfect a security interest in the related Financed Vehicle in favor of the Trust, the Servicer hereby agrees that the Servicer's designation as the secured party on the certificate of title is in its capacity as agent of the Trust.

                (b) Upon the occurrence of an Insurance Agreement Event of Default, the Security Insurer may (so long as an Insurer Default shall not have occurred and be continuing) instruct the Owner Trustee and the Servicer to take or cause to be taken, or, if an Insurer Default shall have occurred, upon the occurrence of a Servicer Termination Event, the Owner Trustee and the Servicer shall take or cause to be taken such action as may, in the opinion of counsel to the Security Insurer (or, if an Insurer Default shall have occurred and be continuing, counsel to the Owner Trustee), be necessary to perfect or re-perfect the security interests in the Financed Vehicles securing the Receivables in the name of the Trust by amending the title documents of such Financed Vehicles or by such other reasonable means as may, in the opinion of counsel to the Security Insurer or the Owner Trustee (as applicable), be necessary or prudent. AFL hereby agrees to pay all expenses related to such perfection or re-perfection and to take all action necessary therefor. In addition, prior to the occurrence of an Insurance Agreement Event of Default, the Security Insurer may (unless an Insurer Default shall have occurred and be continuing) instruct the Owner Trustee and the Servicer to take or cause to be taken such action as may, in the opinion of counsel to the Security Insurer, be necessary to perfect or re-perfect the security interest in the Financed Vehicles underlying the Receivables in the name of the Trust, including by amending the title documents of such Financed Vehicles or by such other reasonable means as may, in the opinion of counsel to the Security Insurer, be necessary or prudent; PROVIDED, HOWEVER, that (unless an Insurer Default shall have occurred and be continuing) if the Security Insurer requests that the title documents be amended prior to the occurrence of an Insurance Agreement Event of Default, the out-of-pocket expenses of the Servicer or the Owner Trustee in connection with such action shall be reimbursed to the Servicer or the Owner Trustee, as applicable, by the Security Insurer.

                SECTION 3.6. COVENANTS, REPRESENTATIONS, AND WARRANTIES OF SERVICER. By its execution and delivery of this Agreement, the Servicer makes the following representations, warranties and covenants on which the Owner Trustee relies in accepting the Receivables in trust and issuing the Notes on behalf of the Trust, on which the Indenture Trustee relies in authenticating the Notes and on which the Security Insurer relies in issuing the Note Policy.

                        (a)     The Servicer covenants as follows:

                                (i) LIENS IN FORCE. The Financed Vehicle securing each Receivable shall not be released in whole or in part from the security interest granted by the Receivable, except upon payment in full of the Receivable or as otherwise contemplated herein;

                                (ii) NO IMPAIRMENT. The Servicer shall do nothing to impair the rights of the Trust, the Noteholders in the Receivables, the Dealer Agreements, the Dealer Assignments, the Insurance Policies or the other Trust Property; and

                                (iii) NO AMENDMENTS. The Servicer shall not extend or otherwise amend the terms of any Receivable, except in accordance with Section 3.2.

                        (b) The Servicer represents, warrants and covenants as of the Closing Date as to itself:

                                (i)     ORGANIZATION AND GOOD STANDING.  The
                Servicer has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, with power, authority and legal right to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and now has, power, authority and legal right to enter into and perform its obligations under this Agreement;

                                (ii) DUE QUALIFICATION. The Servicer is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the Receivables as required by this Agreement) requires or shall require such qualification;

                                (iii) POWER AND AUTHORITY. The Servicer has the power and authority to execute and deliver this Agreement and its Related Documents and to carry out its terms and their terms, respectively, and the execution, delivery and performance of this Agreement and the Servicer's Related Documents have been duly authorized by the Servicer by all necessary corporate action;

                                (iv) BINDING OBLIGATION. This Agreement and the Servicer's Related Documents shall constitute legal, valid and binding obligations of the Servicer enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law;

                                (v) NO VIOLATION. The consummation of the transactions contemplated by this Agreement and the Servicer's Related Documents, and the fulfillment of the terms of this Agreement and the Servicer's Related Documents, shall not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of the Servicer, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Servicer is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than this Agreement, or violate any law, order, rule or regulation applicable to the Servicer of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or any of its properties;

                                (vi)    NO PROCEEDINGS.  There are no
                proceedings or investigations pending or, to the Servicer's knowledge, threatened against the Servicer, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Servicer or its properties (A) asserting the invalidity of this Agreement or any of the Related Documents, (B) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or any of the Related Documents, or (C) seeking any determination or ruling that might materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement or any of the Related Documents or (D) seeking to adversely affect the federal income tax or other federal, state or local tax attributes of the Notes;

                                (vii)   NO CONSENTS.  The Servicer is not
                required to obtain the consent of any other party or any consent, license, approval or authorization, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement;

                                (viii) COLLATERAL INSURANCE. The Collateral Insurance is in full force and effect.

                SECTION 3.7. PURCHASE OF RECEIVABLES UPON BREACH OF COVENANT. Upon discovery by any of the Servicer, the Security Insurer, the Owner Trustee or the Indenture Trustee of a breach of any of the covenants set forth in Sections 3.5(a) or 3.6(a), the party discovering such breach shall give prompt written notice to the others; PROVIDED, HOWEVER, that the failure to give any such notice shall not affect any obligation of the Servicer. As of the second Accounting Date following its discovery or receipt of notice of any breach of any covenant set forth in Sections 3.5(a) or 3.6(a) which materially and adversely affects the interests of the Noteholders, the Trust or the Security Insurer in any Receivable (including any Liquidated Receivable) (or, at the Servicer's election, the first Accounting Date so following), the Servicer shall, unless it shall have cured such breach in all material respects, purchase from the Trust the Receivable affected by such breach and, on the related Deposit Date, the Servicer shall pay the related Purchase Amount. It is understood and agreed that the obligation of the Servicer to purchase any Receivable (including any Liquidated Receivable) with respect to which such a breach has occurred and is continuing shall, if such obligation is fulfilled, constitute the sole remedy against the Servicer for such breach available to the Security Insurer, the Noteholders, or the Indenture Trustee on behalf of Noteholders; PROVIDED, HOWEVER, that the Servicer shall indemnify the Owner Trustee, the Backup Servicer, the Collateral Agent, the Security Insurer, the Trust, the Indenture Trustee and the Noteholders against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, which may be asserted against or incurred by any of them as a result of third party claims arising out of the events or facts giving rise to such breach.

                SECTION 3.8. TOTAL SERVICING FEE; PAYMENT OF CERTAIN EXPENSES BY SERVICER. On each Distribution Date, the Servicer shall be entitled to receive out of the Collection Account the Basic Servicing Fee and any Supplemental Servicing Fee for the related Monthly Period pursuant to
Section 4.6. The Servicer shall be required to pay all expenses incurred by it in connection with its activities under this Agreement (including taxes imposed on the Servicer, expenses incurred in connection with distributions and reports to Noteholders and the Security Insurer and all other fees and expenses of the Trust, including taxes levied or assessed against the Trust, and claims against the Trust in respect of indemnification, unless such fees, expenses or claims in respect of indemnification are expressly stated to be for the account of AFL or not to be for the account of the Servicer). The Servicer shall be liable for the fees and expenses of the Owner Trustee, the Administrator, the Indenture Collateral Agent, the Indenture Trustee, the Custodian, the Backup Servicer, the Collateral Agent, the Lockbox Bank (and any fees under the Lockbox Agreement) and the Independent Accountants. Notwithstanding the foregoing, if the Servicer shall not be AFL, a successor to AFL as Servicer permitted by Section 7.2 or an Affiliate of any of the foregoing, such Servicer shall not be liable for taxes levied or assessed against the Trust or claims against the Trust in respect of indemnification.

                SECTION 3.9. SERVICER'S CERTIFICATE. No later than 10:00 a.m. New York City time on each Determination Date, the Servicer shall deliver to the Owner Trustee, the Indenture Trustee, the Backup Servicer, the Security Insurer, the Collateral Agent and each Rating Agency a Servicer's Certificate executed by a Responsible Officer of the Servicer containing, among other things, (i) all information necessary to enable the Indenture Trustee to make any withdrawal and deposit required by Section 5.1, to give any notice required by Section 5.2, to make the distributions required by Sections 4.6 and 4.7(b), to make the withdrawals, distributions and deliveries required by Section 4.7(a) and to determine the amount to which the Servicer is entitled to be reimbursed or has been reimbursed during the related Monthly Period for Monthly Advances pursuant to Section 4.4(c), (ii) all information necessary to enable the Indenture Trustee to send the statements to Noteholders required by Section 4.9, (iii) a listing of all Warranty Receivables and Administrative Receivables purchased as of the related Deposit Date, identifying the Receivables so purchased, and (iv) all information necessary to enable the Indenture Trustee to reconcile all deposits to, and withdrawals from, the Collection Account for the related Monthly Period and Distribution Date, including the accounting required by
Section 4.8. Receivables purchased by the Servicer or by the Seller or AFL on the related Deposit Date and each Receivable which became a Liquidated Receivable or which was paid in full during the related Monthly Period shall be identified by account number (as set forth in the Schedule of Receivables). A copy of such certificate may be obtained by any Noteholder (or by a Note Owner, upon certification that such Person is a Note Owner and payment of any expenses associated with the distribution thereof) by a request in writing to the Indenture Trustee addressed to the Corporate Trust Office. In addition to the information set forth in the preceding sentence, the Servicer's Certificate delivered to the Security Insurer, the Collateral Agent and the Indenture Trustee on the Determination Date shall also contain the following information: (a) the Delinquency Ratio, Average Delinquency Ratio, Cumulative Default Rate and Cumulative Net Loss Rate for such Determination Date; (b) whether any Trigger Event has occurred as of such Determination Date; (c) whether any Trigger Event that may have occurred as of a prior Determination Date is Deemed Cured as of such Determination Date; (d) whether to the knowledge of the Servicer an Insurance Agreement Event of Default has occurred, (e) if AFL shall be the Servicer, whether a Capture Event shall have occurred and be continuing, and (f) if AFL shall be the Servicer, whether any Capture Event specified in any prior Servicer's Certificate has been cured by a permanent waiver, effective in accordance with the terms of the Purchase Agreements.

                SECTION 3.10. ANNUAL STATEMENT AS TO COMPLIANCE; NOTICE OF SERVICER TERMINATION EVENT.

                (a) The Servicer shall deliver to the Owner Trustee, the Indenture Trustee, the Backup Servicer, the Security Insurer and each Rating Agency, on or before March 31 (or 90 days after the end of the Servicer's fiscal year, if other than December 31) of each year, beginning on March 31, 2000, an officer's certificate signed by any Responsible Officer of the Servicer, dated as of December 31 (or other applicable date) of the immediately preceding year, stating that (i) a review of the activities of the Servicer during the preceding 12-month period (or such other period as shall have elapsed from the Closing Date to the date of the first such certificate) and of its performance under this Agreement has been made under such officer's supervision, and (ii) to such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such period, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

                (b) The Servicer shall deliver to the Owner Trustee, the Indenture Trustee, the Backup Servicer, the Security Insurer, the Collateral Agent, and each Rating Agency, promptly after having obtained knowledge thereof, but in no event later than two Business Days thereafter, written notice in an officer's certificate of any event which with the giving of notice or lapse of time, or both, would become a Servicer Termination Event under Section 8.1(a). The Seller or the Servicer shall deliver to the Owner Trustee, the Indenture Trustee, the Backup Servicer, the Security Insurer, the Collateral Agent, the Servicer or the Seller (as applicable) and each Rating Agency promptly after having obtained knowledge thereof, but in no event later than two Business Days thereafter, written notice in an officer's certificate of any event which with the giving of notice or lapse of time, or both, would become a Servicer Termination Event under any other clause of
Section 8.1.

                SECTION 3.11.  ANNUAL INDEPENDENT ACCOUNTANTS' REPORT.

                (a) The Servicer shall cause a firm of nationally recognized independent certified public accountants (the "Independent Accountants"), who may also render other services to the Servicer or to the Seller, to deliver to the Owner Trustee, the Indenture Trustee, the Backup Servicer, the Security Insurer and each Rating Agency, on or before March 31 (or 90 days after the end of the Servicer's fiscal year, if other than December 31) of each year, beginning on March 31, 2000, with respect to the twelve months ended the immediately preceding December 31 (or other applicable date) (or such other period as shall have elapsed from the Closing Date to the date of such certificate), a statement (the "Accountant's Report") addressed to the Board of Directors of the Servicer, to the Owner Trustee, the Indenture Trustee, the Backup Servicer and to the Security Insurer, to the effect that such firm has audited the financial statements of the Servicer and issued its report thereon and that such audit was made in accordance with generally accepted auditing standards, and accordingly included such tests of the accounting records and such other auditing procedures as such firm considered necessary in the circumstances, including procedures as determined by the Independent Accountants related to (1) the documents and records concerning the servicing of automobile installment sales contracts under pooling and servicing agreements and sale and servicing agreements substantially similar one to another (such statement to have attached thereto a schedule setting forth the pooling and servicing agreements and sale and servicing agreements covered thereby, including this Agreement); and (2) the delinquency and loss statistics relating to the Servicer's portfolio of automobile installment sales contracts; and except as described in the statement, disclosed no exceptions or errors in the records relating to automobile and light truck loans serviced for others that, in the firm's opinion, generally accepted auditing standards requires such firm to report. The Accountants' Report shall further state that (1) a review in accordance with agreed upon procedures was made of three randomly selected Servicer's Certificates for each Trust and (2) except as disclosed in the Report, no exceptions or errors in the Servicer's Certificates so examined were found.

                (b) The Accountants' Report shall also indicate that the firm is independent of the Seller and the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

                (c) A copy of the Accountants' Report may be obtained by any Noteholder (or by any Note Owner, upon certification that such Person is a Note Owner and payment of any expenses associated with the distribution thereof) by a request in writing to the Indenture Trustee addressed to the Corporate Trust Office.

                SECTION 3.12. ACCESS TO CERTAIN DOCUMENTATION AND INFORMATION REGARDING RECEIVABLES. The Servicer shall provide to representatives of the Owner Trustee, Indenture Trustee, the Backup Servicer and the Security Insurer reasonable access to the documentation regarding the Receivables. The Servicer shall provide such access to any Noteholder (or Note Owner) only in such cases where the Servicer is required by applicable statutes or regulations (whether applicable to the Servicer or to such Noteholder or Note Owner) to permit such Noteholder (or Note Owner) to review such documentation. In each case, such access shall be afforded without charge but only upon reasonable request and during normal business hours. Nothing in this Section shall derogate from the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors, and the failure of the Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section. Any Noteholder (or Note Owner), by its acceptance of a Note (or by acquisition of its beneficial interest therein), as applicable, shall be deemed to have agreed to keep confidential and not to use for its own benefit any information obtained by it pursuant to this Section, except as may be required by applicable law.

                SECTION 3.13. MONTHLY TAPE. On or before the third Business Day, but in no event later than the fifth calendar day, of each month, the Servicer will deliver to the Indenture Trustee and the Backup Servicer a computer tape and a diskette (or any other electronic transmission acceptable to the Indenture Trustee and the Backup Servicer) in a format acceptable to the Indenture Trustee and the Backup Servicer containing the information with respect to the Receivables as of the preceding Accounting Date necessary for preparation of the Servicer's Certificate relating to the immediately succeeding Determination Date and necessary to determine the application of collections as provided in Section 4.3. The Backup Servicer shall use such tape or diskette (or other electronic transmission acceptable to the Indenture Trustee and the Backup Servicer) to verify the Servicer's Certificate delivered by the Servicer (based on the information contained in such tape or diskette), and the Backup Servicer shall certify to the Security Insurer that it has verified the Servicer's Certificate in accordance with this Section 3.13 and shall notify the Servicer and the Security Insurer of any discrepancies, in each case, on or before the second Business Day following the Determination Date. In the event that the Backup Servicer reports any discrepancies, the Servicer and the Backup Servicer shall attempt to reconcile such discrepancies prior to the related Deficiency Claim Date, but in the absence of a reconciliation, the Servicer's Certificate shall control for the purpose of calculations and distributions with respect to the related Distribution Date. In the event that the Backup Servicer and the Servicer are unable to reconcile discrepancies with respect to a Servicer's Certificate by the related Distribution Date, the Servicer shall cause the Independent Accountants, at the Servicer's expense, to audit the Servicer's Certificate and, prior to the third Business Day, but in no event later than the fifth calendar day, of the following month, reconcile the discrepancies. The effect, if any, of such reconciliation shall be reflected in the Servicer's Certificate for such next succeeding Determination Date. In addition, the Servicer shall, if so requested by the Security Insurer (unless an Insurer Default shall have occurred and be continuing) deliver to the Backup Servicer its Collection Records and its Monthly Records within one Business Day of demand therefor and a computer tape containing as of the close of business on the date of demand all of the data maintained by the Servicer in computer format in connection with servicing the Receivables. Other than the duties specifically set forth in this Agreement, the Backup Servicer shall have no obligations hereunder, including, without limitation, to supervise, verify, monitor or administer the performance of the Servicer. The Backup Servicer shall have no liability for any actions taken or omitted by the Servicer. The duties and obligations of the Backup Servicer shall be determined solely by the express provisions of this Agreement and no implied covenants or obligations shall be read into this Agreement against the Backup Servicer.

                SECTION 3.14. RETENTION AND TERMINATION OF SERVICER. The Servicer hereby covenants and agrees to act as such under this Agreement for an initial term, commencing on the

Closing Date and ending on June 30, 1999, which term shall be extendible by the Security Insurer for successive quarterly terms ending on each successive September 30, December 31, March 31 and June 30 (or, pursuant to revocable written standing instructions from time to time to the Servicer, the Indenture Trustee and the Owner Trustee, for any specified number of terms greater than one), until the termination of the Trust. Each such notice (including each notice pursuant to standing instructions, which shall be deemed delivered at the end of successive quarterly terms for so long as such instructions are in effect) (a "Servicer Extension Notice") shall be delivered by the Security Insurer to the Owner Trustee, the Indenture Trustee and the Servicer. The Servicer hereby agrees that, as of the date hereof and upon its receipt of any such Servicer Extension Notice, the Servicer shall become bound, for the initial term beginning on the Closing Date and for the duration of the term covered by such Servicer Extension Notice, to continue as the Servicer subject to and in accordance with the other provisions of this Agreement. Until such time as an Insurer Default shall have occurred and be continuing, the Indenture Trustee agrees that if as of the fifteenth day prior to the last day of any term of the Servicer the Indenture Trustee shall not have received any Servicer Extension Notice from the Security Insurer, the Indenture Trustee will, within five days thereafter, give written notice of such non-receipt to the Owner Trustee, the Security Insurer and the Servicer.

                SECTION 3.15. FIDELITY BOND. The Servicer shall maintain a fidelity bond in such form and amount as is customary for entities acting as custodian of funds and documents in respect of consumer contracts on behalf of institutional investors.

                SECTION 3.16. DUTIES OF THE SERVICER UNDER THE INDENTURE. The Servicer shall, and hereby agrees that it will, perform on behalf of the Trust and the Owner Trustee the following duties of the Trust or the Owner Trustee, as applicable, under the Indenture (references are to the applicable Sections in the Indenture):

                        (a) the direction to the Paying Agents, if any, to deposit moneys with the Indenture Trustee (Section 3.03);

                        (b) the obtaining and preservation of the Issuer's qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of the Indenture, the Notes, the Indenture Collateral and each other instrument and agreement included in the Trust Estate (Section 3.04);

                        (c) the preparation of all supplements, amendments, financing statements, continuation statements, instruments of further assurance and other instruments, in accordance with Section 3.05 of the Indenture, necessary to protect the Trust Estate (Section 3.05);

                        (d) the delivery of the Opinion of Counsel on the Closing Date and the annual delivery of Opinions of Counsel, in accordance with Section 3.06 of the Indenture, as to the Trust Estate, and the annual delivery of the Officers' Certificate and certain other statements, in accordance with Section 3.09 of the Indenture, as to compliance with the Indenture (Sections 3.06 and 3.09);

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

                        (e) the preparation and obtaining of documents and instruments required for the release of the Issuer from its obligations under the Indenture (Section 3.10(b));

                        (f) the monitoring of the Issuer's obligations as to the satisfaction and discharge of the Indenture and the preparation of an Officers' Certificate and the obtaining of the Opinion of Counsel and the Independent Certificate relating thereto (Section 4.01);

                        (g) the preparation of any written instruments required to confirm more fully the authority of any co-trustee or separate trustee and any written instruments necessary in connection with the resignation or removal of any co-trustee or separate trustee (Sections 6.08 and 6.10);

                        (h) the opening of one or more accounts in the Trust's name, the preparation of Issuer Orders, Officers' Certificates and Opinions of Counsel and all other actions necessary with respect to investment and reinvestment of funds in the Trust Accounts (Sections
        8.02 and 8.03);

                        (i) the preparation of Trust Orders and the obtaining of Opinions of Counsel with respect to the execution of supplemental indentures (Sections 9.01, 9.02 and 9.03);

                        (j) the preparation of all Officers' Certificates, Opinions of Counsel and Independent Certificates with respect to any requests by the Issuer to the Indenture Trustee or the Indenture Collateral Agent to take any action under the Indenture (Section 11.01(a));

                        (k) the preparation and delivery of Officers' Certificates and the obtaining of Independent Certificates, if necessary, for the release of property from the lien of the Indenture (Section 11.01(b)); and

                        (l) the recording of the Indenture, if applicable (Section 11.15).

In addition to the duties of the Servicer set forth above, the Servicer shall, and hereby agrees that it will, prepare, distribute and file any reports required by Section 313(b) of the Trust Indenture Act of 1939, as amended, as a result of any transfer of Subsequent Receivables. Such distribution and filing is to be effected by the Servicer's distribution and filing of the Servicer's Certificate.

                SECTION 3.17. DUTIES OF THE SERVICER UNDER THE INSURANCE AGREEMENT. The Servicer shall, and hereby agrees that it will, perform on behalf of the Trust and the Owner Trustee the following duties of the Trust under the Insurance Agreement (references are to the applicable Sections in the Insurance Agreement):

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

                        (a) the maintenance of books and records of accounts of the Trust's assets and business and the furnishing to the Security Insurer of reports, certificates, statements, financial statements or notices furnished to the Indenture Trustee or the Noteholders pursuant to the Related Documents (Section 2.02(b));

                        (b) the delivery to the Security Insurer and, upon request, any Noteholder, of certificates with respect to compliance with, and other matters under, the Related Documents (Section 2.02(c));

                        (c) the filing of financing statements, assignments or other instruments, and amendments or continuation statements relating thereto to preserve and protect fully the lien and security interest in, and all rights of the Indenture Trustee and the Security Insurer with respect to, the Trust Estate (Section 2.02(f));

                        (d) the maintenance of licenses, permits, charters and registrations of the Trust material to the performance by the Trust of its obligations under the Insurance Agreement and the Related Documents (Section 2.02(g));

                        (e) the provision to the Security Insurer of executed original copies of the documents executed in connection with the closing of the offering of the Notes (Section 2.02(k)); and

                        (f) the taking of actions to ensure that the Trust is taxable as a partnership for federal and state income tax purposes and not as an association (or publicly traded partnership) taxable as a corporation (Section 2.02(l)).

                SECTION 3.18. CERTAIN DUTIES OF THE SERVICER UNDER THE TRUST AGREEMENT. The Servicer shall, and hereby agrees that it will, monitor the Trust's compliance with all applicable provisions of state and federal securities laws, notify the Trust and the Administrator (as defined in the Trust Agreement) of any actions to be taken by the Trust necessary for compliance with such laws and prepare on behalf of the Trust and the Administrator all notices, filings or other documents or instruments required to be filed under such laws.

                                      ARTICLE IV

                       DISTRIBUTIONS; STATEMENTS TO NOTEHOLDERS

                SECTION 4.1.  TRUST ACCOUNTS.

                (a) The Servicer shall establish the Collection Account in the name of the Indenture Collateral Agent for the benefit of the Issuer Secured Parties (as defined in the Indenture). The Collection Account shall be an Eligible Account and initially shall be a segregated trust account established with the Indenture Collateral Agent and maintained with the Indenture Collateral Agent.

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

                (b) The Servicer shall establish the Pre-Funding Account in the name of the Indenture Collateral Agent for the benefit of the Issuer Secured Parties. The Pre-Funding Account shall be an Eligible Account and initially shall be a segregated trust account established with the Indenture Collateral Agent and maintained with the Indenture Collateral Agent.

                (c) The Servicer shall establish the Note Distribution Account in the name of the Indenture Collateral Agent for the benefit of the Issuer Secured Parties. The Note Distribution Account shall be an Eligible Account and initially shall be a segregated trust account established with the Indenture Collateral Agent and maintained with the Indenture Collateral Agent.

                (d) The Servicer shall establish the Reserve Account (including the Class A-1 Holdback Subaccount) in the name of the Indenture Collateral Agent for the benefit of the Issuer Secured Parties. The Reserve Account shall be an Eligible Account and initially shall be a segregated trust account established with the Indenture Collateral Agent and maintained with the Indenture Collateral Agent.

                (e) All amounts held in the Collection Account, the Pre-Funding Account, the Note Distribution Account and the Reserve Account (collectively, the "Trust Accounts") shall, to the extent permitted by applicable laws, rules and regulations, be invested, as directed in writing by the Servicer, in Eligible Investments that, in the case of amounts held in the Collection Account, the Note Distribution Account and the Reserve Account, mature not later than one Business Day prior to the Distribution Date for the Monthly Period to which such amounts relate, and, in the case of amounts held in the Pre-Funding Account, mature in such amounts and on such dates, not later than one Business Day prior to the last day of the Funding Period, as the Servicer may direct in writing; PROVIDED, HOWEVER, that the amounts held in the Trust Accounts shall be invested by the Indenture Collateral Agent on behalf of the Trust in overnight or next-day funds in such Eligible Investments as may be acceptable to the Rating Agencies and the Security Insurer (which initially shall be the Indenture Collateral Agent's U.S. Government Fund and, from time to time, shall include such other proprietary Eligible Investments of the Indenture Collateral Agent as shall be confirmed in writing by the Security Insurer to the Indenture Collateral Agent) for the period of time from the Business Day prior to the Distribution Date or the end of the Funding Period, as applicable, until such Distribution Date or the end of the Funding Period, as applicable. Any such written direction shall certify that any such investment is authorized by this
Section 4.1. Investments in Eligible Investments shall be made in the name of the Indenture Collateral Agent on behalf of the Trust, and such investments shall not be sold or disposed of prior to their maturity. Any investment of funds in the Trust Accounts shall be made in Eligible Investments held by a financial institution in accordance with the following requirements:

                (i) all Eligible Investments shall be held in an account with such financial institution in the name of the Indenture Collateral Agent;

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

                (ii) all Eligible Investments held in such account shall be delivered to the Indenture Collateral Agent in the following manner:

                        (A) with respect to bankers' acceptances, commercial paper, negotiable certificates of deposit and other obligations that constitute "instruments" within the meaning of Section 9-105(1)(i) of the UCC (other than certificated securities) and are susceptible of physical delivery, transferred to the Indenture Collateral Agent by physical delivery to the Indenture Collateral Agent, indorsed to, or registered in the name of, the Indenture Collateral Agent or its nominee or indorsed in blank; or such additional or alternative procedures as may hereafter become appropriate to effect the complete transfer of ownership of any such Eligible Investments to the Indenture Collateral Agent free of any adverse claims, consistent with changes in applicable law or regulations or the interpretation thereof;

                        (B) with respect to a "certificated security" (as defined in Section 8-102(a)(4) of the UCC), transferred:

                                (1)     by physical delivery of such
                        certificated security to the Indenture Collateral Agent, provided that if the certificated security is in registered form, it shall be indorsed to, or registered in the name of, the Indenture Collateral Agent or indorsed in blank;

                                (2)     by physical delivery of such
                        certificated security in registered form to a "securities intermediary" (as defined in Section 8-102(a)(14) of the UCC) acting on behalf of the Indenture Collateral Agent if the certificated security has been specially indorsed to the Indenture Collateral Agent by an effective indorsement.

                        (C) with respect to any security issued by the U.S. Treasury, the Federal Home Loan Mortgage Corporation or by the Federal National Mortgage Association that is a book-entry security held through the Federal Reserve System pursuant to Federal book entry regulations, the following procedures, all in accordance with applicable law, including applicable federal regulations and Articles 8 and 9 of the UCC: book-entry registration of such property to an appropriate book-entry account maintained with a Federal Reserve Bank by a securities intermediary which is also a "depositary" pursuant to applicable federal regulations and issuance by such securities intermediary of a deposit advice or other written confirmation of such book-entry registration to the Indenture Collateral Agent of the purchase by the securities intermediary on behalf of the Indenture Collateral Agent of such book-entry security; the making by such securities intermediary of entries in its books and records identifying such book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations as belonging to the Indenture Collateral Agent and indicating that such securities intermediary holds such book-entry security solely as agent for the Indenture Collateral Agent; or such additional or alternative procedures as may hereafter become appropriate to effect complete transfer of ownership of any such Eligible Investments to the Indenture Collateral Agent free of any adverse claims, consistent with changes in applicable law or regulations or the interpretation thereof;

                        (D) with respect to any "uncertificated security" (as defined in Section 8-102(a)(18) of the UCC) that is not governed by clause (C) above, transferred:

                                (1)(A)  by registration to the Indenture
                        Collateral Agent as the registered owner thereof, on the books and records of the issuer thereof, or

                                (B)     by another Person (not a securities
                        intermediary) either becomes the registered owner of the uncertificated security on behalf of the Indenture Collateral Agent, or having become the registered owner acknowledges that it holds for the Indenture Collateral Agent; or

                                (2) by the issuer thereof having agreed that it will comply with instructions originated by the Indenture Collateral Agent without further consent of the registered owner thereof;

                        (E) with respect to any "security entitlement" (as defined in Section 8-102(a)(17) of the UCC):

                                (1)     if a securities intermediary
                        (A) indicates by book entry that a "financial asset" (as defined in Section 8-102(a)(9) of the UCC) has been credited to the Indenture Collateral Agent's "securities account" (as defined in Section 8-501(a) of the UCC),
                        (B) receives a financial asset (as so defined) from the Indenture Collateral Agent or acquires a financial asset for the Indenture Collateral Agent, and in either case, accepts it for credit to the Indenture Collateral Agent's securities account (as so defined), (C) becomes obligated under other law, regulation or rule to credit a financial asset to the Indenture Collateral Agent's securities account, or (D) has agreed that it will comply with "entitlement orders" (as defined in Section 8-102(a)(8) of the UCC) originated by the Indenture Collateral Agent, without further consent by the "entitlement holder" (as defined in Section 8-102(a)(7) of the UCC), of a confirmation of the purchase and the making by such securities intermediary of entries on its books and records identifying as belonging to the Indenture Collateral Agent of (I) a specific certificated security in the securities intermediary's possession, (II) a quantity of securities that constitute or are part of a fungible bulk of certificated securities in the securities intermediary's possession, or (III) a quantity of securities that constitute or are part of a fungible bulk of securities shown on the account of the securities intermediary on the books of another securities intermediary.

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

                        (F) in each case of delivery contemplated pursuant to clauses (A) through (E) of subsection (ii) hereof, the Indenture Collateral Agent shall make appropriate notations on its records, and shall cause the same to be made on the records of its nominees, indicating that such Eligible Investment is held in trust pursuant to and as provided in this Indenture.

Any cash held by the Indenture Collateral Agent shall not be considered a "financial asset" for purposes of this Section 4.1(e). Subject to the other provisions hereof, the Indenture Collateral Agent shall have sole control over each such investment and the income thereon, and any certificate or other instrument evidencing any such investment, if any, shall be delivered directly to the Indenture Collateral Agent or its agent, together with each document of transfer, if any, necessary to transfer title to such investment to the Indenture Collateral Agent in a manner which complies with this Section 4.1. All interest, dividends, gains upon sale and other income from, or earnings on, investments of funds in the Trust Accounts shall be deposited in the Collection Account and distributed on the next Distribution Date pursuant to Section 4.6. The Servicer shall deposit in the applicable Trust Account an amount equal to any net loss on such investments immediately as realized.

                (f) On the Closing Date, the Servicer shall deposit in the Collection Account (i) all Scheduled Payments and prepayments of Initial Receivables received by the Servicer after the Initial Cutoff Date and on or prior to the Business Day immediately preceding the Closing Date or received by the Lockbox Bank after the Initial Cutoff Date and on or prior to the second Business Day immediately preceding the Closing Date and (ii) all Liquidation Proceeds and proceeds of Insurance Policies realized in respect of a Financed Vehicle and applied by the Servicer after the Initial Cutoff Date. On each Subsequent Transfer Date, the Servicer shall deposit in the Collection Account
(x) all Scheduled Payments and prepayments of the related Subsequent Receivables received by the Servicer after the related Subsequent Cutoff Date and on or prior to the Business Day immediately preceding the related Subsequent Transfer Date or received by the Lockbox Bank after the related Subsequent Cutoff Date and on or prior to the second Business Day immediately preceding the related Subsequent Transfer Date and (y) all Liquidation Proceeds and proceeds of Insurance Policies related in respect of a Financed Vehicle and applied by the Servicer after the related Subsequent Cutoff Date.

                SECTION 4.2.  COLLECTIONS.

                (a) The Servicer shall establish the Subcollection Account in the name of the Indenture Trustee for the benefit of the Noteholders. The Subcollection Account shall be an Eligible Account satisfying clause (ii) of the definition of "Eligible Account," and shall initially be established with the Lockbox Bank. The Servicer shall remit directly to the Subcollection Account without deposit into any intervening account all payments by or on behalf of the Obligors on the Receivables and all Liquidation Proceeds received by the Servicer, in each case, as soon as practicable, but in no event later than the Business Day after receipt thereof. Within two days of deposit of payments into the Subcollection Account, the Servicer shall cause the Lockbox Bank to transfer all amounts credited to the Subcollection Account on account of such

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

payments to the Collection Account. Amounts in the Subcollection Account shall not be invested. Notwithstanding the foregoing, the Servicer may utilize an alternative remittance schedule acceptable to the Servicer if the Security Insurer consents in writing (so long as an Insurer Default shall not have occurred and be continuing) and the Servicer provides to the Indenture Trustee written confirmation from each Rating Agency that such alternative remittance schedule will not result in the downgrading or withdrawal by the Rating Agency of the rating then assigned to the Notes.

                (b) Notwithstanding the provisions of subsection (a) hereof, the Servicer will be entitled to be reimbursed from amounts on deposit in the Collection Account with respect to a Monthly Period for amounts previously deposited in the Collection Account but later determined by the Servicer or the Lockbox Bank to have resulted from mistaken deposits or postings or checks returned for insufficient funds. The amount to be reimbursed hereunder shall be paid to the Servicer on the related Distribution Date pursuant to Section 4.6(iii) upon certification by the Servicer of such amounts and the provision of such information to the Indenture Trustee and the Security Insurer as may be necessary in the opinion of the Indenture Trustee and the Security Insurer to verify the accuracy of such certification. In the event that the Security Insurer has not received evidence satisfactory to it of the Servicer's entitlement to reimbursement pursuant to this Section 4.2(b), the Security Insurer shall (unless an Insurer Default shall have occurred and be continuing) give the Indenture Trustee notice to such effect, following receipt of which the Indenture Trustee shall not make a distribution to the Servicer in respect of such amount pursuant to Section 4.6, or if the Servicer prior thereto has been reimbursed pursuant to Section 4.6 or Section 4.8, the Indenture Trustee shall withhold such amounts from amounts otherwise distributable to the Servicer on the next succeeding Distribution Date.

                SECTION 4.3. APPLICATION OF COLLECTIONS. For the purposes of this Agreement, all collections for a Monthly Period shall be applied by the Servicer as follows:

                        (a) With respect to each Receivable, payments by or on behalf of the Obligor thereof (other than of Supplemental Servicing Fees with respect to such Receivable, to the extent collected) shall be applied to interest and principal with respect to such Receivable in accordance with the terms of such Receivable. With respect to each Liquidated Receivable, Liquidation Proceeds shall be applied to interest and principal with respect to such Receivable in accordance with the terms of such Receivable, and then to any Insurance Add-On Amount due and payable with respect to such Receivable. The Servicer shall not be entitled to any Supplemental Servicing Fees with respect to a Liquidated Receivable.

                        (b) With respect to each Receivable that has become a Purchased Receivable on any Deposit Date, the Purchase Amount shall be applied, for purposes of this Agreement only, to interest and principal on the Receivable in accordance with the terms of the Receivable as if the Purchase Amount had been paid by the Obligor on the Accounting Date. The Servicer shall not be entitled to any Supplemental Servicing Fees with respect to such a Receivable. Nothing contained herein shall relieve any Obligor of any obligation relating to any Receivable.

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

                        (c) All amounts collected that are payable to the Servicer as Supplemental Servicing Fees hereunder shall be deposited in the Collection Account and paid to the Servicer in accordance with
        Section 4.6(iii).

                        (d) All payments by or on behalf of an Obligor received with respect to any Purchased Receivable after the Accounting Date immediately preceding the Deposit Date on which the Purchase Amount was paid by the Seller, AFL or the Servicer shall be paid to the Seller, AFL or the Servicer, respectively, and shall not be included in the Available Funds.

                SECTION 4.4.  MONTHLY ADVANCES.

                (a) If with respect to a Receivable, the amount deposited into the Collection Account during a Monthly Period in respect of such Receivable and allocable to interest (determined in accordance with Section 4.3) is less than an amount of interest equal to interest accrued on such Receivable (for the number of calendar days in such Monthly Period) (calculated according to the method specified in the related retail installment sale contract or promissory note at the APR on the Principal Balance of such Receivable as of the Accounting Date preceding such Distribution Date), the Servicer shall make a Monthly Advance equal to the amount of such shortfall; PROVIDED, HOWEVER, that the Servicer shall not be required to make a Monthly Advance with respect to a Receivable extended pursuant to Section 3.2(b) for any Monthly Period during which no Scheduled Payment is due according to the terms of such extension; and PROVIDED FURTHER, that the Servicer shall not be required to make a Monthly Advance with respect to a Receivable that is less than 31 days delinquent.

                (b) On or before each Determination Date and prior to the delivery of the Servicer's Certificate for such Determination Date pursuant to Section 3.9, the Servicer shall deposit in the Collection Account the aggregate amount of Monthly Advances required for the related Monthly Period in immediately available funds (subject to Section 4.8).

                (c) The Servicer shall be entitled to be reimbursed for Outstanding Monthly Advances with respect to a Receivable pursuant to Section 4.6(i) or pursuant to Section 4.8 from the following sources with respect to such Receivable on any day subsequent to the Distribution Date in respect of which such Monthly Advance was made: (i) subsequent payments by or on behalf of the Obligor with respect to such Receivable, (ii) collections of Liquidation Proceeds with respect to such Receivable if such Receivable becomes a Liquidated Receivable and (iii) payment of any Purchase Amount with respect to such Receivable if such Receivable becomes a Purchased Receivable.
 If any Receivable shall become a Liquidated Receivable and the Servicer shall not have been fully reimbursed for Outstanding Monthly Advances with respect to such Receivable from the sources of funds previously described in this paragraph, the Servicer shall be entitled to reimbursement from collections on Receivables other than the Receivable in respect of which such Outstanding Monthly Advance shall have been made.

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

                SECTION 4.5. ADDITIONAL DEPOSITS. On or before each Deposit Date, the Servicer or AFL shall deposit in the Collection Account the aggregate Purchase Amounts with respect to Administrative Receivables and Warranty Receivables, respectively. All such deposits of Purchase Amounts shall be made in immediately available funds. On or before each Draw Date, the Indenture Trustee shall deposit in the Collection Account any amounts delivered to the Indenture Trustee by the Collateral Agent.

                SECTION 4.6. DISTRIBUTIONS. On each Distribution Date, the Indenture Trustee shall (based on the information contained in the Servicer's Certificate delivered on the related Determination Date) distribute the following amounts and in the order of priority specified below. Within each order of priority, amounts shall be deemed withdrawn first from Available Funds, second from the Reserve Account and third from any Deficiency Claim Amounts.

                        (i) first, from the Distribution Amount, (A) to the Trust for payment of any taxes due and unpaid with respect to the Trust, to the extent such taxes have not been previously paid by AFL or by the Servicer pursuant to Section 3.8, and (B) then to the Servicer, the amount of Outstanding Monthly Advances for which the Servicer is entitled to be reimbursed pursuant to Section 4.4(c) and for which the Servicer has not previously been reimbursed pursuant to Section 4.8;

                        (ii) second, from the Distribution Amount then remaining on deposit in the Collection Account, to the Owner Trustee, any accrued and unpaid fees of the Owner Trustee in accordance with the Trust Agreement and including amounts with respect to which the Administrator is entitled to be reimbursed pursuant to the Administration Agreement; to the Indenture Trustee, any accrued and unpaid fees of the Indenture Trustee in accordance with the Indenture; to any Lockbox Bank, Custodian, Backup Servicer, Collateral Agent, Indenture Collateral Agent or Administrator (including the Owner Trustee or Indenture Trustee if acting in any such additional capacity), any accrued and unpaid fees (in each case, to the extent such Person has not previously received such amount from the Servicer or AFL), to the Backup Servicer, any transition expenses (not to exceed $100,000) in accordance with Section 8.3; PROVIDED, HOWEVER, in the event that the rating assigned by Standard & Poor's to the claims-paying ability of the Security Insurer is not AAA, the accrued and unpaid fees of the Owner Trustee, the Indenture Trustee, the Backup Servicer, the Collateral Agent, the Indenture Collateral Agent and the Administrator shall be distributed pursuant to this clause (ii) to the extent such fees are not in excess of the amount (the "Servicer Fee Threshold") obtained by dividing (x) .20% of the Aggregate Principal Balance by (y) twelve, and any accrued and unpaid fees in excess of the Servicer Fee Threshold remaining to be distributed pursuant to this clause (ii) shall not be distributed pursuant to this clause (ii) but shall be distributed after the distributions to be made pursuant to clause (v) below but before the distributions to be made pursuant to clause (vi) below;

                        (iii) third, from the Distribution Amount then remaining on deposit in the Collection Account, to the Servicer, the Basic Servicing Fee for the related Monthly Period, any Supplemental Servicing Fees for the related Monthly Period, and any

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

        amounts specified in Section 4.2(b), to the extent the Servicer has not reimbursed itself in respect of such amounts pursuant to Section 4.8;

                        (iv) fourth, from the Distribution Amount then remaining on deposit in the Collection Account, to the Note Distribution Account, an amount equal to the Noteholders' Interest Distributable Amount for such Distribution Date;

                        (v) fifth, from the Distribution Amount then remaining on deposit in the Collection Account, to the Note Distribution Account, an amount equal to the Noteholders' Principal Distributable Amount for such Distribution Date;

                        (vi) sixth, from the Distribution Amount then remaining on deposit in the Collection Account, to the Security Insurer, to the extent of any amounts owing to the Security Insurer under the Insurance Agreement and not paid, whether or not AFL is also obligated to pay such amounts, such amounts representing a portion of the Credit Enhancement Fee otherwise payable on a subordinated basis to the Seller; and

                        (vii) seventh, any remaining Available Funds to the Collateral Agent for deposit in the Spread Account, such amounts representing a portion of the Credit Enhancement Fee payable on a subordinated basis to the Seller.

                SECTION 4.7.  PRE-FUNDING ACCOUNT.

                (a) On the Closing Date, the Indenture Trustee will deposit, on behalf of the Seller, in the Pre-Funding Account $148,818,732.02 from the proceeds of the sale of the Notes. On each Subsequent Transfer Date, the Servicer shall instruct the Indenture Trustee in writing:

                        (i) to withdraw from the Pre-Funding Account the Spread Account Additional Deposit, if any, on such Subsequent Transfer Date, and to deliver such funds to the Collateral Agent for deposit in the Spread Account,

                        (ii) to withdraw from the Pre-Funding Account the amount, if any, by which the Requisite Reserve Amount for such Subsequent Transfer Date exceeds the Reserve Amount, and to deposit such funds in the Reserve Account,

                        (iii) to withdraw from the Pre-Funding Account the Class A-1 Holdback Amount, if any, for such Subsequent Transfer Date, and to deposit such funds in the Class A-1 Holdback Subaccount,

                        (iv) to withdraw from the Pre-Funding Account the amount, if any, on deposit therein in excess of the remaining Pre-Funded Amount, after giving effect to the withdrawals specified in clauses
        (i) - (iii) above, and to distribute such amount to or upon the order of the Seller upon satisfaction of the conditions set forth in Section 2.4 with respect to such transfer, and

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

                        (v) to withdraw from the Reserve Account an amount equal to the excess, if any, of the Reserve Amount (after giving effect to withdrawals from the Reserve Account pursuant to Section 5.1 on the immediately following Distribution Date, if such Subsequent Transfer Date falls between a Determination Date and the related Distribution
        Date) over the Requisite Reserve Amount for such Subsequent Transfer Date and to distribute such amount to or upon the order of the Depositor.

                (b) If (x) the Pre-Funded Amount has not been reduced to zero on the Distribution Date on or immediately following the end of the Funding Period) or (y) the Pre-Funded Amount has been reduced to $100,000 or less on any Distribution Date, in either case after giving effect to any reductions in the Pre-Funded Amount on such Distribution Date pursuant to paragraph (a) above, the Servicer shall provide written instructions to the Indenture Trustee to withdraw from the Pre-Funding Account on such Distribution Date an amount equal to the sum of the Class A-1 Prepayment Amount, the Class A-2 Prepayment Amount, the Class A-3 Prepayment Amount, the Class A-4 Prepayment Amount and the Class A-5 Prepayment Amount and deposit such amount in the Note Distribution Account. Any remaining funds on deposit in the Pre-Funding Account shall be distributed to the Depositor. If the funds on deposit in the Pre-Funding Account are less than the amount described above, then the Servicer shall provide written instructions to the Indenture Trustee to withdraw the funds on deposit in the Pre-Funding Account and deposit such funds in the Note Distribution Account and Collection Account, pro rata in accordance with the amount specified above.

                (c) If the Pre-Funded Amount is greater than $100,000 at the end of the Funding Period, the Seller will deposit into the Note Distribution Account an amount equal to the sum of the Class A-1 Prepayment Premium, the Class A-2 Prepayment Premium, the Class A-3 Prepayment Premium, the Class A-4 Prepayment Premium and the Class A-5 Prepayment Premium; PROVIDED, HOWEVER, that the obligation of the Seller to make the deposits referred to in this sentence is expressly limited to the extent of the amount of Liquidated Damages (as defined in the Closing Date Purchase Agreement) paid to the Seller by AFL and by the Seller to the Trust.

                SECTION 4.8. NET DEPOSITS. Subject to payment by the Servicer of amounts otherwise payable pursuant to Section 4.6(ii) and provided that no Servicer Termination Event shall have occurred and be continuing with respect to such Servicer, the Servicer may make the remittances to be made by it pursuant to Sections 4.2, 4.4 and 4.5 net of amounts (which amounts may be netted prior to any such remittance for a Monthly Period) to be distributed to it pursuant to Sections 3.8, 4.2(b) and 4.6(i); PROVIDED, HOWEVER, that the Servicer shall account for all of such amounts in the related Servicer's Certificate as if such amounts were deposited and distributed separately; and, PROVIDED, FURTHER, that if an error is made by the Servicer in calculating the amount to be deposited or retained by it, with the result that an amount less than required is deposited in the Collection Account, the Servicer shall make a payment of the deficiency to the Collection Account, immediately upon becoming aware, or receiving notice from the Indenture Trustee, of such error.

                SECTION 4.9.  STATEMENTS TO NOTEHOLDERS.

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                (a)     On each Distribution Date, the Indenture Trustee
shall include with each distribution to each Noteholder, the Servicer's Certificate (which statement shall also have been provided to the Security Insurer and to each Rating Agency by the Servicer) delivered on the related Determination Date pursuant to Section 3.9, setting forth for the Monthly Period relating to such Payment Date the following information with respect to each class of Notes:

                        (i) the amount of such distribution allocable to principal;

                        (ii) the amount of such distribution allocable to interest;

                        (iii) the amount of such distribution payable out of amounts withdrawn from the Reserve Account, the Class A-1 Holdback Subaccount, the Spread Account or pursuant to a claim on the Note Policy;

                        (iv) the outstanding principal balance of the Notes (after giving effect to distributions made on such Distribution Date);

                        (v) the Class A-1 Interest Carryover Shortfall, the Class A-2 Interest Carryover Shortfall, the Class A-3 Interest Carryover Shortfall, the Class A-4 Interest Carryover Shortfall, the Class A-5 Interest Carryover Shortfall, and the Noteholders' Principal Carryover Shortfall, if any, and the change in such amounts from the preceding statement;

                        (vi) the amount of fees paid by the Trust with respect to such Monthly Period;

                        (vii) for Payment Dates during the Funding Period, the remaining Pre-Funded Amount, the remaining Reserve Amount and the amount on deposit in the Class A-1 Holdback Subaccount;

                        (viii) for the Payment Date on or immediately following the end of the Funding Period, the Class A-1 Prepayment Amount, the Class A-2 Prepayment Amount, the Class A-3 Prepayment Amount, Amount, the Class A-4 Prepayment Amount, the Class A-5 Prepayment Amount, the Class A-1 Prepayment Premium, the Class A-2 Prepayment Premium, the Class A-3 Prepayment Premium, the Class A-4 Prepayment Premium and the Class A-5 Prepayment Premium, if any, and the remaining Reserve Amount that has not been distributed pursuant to Section 4.6 or to the Depositor; and

                        (ix) the Note Pool Factor with respect to each class of Notes (after giving effect to distributions made on such Payment
        Date).

Each amount set forth pursuant to subclauses (i) through (iv) above may be expressed as a dollar amount per $1,000 of original principal balance of a Note.

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

                (b) Note Owners may obtain copies of the statements delivered by the Indenture Trustee pursuant to subsection (b) above upon written request to the Indenture Trustee at its Corporate Trust Office (together with a certification that such Person is a Note Owner and payment of any expenses associated with the distribution thereof).

                SECTION 4.10. INDENTURE TRUSTEE AS AGENT. The Indenture Trustee, in holding all funds in the Trust Accounts and in making distributions as provided in this Agreement, shall act solely on behalf of and as agent for the Noteholders.

                SECTION 4.11. ELIGIBLE ACCOUNTS. Any account which is required to be established as an Eligible Account pursuant to this Agreement and which ceases to be an Eligible Account shall within five Business Days (or such longer period, not to exceed 30 days, as to which each Rating Agency and the Security Insurer may consent) be established as a new account which shall be an Eligible Account and any cash and/or any investments shall be transferred to such new account.

                                      ARTICLE V

                       THE RESERVE ACCOUNT; THE SPREAD ACCOUNT

                SECTION 5.1.  WITHDRAWALS FROM THE RESERVE ACCOUNT.

                (a) In the event that the Servicer's Certificate with respect to any Determination Date shall state that the amount of Available Funds with respect to such Determination Date is less than the sum of the amounts payable on the related Distribution Date pursuant to clauses (i) through (vii) of Section 4.6, then on the Draw Date immediately preceding such Distribution Date, the Indenture Trustee, in accordance with written instructions, shall (i) withdraw amounts on deposit in the Reserve Account, other than any funds in the Class A-1 Holdback Subaccount (up to the amount by which the amounts payable on the related Distribution Date pursuant to clauses (i) through (vii) of Section 4.6 exceed the amount of Available Funds with respect to such Determination Date) and (ii) deposit the amounts so withdrawn from the Reserve Account into the Collection Account. On each Distribution Date, any funds on deposit in the Reserve Account (other than funds on deposit in the Class A-1 Holdback Subaccount) in excess of the Requisite Reserve Amount (after giving effect to any withdrawals on the immediately preceding Draw Date as described above) shall be paid to the Depositor.

                (b) In the event that the Servicer's Certificate with respect to the Determination Date related to the Class A-1 Final Scheduled Distribution Date shall state that the unpaid principal balance of the Class A-1 Notes (after giving effect to the distribution of the Available Funds pursuant to clauses (i) - (v) of Section 4.6 for such Distribution Date), is greater than zero, then on the Draw Date immediately preceding such Distribution Date the Indenture Trustee, in accordance with written instructions, shall withdraw an amount equal to such unpaid principal balance from funds on deposit in the Class A-1 Holdback Subaccount (or the amount of funds on deposit in the Class A-1 Holdback Subaccount, if less) and deposit such funds in the

Note Distribution Account for distribution to the Class A-1 Noteholders on such Distribution Date. Funds in the Class A-1 Holdback Subaccount shall not be available to pay any other amounts. Any funds remaining in the Class A-1 Holdback Subaccount, after withdrawal of any such amount on the Class A-1 Final Scheduled Distribution Date, shall be released to the Depositor.

                SECTION 5.2.  WITHDRAWALS FROM SPREAD ACCOUNT.

                (a) In the event that the Servicer's Certificate with respect to any Determination Date shall state that the Deficiency Claim Amount (as defined below) with respect to the related Distribution Date is greater than zero, then on the Deficiency Claim Date immediately preceding such Distribution Date, the Indenture Trustee shall deliver to the Collateral Agent, the Security Insurer, the Fiscal Agent, if any, the Owner Trustee and the Servicer, by hand delivery, telex or facsimile transmission, a written notice (a "Deficiency Notice"). Such Deficiency Notice shall direct the Collateral Agent to remit such Deficiency Claim Amount (to the extent of the funds available to be distributed pursuant to the Spread Account Agreement) to the Indenture Trustee for deposit in the Collection Account. The "Deficiency Claim Amount" with respect to any Distribution Date shall equal the excess, if any, of

                        (i) the amount required to be distributed pursuant to clauses (i) - (vi) of Section 4.6 (without giving effect to the limitation of the Distribution Amount specified in each such clause) over

                        (ii) the sum of (A) the Actual Funds with respect to such Distribution Date, plus (B) if such Distribution Date is the Class A-1 Final Scheduled Distribution Date, the amount, if any, withdrawn from the Class A-1 Holdback Subaccount and deposited in the Note Distribution Account pursuant to Section 5.1(b).

                (b) any Deficiency Notice shall be delivered by 10:00 a.m., New York City time, on the fourth Business Day preceding such Distribution Date. The amounts distributed by the Collateral Agent to the Indenture Trustee pursuant to a Deficiency Notice shall be deposited by the Indenture Trustee into the Collection Account pursuant to Section 4.5.

                                   ARTICLE VI

                                   THE SELLER

                SECTION 6.1.  LIABILITY OF SELLER.

                (a) The Seller shall be liable hereunder only to the extent of the obligations in this Agreement specifically undertaken by the Seller and the representations made by the Seller.

                SECTION 6.2. MERGER OR CONSOLIDATION OF, OR ASSUMPTION OF THE OBLIGATIONS OF, SELLER; AMENDMENT OF CERTIFICATE OF INCORPORATION.

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

                (a) The Seller shall not merge or consolidate with any other Person or permit any other Person to become the successor to the Seller's business without (so long as an Insurer Default shall not have occurred and be continuing) the prior written consent of the Security Insurer. The certificate of incorporation of any corporation (i) into which the Seller may be merged or consolidated, (ii) resulting from any merger or consolidation to which the Seller shall be a party, or (iii) succeeding to the business of Seller, shall contain provisions relating to limitations on business and other matters substantively identical to those contained in the Seller's certificate of incorporation. Any such successor corporation shall execute an agreement of assumption of every obligation of the Seller under this Agreement and each Related Document and, whether or not such assumption agreement is executed, shall be the successor to the Seller under this Agreement without the execution or filing of any document or any further act on the part of any of the parties to this Agreement. The Seller shall provide prompt notice of any merger, consolidation or succession pursuant to this Section 6.2 to the Owner Trustee, the Indenture Trustee, the Security Insurer and the Rating Agencies. Notwithstanding the foregoing, the Seller shall not merge or consolidate with any other Person or permit any other Person to become a successor to the Seller's business, unless (x) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 2.5 shall have been breached (for purposes hereof, such representations and warranties shall speak as of the date of the consummation of such transaction) and no event that, after notice or lapse of time, or both, would become a Servicer Termination Event shall have occurred and be continuing, (y) the Seller shall have delivered to the Owner Trustee, the Indenture Trustee and the Security Insurer an officer's certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section 6.2 and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, and (z) the Seller shall have delivered to the Owner Trustee, the Indenture Trustee and the Security Insurer an Opinion of Counsel, stating that, in the opinion of such counsel, either (A) all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary to preserve and protect the interest of the Trust in the Trust Property and reciting the details of the filings or (B) no such action shall be necessary to preserve and protect such interest.

                (b) The Seller hereby agrees that it shall not (i) take any action prohibited by Article XVI of its certificate of incorporation or
(ii) without the prior written consent of the Owner Trustee and the Indenture Trustee and (so long as an Insurer Default shall not have occurred and be continuing) the Security Insurer and without giving prior written notice to the Rating Agencies, amend Article III, Article IX, Article XIV or Article XVI of its certificate of incorporation.

                SECTION 6.3. LIMITATION ON LIABILITY OF SELLER AND OTHERS. The Seller and any director or officer or employee or agent of the Seller may rely in good faith on the advice of counsel or on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement. The Seller shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its
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

obligations as Seller of the Receivables under this Agreement and that in its opinion may involve it in any expense or liability.

                SECTION 6.4. SELLER MAY OWN NOTES. Each of the Seller and any Affiliate of the Seller may in its individual or any other capacity become the owner or pledgee of Notes with the same rights as it would have if it were not the Seller or an Affiliate thereof except as otherwise specifically provided herein or in the Related Documents. Notes so owned by or pledged to the Seller or such Affiliate shall have an equal and proportionate benefit under the provisions of this Agreement or any Related Document, without preference, priority, or distinction as among all of the Notes, provided that any Notes owned by the Seller or any Affiliate thereof, during the time such Notes are owned by them, shall be without voting rights for any purpose set forth in this Agreement or any Related Document. The Seller shall notify the Owner Trustee, the Indenture Trustee and the Security Insurer promptly after it or any of its Affiliates become the owner or pledgee of a Note.


                                   ARTICLE VII

                                   THE SERVICER

                SECTION 7.1.  LIABILITY OF SERVICER; INDEMNITIES.

                (a) The Servicer (in its capacity as such and, in the case of AFL, without limitation of its obligations under the Purchase Agreement) shall be liable hereunder only to the extent of the obligations in this Agreement specifically undertaken by the Servicer and the representations made by the Servicer.

                (b) The Servicer shall defend, indemnify and hold harmless the Trust, the Owner Trustee, the Indenture Trustee, the Backup Servicer, the Security Insurer, their respective officers, directors, agents and employees, and the Noteholders from and against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation arising out of or resulting from the use, ownership or operation by the Servicer or any Affiliate thereof of any Financed Vehicle.

                (c) The Servicer shall indemnify, defend and hold harmless the Trust, the Owner Trustee, the Indenture Trustee, the Backup Servicer, the Security Insurer, their respective officers, directors, agents and employees and the Noteholders from and against any taxes that may at any time be asserted against the Trust, the Owner Trustee, the Indenture Trustee, the Backup Servicer, the Security Insurer or the Noteholders with respect to the transactions contemplated in this Agreement, including, without limitation, any sales, gross receipts, withholding, general corporation, tangible personal property, privilege or license taxes (but not including (i) income taxes on fees and expenses payable to the Owner Trustee, the Indenture Trustee, the Backup Servicer or the Security Insurer, (ii) income taxes arising out of distributions on the Notes or (iii) transfer taxes arising in connection with transfers of Notes).

                (d) The Servicer shall indemnify, defend and hold harmless the Trust, the Owner Trustee, the Indenture Trustee, the Backup Servicer, the Security Insurer, their respective officers, directors, agents and employees and the Noteholders from and against any and all costs, expenses, losses, claims, damages, and liabilities to the extent that such cost, expense, loss, claim, damage, or liability arose out of, or was imposed upon the Trust, the Owner Trustee, the Indenture Trustee, the Backup Servicer, the Security Insurer or the Noteholders through the breach of this Agreement, the negligence, willful misfeasance, or bad faith of the Servicer in the performance of its duties under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement.

                (e) The Servicer shall indemnify, defend, and hold harmless the Owner Trustee, in its individual capacity, its officers, directors, agents and employees, from and against all costs, taxes (other than income taxes on fees and expenses payable to the Owner Trustee), expenses, losses, claims, damages and liabilities arising out of or incurred in connection with the acceptance or performance of the trusts and duties contained in the Trust Agreement and the Related Documents, except to the extent that such cost, taxes (other than income taxes), expense, loss, claim, damage or liability (A) is due to the willful misfeasance or gross negligence of the Owner Trustee, or (B) arises from the Owner Trustee's breach of any of its representations or warranties set forth in Section 6.2 of the Trust Agreement; PROVIDED, HOWEVER, that amounts payable under this paragraph shall be increased by the amount of income taxes actually paid by the Owner Trustee in respect of any indemnity payment unless the Owner Trustee received or can reasonably be expected to receive a tax deduction for the related loss or cost.

                (f) Indemnification under this Article shall include, without limitation, reasonable fees and expenses of counsel and expenses of litigation. If the Servicer has made any indemnity payments pursuant to this Article and the recipient thereafter collects any of such amounts from others, the recipient shall promptly repay such amounts collected to the Servicer, without interest.

                (g) AFL, in its individual capacity, hereby acknowledges that the indemnification provisions in the Purchase Agreement benefiting the Trust, the Owner Trustee, the Indenture Trustee, the Backup Servicer and the Security Insurer are enforceable by each hereunder.

                SECTION 7.2. MERGER OR CONSOLIDATION OF, OR ASSUMPTION OF THE OBLIGATIONS OF, THE SERVICER OR BACKUP SERVICER.

                (a) The Servicer shall not merge or consolidate with any other person, convey, transfer or lease substantially all its assets as an entirety to another Person, or permit any other Person to become the successor to the Servicer's business unless, after the merger, consolidation, conveyance, transfer, lease or succession, the successor or surviving entity shall be an Eligible Servicer and shall be capable of fulfilling the duties of the Servicer contained in this Agreement. Any corporation (i) into which the Servicer may be merged or consolidated, (ii) resulting from any merger or consolidation to which the Servicer shall be a party, (iii) which acquires by conveyance, transfer, or lease substantially all of the assets of the Servicer, or (iv) succeeding to the business of the Servicer, in any of the foregoing cases shall execute an agreement of assumption to perform every obligation of the Servicer under this Agreement and, whether or not such assumption agreement is executed, shall be the successor to the Servicer under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement, anything in this Agreement to the contrary notwithstanding; PROVIDED, HOWEVER, that nothing contained herein shall be deemed to release the Servicer from any obligation. The Servicer shall provide notice of any merger, consolidation or succession pursuant to this
Section 7.2(a) to the Owner Trustee, the Indenture Trustee, the Security Insurer and each Rating Agency. Notwithstanding the foregoing, the Servicer shall not merge or consolidate with any other Person or permit any other Person to become a successor to the Servicer's business, unless (x) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 3.6 shall have been breached (for purposes hereof, such representations and warranties shall speak as of the date of the consummation of such transaction) and no event that, after notice or lapse of time, or both, would become an Insurance Agreement Event of Default shall have occurred and be continuing, (y) the Servicer shall have delivered to the Owner Trustee, the Indenture Trustee and the Security Insurer an Officer's Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this
Section 7.2(a) and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, and (z) the Servicer shall have delivered to the Owner Trustee, the Indenture Trustee and the Security Insurer an Opinion of Counsel, stating that, in the opinion of such counsel, either (A) all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary to preserve and protect the interest of the Owner Trustee in the Trust Property and reciting the details of the filings or (B) no such action shall be necessary to preserve and protect such interest.

                (b) Any corporation (i) into which the Backup Servicer may be merged or consolidated, (ii) resulting from any merger or consolidation to which the Backup Servicer shall be a party, (iii) which acquires by conveyance, transfer or lease substantially all of the assets of the Backup Servicer, or (iv) succeeding to the business of the Backup Servicer, in any of the foregoing cases shall execute an agreement of assumption to perform every obligation of the Backup Servicer under this Agreement and, whether or not such assumption agreement is executed, shall be the successor to the Backup Servicer under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement, anything in this Agreement to the contrary notwithstanding; PROVIDED, HOWEVER, that nothing contained herein shall be deemed to release the Backup Servicer from any obligation.

                SECTION 7.3. LIMITATION ON LIABILITY OF SERVICER, BACKUP SERVICER AND OTHERS.

                (a) Neither the Servicer, the Backup Servicer nor any of the directors or officers or employees or agents of the Servicer or Backup Servicer shall be under any liability to the Trust, or the Noteholders, except as provided in this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement; PROVIDED, HOWEVER, that this provision shall not protect the Servicer, the Backup Servicer or any such person against any liability that would otherwise be imposed by reason of a breach of this Agreement or willful misfeasance, bad faith or negligence (excluding errors in judgment) in the performance of duties, by reason of reckless disregard of obligations and duties under this Agreement or any violation of law by the Servicer, Backup Servicer or such person, as the case may be; PROVIDED FURTHER, that this provision shall not affect any liability to indemnify the Owner Trustee and the Indenture Trustee for costs, taxes, expenses, claims, liabilities, losses or damages paid by the Owner Trustee or the Indenture Trustee, each in its individual capacity. The Servicer, the Backup Servicer and any director, officer, employee or agent of the Servicer or Backup Servicer may rely in good faith on the advice of counsel or on any document of any kind PRIMA FACIE properly executed and submitted by any Person respecting any matters arising under this Agreement.

                (b) The Backup Servicer shall not be liable for any obligation of the Servicer contained in this Agreement, and the Owner Trustee, the Indenture Trustee, the Seller, the Security Insurer and the Noteholders shall look only to the Servicer to perform such obligations.

                SECTION 7.4. DELEGATION OF DUTIES. The Servicer may delegate duties under this Agreement to an Affiliate of AFL with the prior written consent of the Security Insurer, the Indenture Trustee, the Owner Trustee and the Backup Servicer. The Servicer also may at any time perform the specific duty of repossession of Financed Vehicles through sub-contractors who are in the business of servicing automotive receivables and may perform other specific duties through such sub-contractors with the prior written consent of the Security Insurer (unless an Insurer Default shall have occurred and be continuing), PROVIDED, HOWEVER, that no such delegation or sub-contracting duties by the Servicer shall relieve the Servicer of its responsibility with respect to such duties. So long as no Insurer Default shall have occurred and be continuing, neither AFL or any party acting as Servicer hereunder shall appoint any subservicer hereunder without the prior written consent of the Security Insurer, the Indenture Trustee, the Owner Trustee and the Backup Servicer.

                SECTION 7.5. SERVICER AND BACKUP SERVICER NOT TO RESIGN. Subject to the provisions of Section 7.2, neither the Servicer nor the Backup Servicer shall resign from the obligations and duties imposed on it by this Agreement as Servicer or Backup Servicer except upon a determination that by reason of a change in legal requirements the performance of its duties under this Agreement would cause it to be in violation of such legal requirements in a manner which would have a material adverse effect on the Servicer or the Backup Servicer, as the case may be, and the Security Insurer (so long as an Insurer Default shall not have occurred and be continuing) or Note Majority (if an Insurer Default shall have occurred and be continuing) does not elect to waive the obligations of the Servicer or the Backup Servicer, as the case may be, to perform the duties which render it legally unable to act or to delegate those duties to another Person. Any such determination permitting the resignation of the Servicer or Backup Servicer shall be evidenced by an Opinion of Counsel to such effect delivered and reasonably acceptable to the Owner Trustee, the Indenture Trustee and the Security Insurer (unless an Insurer Default shall have occurred and be continuing). No resignation of the Servicer shall become effective until, so long as no Insurer Default shall have occurred and be continuing, the Backup Servicer or an entity acceptable to the Security Insurer shall have assumed the responsibilities and obligations of the Servicer or, if an Insurer Default shall have occurred and be continuing, the Backup Servicer or a successor Servicer that is an Eligible Servicer shall have assumed the responsibilities and obligations of the Servicer. No resignation of the Backup Servicer shall become effective until, so long as no Insurer Default shall have occurred and be continuing, an entity acceptable to the Security Insurer shall have assumed the responsibilities and obligations of the Backup Servicer or, if an Insurer Default shall have occurred and be continuing, a Person that is an Eligible Servicer shall have assumed the responsibilities and obligations of the Backup Servicer; PROVIDED, HOWEVER, that in the event a successor Backup Servicer is not appointed within 60 days after the Backup Servicer has given notice of its resignation and has provided the Opinion of Counsel required by this Section 7.5, the Backup Servicer may petition a court for its removal.

                SECTION 7.6. ADVANCING OBLIGATIONS OF SUCCESSOR SERVICER. The successor Servicer, if Norwest Bank Minnesota, National Association, its successors or assigns, shall have no obligation to perform any repurchase or advancing obligations, if any, of the Servicer hereunder.


                                   ARTICLE VIII

                           SERVICER TERMINATION EVENTS

                SECTION 8.1. SERVICER TERMINATION EVENT. For purposes of this Agreement, each of the following shall constitute a "Servicer Termination Event":

                        (a) Any failure by the Servicer to deliver to the Indenture Trustee for distribution to Noteholders any proceeds or payment required to be so delivered under the terms of this Agreement (or, if AFL is the Servicer, the Purchase Agreement) that continues unremedied for a period of two Business Days (one Business Day with respect to payment of Purchase Amounts) after written notice is received by the Servicer from the Indenture Trustee or (unless an Insurer Default shall have occurred and be continuing) the Security Insurer or after discovery of such failure by a Responsible Officer of the Servicer; or

                        (b) Failure by the Servicer to deliver to the Indenture Trustee, the Owner Trustee and (so long as an Insurer Default shall not have occurred and be continuing) the Security Insurer the Servicer's Certificate by the fourth Business Day prior to the Distribution Date, or failure on the part of the Servicer to observe its covenants and agreements set forth in Section 7.2(a); or

                        (c) Failure on the part of the Servicer duly to observe or perform in any material respect any other covenants or agreements of the Servicer set forth in this Agreement (or, if AFL is the Servicer, the Purchase Agreement), which failure (i) materially and adversely affects the rights of Noteholders (determined without regard to the availability of funds under the Note Policy), or of the Security Insurer (unless an Insurer Default shall have occurred and be continuing), and (ii) continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Owner Trustee, the Indenture Trustee or the Security Insurer (or, if an Insurer Default shall have occurred and be continuing, any Noteholder); or

                        (d) (i) The commencement of an involuntary case under the federal bankruptcy laws, as now or hereinafter in effect, or another present or future federal or state bankruptcy, insolvency or similar law and such case is not dismissed within 60 days; or (ii) the entry of a decree or order for relief by a court or regulatory authority having jurisdiction in respect of the Servicer or the Seller in an involuntary case under the federal bankruptcy laws, as now or hereafter in effect, or another present or future, federal or state, bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Servicer or the Seller or of any substantial part of their respective properties or ordering the winding up or liquidation of the affairs of the Servicer or the Seller; or

                        (e) The commencement by the Servicer or the Seller of a voluntary case under the federal bankruptcy laws, as now or hereafter in effect, or any other present or future, federal or state, bankruptcy, insolvency or similar law, or the consent by the Servicer or the Seller to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Servicer or the Seller or of any substantial part of its property or the making by the Servicer or the Seller of an assignment for the benefit of creditors or the failure by the Servicer or the Seller generally to pay its debts as such debts become due or the taking of corporate action by the Servicer or the Seller in furtherance of any of the foregoing; or

                        (f) Any representation, warranty or statement of the Servicer or the Seller made in this Agreement or any certificate, report or other writing delivered pursuant hereto shall prove to be incorrect in any material respect as of the time when the same shall have been made (excluding, however, any representation or warranty set forth in Section 2.5(a)), and the incorrectness of such representation, warranty or statement has a material adverse effect on the Trust and, within 30 days after written notice thereof shall have been given to the Servicer or the Seller by the Owner Trustee, the Indenture Trustee or the Security Insurer (or, if an Insurer Default shall have occurred and be continuing, a Noteholder), the circumstances or condition in respect of which such representation, warranty or statement was incorrect shall not have been eliminated or otherwise cured; or

                        (g) So long as an Insurer Default shall not have occurred and be continuing, the Security Insurer shall not have delivered a Servicer Extension Notice pursuant to Section 3.14 (in which case the Servicer Termination Event will be deemed to have occurred as of the last day of the term of the most recent Servicer Extension Notice received); or

                        (h) So long as an Insurer Default shall not have occurred and be continuing, an Insurance Agreement Event of Default shall have occurred; or

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

                        (i)     A claim is made under the Note Policy.

                SECTION 8.2. CONSEQUENCES OF A SERVICER TERMINATION EVENT. If a Servicer Termination Event shall occur and be continuing, the Security Insurer (or, if an Insurer Default shall have occurred and be continuing, either the Indenture Trustee, the Owner Trustee, or a Note Majority), by notice given in writing to the Servicer (and to the Indenture Trustee, the Backup Servicer and the Owner Trustee if given by the Security Insurer or the Noteholders) may terminate all of the rights and obligations of the Servicer under this Agreement. On or after (i) the receipt by the Servicer of such written notice, or (ii) the receipt by the Backup Servicer (or any alternate successor servicer appointed by the Security Insurer pursuant to Section 8.3(b)) of written notice from the Security Insurer that the Security Insurer is not extending the Servicer's term pursuant to Section 3.14, all authority, power, obligations and responsibilities of the Servicer under this Agreement, whether with respect to the Notes or the Trust Property or otherwise, shall be terminated and automatically shall pass to, be vested in and become obligations and responsibilities of the Backup Servicer (or such other successor Servicer appointed by the Security Insurer); PROVIDED, HOWEVER, that the successor Servicer shall have no liability with respect to any obligation which was required to be performed by the terminated Servicer prior to the date that the successor Servicer becomes the Servicer or any claim of a third party based on any alleged action or inaction of the terminated Servicer. The successor Servicer is authorized and empowered by this Agreement to execute and deliver, on behalf of the terminated Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Receivables and the other Trust Property and related documents to show the Owner Trustee as lienholder or secured party on the related Lien Certificates, or otherwise. The terminated Servicer agrees to cooperate with the successor Servicer in effecting the termination of the responsibilities and rights of the terminated Servicer under this Agreement, including, without limitation, the transfer to the successor Servicer for administration by it of all cash amounts that shall at the time be held by the terminated Servicer for deposit, or have been deposited by the terminated Servicer, in the Collection Account or thereafter received with respect to the Receivables and the delivery to the successor Servicer of all Receivable Files, Monthly Records and Collection Records and a computer tape in readable form as of the most recent Business Day containing all information necessary to enable the successor Servicer or a successor Servicer to service the Receivables and the other Trust Property. If requested by the Security Insurer (unless an Insurer Default shall have occurred and be continuing), the successor Servicer shall terminate the Lockbox Agreement and direct the Obligors to make all payments under the Receivables directly to the successor Servicer (in which event the successor Servicer shall process such payments in accordance with Section 3.2(e)), or to a lockbox established by the successor Servicer at the direction of the Security Insurer (unless an Insurer Default shall have occurred and be continuing), at the successor Servicer's expense. In addition to any other amounts that are then payable to the terminated Servicer under this Agreement, the terminated Servicer shall then be entitled to receive out of Available Funds reimbursements for any Outstanding Monthly Advances (in accordance with Section 4.4(c)) made during the period prior to the notice pursuant to this Section 8.2 which terminates the obligation and rights of the terminated Servicer under this Agreement. The Owner Trustee, the Indenture Trustee and the successor Servicer may set off and deduct any amounts owed by the terminated Servicer from any amounts payable to the terminated Servicer pursuant to the preceding sentence. The terminated Servicer shall grant the Owner Trustee, the Indenture Trustee, the successor Servicer and the Security Insurer reasonable access to the terminated Servicer's premises at the terminated Servicer's expense.

                SECTION 8.3.  APPOINTMENT OF SUCCESSOR.

                (a) On and after (i) the time the Servicer receives a notice of termination pursuant to Section 8.2, or (ii) the resignation of the Servicer pursuant to Section 7.5, or (iii) the receipt by the Backup Servicer (or any alternate successor servicer appointed by the Security Insurer pursuant to Section 8.3(b)) of written notice from the Security Insurer that the Security Insurer is not extending the Servicer's term pursuant to Section 3.14, the Backup Servicer (unless the Security Insurer shall have exercised its option pursuant to Section 8.3(b) to appoint an alternate successor Servicer) shall be the successor in all respects to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for in this Agreement, and shall be subject to all the responsibilities, restrictions, duties, liabilities and termination provisions relating thereto placed on the Servicer by the terms and provisions of this Agreement. The Owner Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. If a successor Servicer is acting as Servicer hereunder, it shall be subject to termination under Section 8.2 upon the occurrence of any Servicer Termination Event applicable to it as Servicer and shall serve from term to term as provided in Section 3.14.

                (b) The Security Insurer may (so long as an Insurer Default shall not have occurred and be continuing) exercise at any time its right to appoint as Backup Servicer or as successor to the Servicer a Person other than the Person serving as Backup Servicer at the time, and (without limiting its obligations under the Note Policy) shall have no liability to the Owner Trustee, the Indenture Trustee, AFL, the Seller, the Person then serving as Backup Servicer, any Noteholders, any Note Owner or any other Person if it does so. Notwithstanding the above, if the Backup Servicer shall be legally unable or unwilling to act as Servicer and an Insurer Default shall have occurred and be continuing, the Backup Servicer, the Indenture Trustee, a Note Majority or the Owner Trustee may petition a court of competent jurisdiction to appoint any Eligible Servicer as the successor to the Servicer. Pending appointment pursuant to the preceding sentence, the Backup Servicer shall act as successor Servicer unless it is legally unable to do so, in which event the outgoing Servicer shall continue to act as Servicer until a successor has been appointed and accepted such appointment. Subject to Section 7.5, no provision of this Agreement shall be construed as relieving the Backup Servicer of its obligation to succeed as successor Servicer upon the termination of the Servicer pursuant to Section 8.2 or the resignation of the Servicer pursuant to Section 7.5. If upon the termination of the Servicer pursuant to Section 8.2 or the resignation of the Servicer pursuant to Section 7.5, the Security Insurer appoints a successor Servicer other than the Backup Servicer, the Backup Servicer shall not be relieved of its duties as Backup Servicer hereunder.

                (c) Any successor Servicer shall be entitled to such compensation (whether payable out of the Collection Account or otherwise) as the Servicer would have been entitled to

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

under the Agreement if the Servicer had not resigned or been terminated hereunder, except that the Basic Servicing Fee Rate for such successor Servicer shall be calculated on a pro rata basis at the rate of 1.00% per annum for all loans originated under AFL's "Premier" program and 1.50% per annum for all loans originated under AFL's "Classic" program. If any successor Servicer is appointed as a result of the Backup Servicer's refusal (in contravention of the terms of this Agreement) to act as Servicer although it is legally able to do so, the Security Insurer and such successor Servicer may agree on reasonable additional compensation to be paid to such successor Servicer by the Backup Servicer, which additional compensation shall be paid by the Backup Servicer in its individual capacity and solely out of its own funds. If any successor Servicer is appointed for any reason other than the Backup Servicer's refusal to act as Servicer although legally able to do so, the Security Insurer and such successor Servicer may agree on additional compensation to be paid to such successor Servicer, which additional compensation shall be payable as provided in the Spread Account Agreement.
If the Backup Servicer is the successor Servicer, the Backup Servicer shall be entitled to reimbursement, pursuant to Section 4.6(ii), of reasonable transition expenses, not in excess of $100,000, incurred in acting as successor Servicer. In addition, any successor Servicer shall be entitled to reimbursement, as provided in the Spread Account Agreement, of reasonable transition expenses incurred in acting as successor Servicer.

                SECTION 8.4. NOTIFICATION TO NOTEHOLDERS. Upon any termination of, or appointment of a successor to, the Servicer pursuant to this Article VIII, the Indenture Trustee shall give prompt written notice thereof to Noteholders at their respective addresses appearing in the Note Register.

                SECTION 8.5. WAIVER OF PAST DEFAULTS. The Security Insurer (or, if an Insurer Default shall have occurred and be continuing, a Note Majority) may, on behalf of all Holders of Notes, waive any default by the Servicer in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Termination Event arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon. Nothing in this Section 8.5 shall preclude the Security Insurer (or, if an Insurer Default shall have occurred and be continuing, a Note Majority) from waiving any default for a period of time or subject to any contingency or from waiving some but not all of the consequences of such default.

                                    ARTICLE IX

                                   TERMINATION

                SECTION 9.1. OPTIONAL PURCHASE OF ALL RECEIVABLES; LIQUIDATION OF TRUST ESTATE.

                (a) On each Determination Date as of which the Aggregate Principal Balance is less than 10% of the Original Pool Balance, the Servicer and the Seller each shall have the option to purchase the corpus of the Trust (with the consent of the Security Insurer, if a claim has previously been made under the Note Policy or if such purchase would result in a claim on the Note Policy or if such purchase would result in any amount owing to the Security Insurer remaining unpaid); PROVIDED, HOWEVER, that the amount to be paid for such purchase (as set forth in the following sentence) shall be sufficient to pay the full amount of principal, premium, if any, and interest then due and payable on the Notes. To exercise such option, the Servicer or the Seller, as the case may be, shall pay the aggregate Purchase Amounts for the Receivables, plus the appraised value of any other property (including the right to receive any future recoveries) held as part of the Trust, such appraisal to be conducted by an appraiser mutually agreed upon by the Servicer or the Seller, as the case may be, and the Security Insurer (or the Indenture Trustee, if an Insurer Default shall have accrued and be continuing), and shall succeed to all interests in and to the Trust Property. The fees and expenses related to such appraisal shall be paid by the party exercising the option to purchase. The party exercising such option to repurchase shall deposit the aggregate Purchase Amounts for the Receivables and the amount of the appraised value of any other property held as part of the Trust into the Collection Account, and the Indenture Trustee shall distribute the amounts so deposited in accordance with Section 4.6.

                (b)     Upon any sale of the assets of the Trust pursuant to
Section 8.2 of the Trust Agreement, the Owner Trustee shall instruct the Indenture Trustee in writing to deposit the proceeds from such sale after all payments and reserves therefrom have been made (the "Insolvency Proceeds") in the Collection Account. On the Distribution Date on which the Insolvency Proceeds are deposited in the Collection Account (or, if such proceeds are not so deposited on a Distribution Date, on the Distribution Date immediately following such deposit), the Owner Trustee shall instruct the Indenture Trustee in writing to make the following deposits (after the application on such Distribution Date of the Available Funds) from the Insolvency Proceeds:

                        (i) to the Note Distribution Account, any portion of the Noteholders' Interest Distributable Amount not otherwise deposited into the Note Distribution Account on such Distribution Date;

                        (ii) to the Note Distribution Account, the Class A-1 Prepayment Premium, Class A-2 Prepayment Premium, Class A-3 Prepayment Premium, Class A-4 Prepayment Premium and Class A-5 Prepayment Premium (only to the extent of the amount of Liquidated Damages (as defined in the Purchase Agreement) received by the Trust from the Seller); and

                        (iii) to the Note Distribution Account, the outstanding principal balance of the Notes (after giving effect to the reduction in the outstanding principal balance of the Notes to result from the deposits otherwise made in the Note Distribution Account on such Distribution Date).

Any Insolvency Proceeds remaining after the deposits described above shall be paid, first, to the Security Insurer, to the extent of any amounts owing to the Security Insurer under the Insurance Agreement and not paid, whether or not AFL is obligated to pay such amounts, and second to the Collateral Agent for deposit in the Spread Account.

                (c) Notice of any termination of the Trust shall be given by the Servicer to the Owner Trustee and the Indenture Trustee as soon as practicable after the Servicer has received notice thereof.

                                      ARTICLE X

                               MISCELLANEOUS PROVISIONS

                SECTION 10.1.  AMENDMENT.

                (a) This Agreement may be amended by the Seller, the Servicer and the Trust, with the prior written consent of the Indenture Trustee and the Security Insurer (so long as an Insurer Default shall not have occurred and be continuing) but without the consent of any of the Noteholders, (i) to cure any ambiguity, (ii) to correct or supplement any provisions in this Agreement or (iii) for the purpose of adding any provision to or changing in any manner or eliminating any provision of this Agreement or of modifying in any manner the rights of the Noteholders; PROVIDED, HOWEVER, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of the Noteholders.

                (b) This Agreement may also be amended from time to time by the Seller, the Servicer and the Trust with the prior written consent of the Indenture Trustee and the Security Insurer (so long as an Insurer Default shall not have occurred and be continuing) and with the consent of a Note Majority (which consent of any Holder of a Note given pursuant to this Section or pursuant to any other provision of this Agreement shall be conclusive and binding on such Holder and on all future Holders of such Note and of any Note issued upon the transfer thereof or in exchange thereof or in lieu thereof whether or not notation of such consent is made upon the Note) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Holders of Notes; PROVIDED, HOWEVER, that, subject to the express rights of the Security Insurer under the Related Documents, including its rights to agree to certain modifications of the Receivables pursuant to Section 3.2 and its rights to cause the Indenture Collateral Agent to liquidate the Collateral under the circumstances and subject to the provisions of Section 5.04 of the Indenture, no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions required to be made on any Note or the Class A-1 Interest Rate, Class A-2 Interest Rate, Class A-3 Interest Rate, Class A-4 Interest Rate or Class A-5 Interest Rate, (b) amend any provisions of Section 4.6 in such a manner as to affect the priority of payment of interest, principal or premium to Noteholders, or
(c) reduce the aforesaid percentage required to consent to any such amendment or any waiver hereunder, without the consent of the Holders of all Notes then outstanding.

                (c) Prior to the execution of any such amendment or consent, the Owner Trustee shall furnish written notification of the substance of such amendment or consent to each Rating Agency.

                (d) Promptly after the execution of any such amendment or consent, the Owner Trustee shall furnish written notification of the substance of such amendment or consent to the Indenture Trustee.

                (e) It shall not be necessary for the consent of Noteholders pursuant to Section 10.1(b) to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of Noteholders provided for in this Agreement) and of evidencing the authorization of the execution thereof by Noteholders shall be subject to such reasonable requirements as the Indenture Trustee may prescribe, including the establishment of record dates.

                (f) Prior to the execution of any amendment to this Agreement, the Owner Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement, in addition to the Opinion of Counsel referred to in Section 10.2(i). The Owner Trustee may, but shall not be obligated to, enter into any such amendment which affects the Owner Trustee's own rights, duties or immunities under this Agreement or otherwise.

                SECTION 10.2.  PROTECTION OF TITLE TO TRUST PROPERTY.

                (a) The Servicer shall execute and file such financing statements and cause to be executed and filed such continuation and other statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Trust, the Owner Trustee and the Indenture Collateral Agent in the Trust Property and in the proceeds thereof. The Servicer shall deliver (or cause to be delivered) to the Owner Trustee, the Indenture Collateral Agent and the Security Insurer file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

                (b) Neither the Seller, the Servicer nor the Trust shall change its name, identity or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed by the Seller in accordance with paragraph (a) above seriously misleading within the meaning of Section 9-402(7) of the UCC, unless it shall have given the Owner Trustee, the Indenture Trustee and the Security Insurer (so long as an Insurer Default shall not have occurred and be continuing) at least 60 days' prior written notice thereof, and shall promptly file appropriate amendments to all previously filed financing statements and continuation statements.

                (c) Each of the Seller, the Servicer and the Trust shall give the Owner Trustee, the Indenture Trustee and the Security Insurer at least 60 days' prior written notice of any relocation of its principal executive office if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement. The Servicer shall at all times maintain each office from which it services Receivables and its principal executive office within the United States of America.

                (d) The Servicer shall maintain accounts and records as to each Receivable accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Receivable, including payments and recoveries made and payments owing (and the nature of each) and
(ii) reconciliation between payments or recoveries on (or with respect to) each Receivable and the amounts from time to time deposited in the Collection Account in respect of such Receivable.

                (e) The Servicer shall maintain its computer systems so that, from and after the time of sale under this Agreement of the Receivables to the Trust, the Servicer's master computer records (including any backup archives) that refer to any Receivable indicate clearly (with reference to the particular trust) that the Receivable is owned by the Trust. Indication of the Trust's ownership of a Receivable shall be deleted from or modified on the Servicer's computer systems when, and only when, the Receivable has been paid in full or repurchased by the Seller or Servicer.

                (f) If at any time the Seller or the Servicer proposes to sell, grant a security interest in, or otherwise transfer any interest in automotive receivables to any prospective purchaser, lender or other transferee, the Servicer shall give to such prospective purchaser, lender or other transferee computer tapes, records or print-outs (including any restored from backup archives) that, if they refer in any manner whatsoever to any Receivable, indicate clearly that such Receivable has been sold and is owned by the Trust unless such Receivable has been paid in full or repurchased by the Seller or Servicer.

                (g) The Servicer shall permit the Owner Trustee, the Indenture Trustee, the Backup Servicer, the Security Insurer and their respective agents, at any time to inspect, audit and make copies of and abstracts from the Servicer's records regarding any Receivables or any other portion of the Trust Property.

                (h) The Servicer shall furnish to the Owner Trustee, the Indenture Trustee, the Backup Servicer and the Security Insurer at any time upon request a list of all Receivables then held as part of the Trust, together with a reconciliation of such list to the Schedule of Receivables and to each of the Servicer's Certificates furnished before such request indicating removal of Receivables from the Trust. Upon request, the Servicer shall furnish a copy of any list to the Seller. The Owner Trustee shall hold any such list and Schedule of Receivables for examination by interested parties during normal business hours at the Corporate Trust Office upon reasonable notice by such Persons of their desire to conduct an examination.

                (i) The Seller and the Servicer shall deliver to the Owner Trustee, the Indenture Trustee and the Security Insurer simultaneously with the execution and delivery of this Agreement and of each amendment thereto and upon the occurrence of the events giving rise to an obligation to give notice pursuant to Section 10.2(b) or (c), an Opinion of Counsel either
(a) stating that, in the opinion of such Counsel, all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Owner Trustee and the Indenture Collateral Agent in the Receivables and the other

Trust Property, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (b) stating that, in the opinion of such counsel, no such action is necessary to preserve and protect such interest.

                (j) The Servicer shall deliver to the Owner Trustee, the Indenture Trustee and the Security Insurer, within 90 days after the beginning of each calendar year beginning with the first calendar year beginning more than three months after the Closing Date, an Opinion of Counsel, either (a) stating that, in the opinion of such counsel, all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Trust and the Indenture Collateral Agent in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (b) stating that, in the opinion of such counsel, no action shall be necessary to preserve and protect such interest.

                SECTION 10.3. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the principles of conflicts of laws thereof and the obligations, rights and remedies of the parties under this Agreement shall be determined in accordance with such laws.

                SECTION 10.4. SEVERABILITY OF PROVISIONS. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Notes or the rights of the Holders thereof.

                SECTION 10.5. ASSIGNMENT. Notwithstanding anything to the contrary contained in this Agreement, except as provided in Section 7.2 or
Section 8.2 (and as provided in the provisions of the Agreement concerning the resignation of the Servicer and the Backup Servicer), this Agreement may not be assigned by the Seller or the Servicer without the prior written consent of the Owner Trustee, the Indenture Trustee and the Security Insurer (or, if an Insurer Default shall have occurred and be continuing, the Owner Trustee, the Indenture Trustee and a Note Majority).

                SECTION 10.6. THIRD-PARTY BENEFICIARIES. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. The Security Insurer and its successors and assigns shall be a third-party beneficiary to the provisions of this Agreement, and shall be entitled to rely upon and directly to enforce such provisions of this Agreement so long as no Insurer Default shall have occurred and be continuing. Nothing in this Agreement, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Agreement. Except as expressly stated otherwise herein or in the Related Documents, any right of the Security Insurer to direct, appoint, consent to, approve of, or take any action under this Agreement, shall be a right exercised by the Security Insurer in its sole and absolute discretion.

                SECTION 10.7. DISCLAIMER BY SECURITY INSURER. The Security Insurer may disclaim any of its rights and powers under this Agreement (but not its duties and obligations under the Note Policy) upon delivery of a written notice to the Owner Trustee and the Indenture Trustee.

                SECTION 10.8. COUNTERPARTS. For the purpose of facilitating its execution and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

                SECTION 10.9. INTENTION OF PARTIES. The execution and delivery of this Agreement shall constitute an acknowledgment by the Seller, that it is intended that the assignment and transfer herein contemplated constitute a sale and assignment outright, and not for security, of the Receivables and the other Trust Property, conveying good title thereto free and clear of any Liens, from the Seller to the Trust, and that the Receivables and the other Trust Property shall not be a part of the Seller's estate in the event of the insolvency, receivership, conservatorship or the occurrence of another similar event, of, or with respect to, the Seller. In the event that such conveyance is determined to be made as security for a loan made by the Trust to the Seller, the Seller intends that it shall have granted to the Owner Trustee a first priority security interest in all of the Seller's right, title and interest in and to the Trust Property conveyed to the Trust pursuant to Sections 2.1 and 2.4 of this Agreement, and that this Agreement shall constitute a security agreement under applicable law.

                SECTION 10.10. NOTICES. All demands, notices and communications under this Agreement shall be in writing, personally delivered, sent by facsimile or mailed by certified mail-return receipt requested, and shall be deemed to have been duly given upon receipt (a) in the case of AFL, the Seller or the Servicer, at the following address:
Arcadia Receivables Finance Corp., 7825 Washington Avenue South, Suite 410, Minneapolis, Minnesota 55439-2435, with copies to: Arcadia Financial Ltd., 7825 Washington Avenue South, Minneapolis, Minnesota 55439-2435, Attention:
John A. Witham, (b) in the case of the Owner Trustee, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, Attention: Corporate Trust Administration, (c) in the case of the Indenture Trustee and, for so long as the Indenture Trustee is the Backup Servicer or the Collateral Agent, at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0070,
Attention: Corporate Trust Services--Asset Backed Administration, (d) in the case of each Rating Agency, 99 Church Street, New York, New York 10007 (for Moody's) and 26 Broadway, New York, New York 10004 (for Standard & Poor's),
Attention: Asset-Backed Surveillance, and (e) in the case of the Security Insurer, Financial Security Assurance Inc., 350 Park Avenue, New York, New York 10022, Attention: Surveillance Department, Telex No.: (212) 688-3103,
Confirmation:  (212) 826-0100, Telecopy Nos.:  (212) 339-3518, (212) 339-3529
(in each case in which notice or other communication to Financial Security refers to an Event of Default, a claim on the Note Policy or with respect to which failure on the part of Financial Security to respond shall be deemed to constitute consent or acceptance, then a copy of such notice or other communication should also be sent to the attention of the General Counsel and the Head-Financial Guaranty Group "URGENT

MATERIAL ENCLOSED"), or at such other address as shall be designated by any such party in a written notice to the other parties. Any notice required or permitted to be mailed to a Noteholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Note Register, and any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Noteholder receives such notice.

                SECTION 10.11. LIMITATION OF LIABILITY. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Wilmington Trust Company, not individually or personally but solely as Owner Trustee of the Trust under the Trust Agreement, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Trust is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose for binding only the Trust, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties to this Agreement and by any person claiming by, through or under them and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Agreement or any related documents.

                           [SIGNATURE PAGE FOLLOWS]

                IN WITNESS WHEREOF, the Issuer, the Seller, AFL, the Servicer and the Backup Servicer have caused this Sale and Servicing Agreement to be duly executed by their respective officers as of the day and year first above written.

                                   ISSUER:
                                   ARCADIA AUTOMOBILE RECEIVABLES
                                      TRUST, 1999-A

                                   By WILMINGTON TRUST COMPANY,
                                      not in its individual capacity but solely as Owner Trustee

                                   By /s/ Thomas P. Laskaris
                                      ------------------------------------
                                      Name: Thomas P. Laskaris
                                      Title: Vice President

                                   SELLER:
                                   ARCADIA RECEIVABLES FINANCE CORP.

                                   By /s/ John A. Witham
                                      ------------------------------------
                                      Name:  John A. Witham
                                      Title: Senior Vice President and
                                             Chief Financial Officer

                                   ARCADIA FINANCIAL LTD.
                                   In its individual capacity and as Servicer

                                   By /s/ John A. Witham
                                      ------------------------------------
                                      Name:  John A. Witham
                                      Title: Executive Vice President and
                                             Chief Financial Officer

                                   BACKUP SERVICER:

                                   NORWEST BANK MINNESOTA,
                                   NATIONAL ASSOCIATION

                                   By /s/ Eileen R. O'Connor
                                      ------------------------------------
                                      Name: Eileen R. O'Connor
                                      Title: Corporate Trust Officer
Acknowledged and Accepted:
NORWEST BANK MINNESOTA,
NATIONAL ASSOCIATION,
not in its individual capacity but as
Indenture Trustee

By /s/ Eileen R. O'Connor
   ---------------------------------
   Name: Eileen R. O'Connor
   Title: Corporate Trust Officer

                                      SCHEDULE A

                   REPRESENTATIONS AND WARRANTIES OF SELLER AND AFL

                1. CHARACTERISTICS OF RECEIVABLES. Each Receivable (A) was originated by a Dealer for the retail sale of a Financed Vehicle in the ordinary course of such Dealer's business and such Dealer had all necessary licenses and permits to originate Receivables in the state where such Dealer was located, was fully and properly executed by the parties thereto, was purchased by AFL from such Dealer under an existing Dealer Agreement with AFL and was validly assigned by such Dealer to AFL, (B) contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for realization against the collateral security, and
(C) is fully amortizing and provides for level monthly payments (provided that the payment in the first Monthly Period and the final Monthly Period of the life of the Receivable may be minimally different from the level payment) which, if made when due, shall fully amortize the Amount Financed over the original term.

                2. NO FRAUD OR MISREPRESENTATION. Each Receivable was originated by a Dealer and was sold by the Dealer to AFL without any fraud or misrepresentation on the part of such Dealer in either case.

                3. COMPLIANCE WITH LAW. All requirements of applicable federal, state and local laws, and regulations thereunder (including, without limitation, usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations "B" and "Z", the Soldiers' and Sailors' Civil Relief Act of 1940, the Minnesota Motor Vehicle Retail Installment Sales Act, and state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and other consumer credit laws and equal credit opportunity and disclosure laws) in respect of all of the Receivables and each and every sale of Financed Vehicles, have been complied with in all material respects, and each Receivable and the sale of the Financed Vehicle evidenced by each Receivable complied at the time it was originated or made and now complies in all material respects with all applicable legal requirements.

                4. ORIGINATION. Each Receivable was originated in the United States.

                5. BINDING OBLIGATION. Each Receivable represents the genuine, legal, valid and binding payment obligation of the Obligor thereon, enforceable by the holder thereof in accordance with its terms, except (A) as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law and (B) as such Receivable may be modified by the application after the Initial Cutoff Date or any Subsequent Cutoff Date, as the case may be, of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended; and all parties to each Receivable had full legal capacity to execute and deliver such Receivable and all other documents related thereto and to grant the security interest purported to be granted thereby.

                                   S-A-1

                6. NO GOVERNMENT OBLIGOR. No Obligor is the United States of America or any State or any agency, department, subdivision or instrumentality thereof.

                7. OBLIGOR BANKRUPTCY. At the Initial Cutoff Date or each Subsequent Cutoff Date, as applicable, no Obligor had been identified on the records of AFL as being the subject of a current bankruptcy proceeding.

                8. SCHEDULE OF RECEIVABLES. The information set forth in the Schedule of Receivables has been produced from the Electronic Ledger and was true and correct in all material respects as of the close of business on the Initial Cutoff Date or each Subsequent Cutoff Date, as applicable.

                9. MARKING RECORDS. By the Closing Date or by each Subsequent Transfer Date, the Seller will have caused the portions of the Electronic Ledger relating to the Receivables to be clearly and unambiguously marked to show that the Receivables constitute part of the Trust Property and are owned by the Trust in accordance with the terms of the Agreement.

                10. COMPUTER TAPE. The Computer Tape made available by the Seller to the Owner Trustee on the Closing Date or on each Subsequent Transfer Date was complete and accurate as of the Initial Cutoff Date or Subsequent Cutoff Date, as applicable, and includes a description of the same Receivables that are described in the Schedule of Receivables.

                11. ADVERSE SELECTION. No selection procedures adverse to the Noteholders were utilized in selecting the Receivables from those receivables owned by AFL which met the selection criteria contained in the Sale and Servicing Agreement.

                12. CHATTEL PAPER. The Receivables constitute chattel paper within the meaning of the UCC as in effect in the States of Minnesota and New York.

                13. ONE ORIGINAL. There is only one original executed copy of each Receivable.

                14. RECEIVABLE FILES COMPLETE. There exists a Receivable File pertaining to each Receivable and such Receivable File contains (a) a fully executed original of the Receivable, (b) a certificate of insurance, application form for insurance signed by the Obligor, or a signed representation letter from the Obligor named in the Receivable pursuant to which the Obligor has agreed to obtain physical damage insurance for the related financial vehicle, or copies thereof, (c) the original Lien Certificate or application therefor and (d) a credit application signed by the Obligor, or a copy thereof. Each of such documents which is required to be signed by the Obligor has been signed by the Obligor in the appropriate spaces. All blanks on any form have been properly filled in and each form has otherwise been correctly prepared. The complete Receivable File for each Receivable currently is in the possession of the Custodian.

                15. RECEIVABLES IN FORCE. No Receivable has been satisfied, subordinated or rescinded, and the Financed Vehicle securing each such Receivable has not been released from

                                   S-A-2
the lien of the related Receivable in whole or in part. No provisions of any Receivable have been waived, altered or modified in any respect since its origination, except by instruments or documents identified in the Receivable File. No Receivable has been modified as a result of application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

                16. LAWFUL ASSIGNMENT. No Receivable was originated in, or is subject to the laws of, any jurisdiction the laws of which would make unlawful, void or voidable the sale, transfer and assignment of such Receivable under this Agreement or pursuant to transfers of the Notes.

                17. GOOD TITLE. No Receivable has been sold, transferred, assigned or pledged by AFL to any Person other than the Seller or by the Seller to any Person other than the Trust; immediately prior to the conveyance of the Receivables pursuant to the Purchase Agreement, AFL was the sole owner of and had good and indefeasible title thereto, free and clear of any Lien; immediately prior to the conveyance of the Receivables to the Trust pursuant to this Agreement or any Subsequent Purchase Agreement, as applicable, the Seller was the sole owner thereof and had good and indefeasible title thereto, free of any Lien and, upon execution and delivery of this Agreement or any Subsequent Purchase Agreement, as applicable, by the Seller, the Trust shall have good and indefeasible title to and will be the sole owner of such Receivables, free of any Lien. No Dealer has a participation in, or other right to receive, proceeds of any Receivable. Neither AFL nor the Seller has taken any action to convey any right to any Person that would result in such Person having a right to payments received under the related Insurance Policies or the related Dealer Agreements or Dealer Assignments or to payments due under such Receivables.

                18. SECURITY INTEREST IN FINANCED VEHICLE. Each Receivable created or shall create a valid, binding and enforceable first priority security interest in favor of AFL in the Financed Vehicle. The Lien Certificate and original certificate of title for each Financed Vehicle show, or if a new or replacement Lien Certificate is being applied for with respect to such Financed Vehicle the Lien Certificate will be received within 180 days of the Closing Date or any Subsequent Transfer Date, as applicable, and will show AFL named as the original secured party under each Receivable as the holder of a first priority security interest in such Financed Vehicle. With respect to each Receivable for which the Lien Certificate has not yet been returned from the Registrar of Titles, AFL has received written evidence from the related Dealer that such Lien Certificate showing AFL as first lienholder has been applied for. AFL's security interest has been validly assigned by AFL to the Seller and by the Seller to the Owner Trustee pursuant to this Agreement or any Subsequent Transfer Agreement, as applicable. Immediately after the sale, transfer and assignment thereof to the Trust, each Receivable will be secured by an enforceable and perfected first priority security interest in the Financed Vehicle in favor of the Trust as secured party, which security interest is prior to all other liens upon and security interests in such Financed Vehicle which now exist or may hereafter arise or be created (except, as to priority, for any lien for taxes, labor or materials affecting a Financed Vehicle). As of the Initial Cutoff Date or each Subsequent Cutoff Date, as applicable, there were no Liens or claims for taxes, work, labor or materials affecting a Financed Vehicle which are or may be Liens prior or equal to the lien of the related Receivable.

                                   S-A-3

                19. ALL FILINGS MADE. All filings (including, without limitation, UCC filings) required to be made by any Person and actions required to be taken or performed by any Person in any jurisdiction to give the Trust a first priority perfected lien on, or ownership interest in, the Receivables and the proceeds thereof and the other Trust Property have been made, taken or performed.

                20. NO IMPAIRMENT. Neither AFL nor the Seller has done anything to convey any right to any Person that would result in such Person having a right to payments due under the Receivable or otherwise to impair the rights of the Trust, the Indenture Trustee and the Noteholders in any Receivable or the proceeds thereof.

                21. RECEIVABLE NOT ASSUMABLE. No Receivable is assumable by another Person in a manner which would release the Obligor thereof from such Obligor's obligations to the Seller with respect to such Receivable.

                22. NO DEFENSES. No Receivable is subject to any right of rescission, setoff, counterclaim or defense and no such right has been asserted or threatened with respect to any Receivable.

                23. NO DEFAULT. There has been no default, breach, violation or event permitting acceleration under the terms of any Receivable (other than payment delinquencies of not more than 30 days), and no condition exists or event has occurred and is continuing that with notice, the lapse of time or both would constitute a default, breach, violation or event permitting acceleration under the terms of any Receivable, and there has been no waiver of any of the foregoing. As of the Initial Cutoff Date or any Subsequent Cutoff Date, as applicable, no Financed Vehicle had been repossessed.

                24. INSURANCE. As of the Closing Date or as of any Subsequent Transfer Date, as applicable, each Financed Vehicle is covered by a comprehensive and collision insurance policy (i) in an amount at least equal to the lesser of (a) its maximum insurable value or (b) the principal amount due from the Obligor under the related Receivable, (ii) naming AFL as loss payee and (iii) insuring against loss and damage due to fire, theft, transportation, collision and other risks generally covered by comprehensive and collision coverage. Each Receivable requires the Obligor to maintain physical loss and damage insurance, naming AFL and its successors and assigns as additional insured parties, and each Receivable permits the holder thereof to obtain physical loss and damage insurance at the expense of the Obligor if the Obligor fails to do so. No Financed Vehicle was or had previously been insured under a policy of Force-Placed Insurance on the Cutoff Date.

                25. PAST DUE. At Initial Cutoff Date or any Subsequent Cutoff Date, as applicable, no Receivable was more than 30 days past due.

                26. REMAINING PRINCIPAL BALANCE. At the Initial Cutoff Date or any Subsequent Cutoff Date, as applicable, each Receivable had a remaining principal balance equal

                                   S-A-4
to or greater than $500.00, and the Principal Balance of each Receivable set forth in the Schedule of Receivables is true and accurate in all material respects.

                27. FINAL SCHEDULED MATURITY DATE. No Receivable has a final scheduled maturity later than May 31, 2006.

                28. CERTAIN CHARACTERISTICS. (A) Each Initial Receivable had a remaining maturity, as of the Initial Cutoff Date, of at least 3 months but not more than 84 months; (B) each Initial Receivable had an original maturity of at least 12 months but not more than 84 months; (C) each Initial Receivable had an original principal balance of at least $3,129.00 and not more than $49,772.31; (D) each Initial Receivable had a remaining Principal Balance as of the Initial Cutoff Date of at least $554.48 and not more than $49,772.31; (E) each Initial Receivable has an Annual Percentage Rate of at least 7.50% and not more than 23.99%; (F) no Initial Receivable was more than 30 days past due as of the Initial Cutoff Date; (G) no funds have been advanced by the Seller, the Servicer, any Dealer, or anyone acting on behalf of any of them in order to cause any Receivable to qualify under clause (F) above; (H) no Initial Receivable has a final scheduled payment date on or before June 1, 1999; (I) the Principal Balance of each Receivable set forth in Schedule of Receivables is true and accurate in all material respects as of the Initial Cutoff Date; (J) 13.02% of the Initial Receivables, by principal balance as of the Initial Cutoff Date, was attributable to loans for the purchase of new Financed Vehicles and 86.98% of the Initial Receivables was attributable to loans for the purchase of used Financed Vehicles; (K) not more than 3.64% of the Principal Balance of the Initial Receivables as of the Initial Cutoff Date had an Annual Percentage Rate in excess of 21.00%; (L) none of such Receivables represented loans in excess of $50,000.00; (M) not more than 0.05% of the Aggregate Principal Balance of such Receivables represented loans with original terms greater than 72 months; and (N) not more than 1.21% of the Aggregate Principal Balance of such Receivables represented loans secured by Financed Vehicles that previously secured a loan originated by AFL with an obligor other than the current Obligor.

                                   S-A-5

                                   SCHEDULE B

                         SERVICING POLICIES AND PROCEDURES

                 NOTE:  APPLICABLE TIME PERIODS WILL VARY BY STATE.

I.   PAST DUE PAYMENT COLLECTIONS

     A. Past due payment notices are generated and sent on the 9th and 15th day of delinquency.

     B.   The collection officer will make at least one phone call by day
          10.

     C. The collection officer will write a personalized collection letter by day 15 and will have made at least two collection phone calls.

     D. The collection officer will make at least two (2) more phone calls and write at least one (1) more letter between days 15 and 30.

     E. The collection officer will send a final demand letter on or about 31 days past due. The letter will allow 10 days to bring the account current.

     F. The collection officer will recommend either repossession, or some form of reasonable forbearance (e.g., one extension in exchange for a partial payment for cooperative debtors).

          All phone calls and correspondence will require a brief handwritten comment in the credit file. The date of each comment and the officer's initials will be documented.

II.  PAYMENT EXTENSIONS

          Extensions of monthly payments must be granted only after careful consideration and analysis. The extension is not to be used to mask delinquencies, but rather assist in the collection and correction of verifiable and legitimate customer problems. All extensions or modifications require the prior approval of the Branch Manager. In the absence of the Branch Manager, the Executive Vice President's or the President's approval is required.

          Possible qualifications for extensions to cooperative and trustworthy customers include:

     (a)  Medical problems - verifiable;

     (b)  Temporary work loss - verifiable;

     (c)  Pending insurance claim - verifiable; or

                                   S-B-1

     (d)  Bankruptcy trustee cram down.

III. REPOSSESSIONS

          Repossessions of the collateral is only to be pursued after exhausting all other collection efforts. Once the decision is made to attempt repossession, the following process is to be utilized:

     (a)  Decision on repossession.

     (b) If the customer is cooperative, attempt repossession by Servicer personnel. If uncooperative or unable to locate, utilize a third party collection agency.

     (c) Once secured, complete an inventory of personal belongings and brief condition report on the vehicle. Return the property to the customer and obtain a signed statement of inventory receipt.

     (d) If the repossession is involuntary, notify the police department in the city where the repossession occurred.

     (e) Notify the originating dealership of repossession as soon as possible and request a refund of all rebateable dealer adds.

     (f) Send written notification to the customer regarding a 10-day notice to redeem the loan.

     (g) Decide on proper method of liquidation and plan for sale after the 10-day redemption period has expired.

     (h) If consignment, set 21-day maximum term with the dealership, after which time, if unsold, the vehicle is returned to the Servicer.

          If wholesale, contact the appropriate auction company to make arrangements for immediate sale.

          If private sale, place advertisements in the proper media and attempt to liquidate within one week.

     (i) After the collateral is liquidated, send the debtor a letter stating the amount of deficiency. Continued collection efforts will take the form of voluntary payments or involuntary payments via judgment, garnishment, and levy.

IV.  CHARGE OFFS

                                   S-B-2

          It is the responsibility of the collection officer to diligently pursue any and all deficiencies which result from problem accounts. All avenues of potential collection will be pursued, ranging from cash settlements to amortized deficiency notes to judgment and garnishment.

          A complete list of all charge offs will be maintained. The list will be categorized into "active" and "dead" accounts. A brief action plan will be shown for each active account. Accounts will only be designated as "dead" with the recommendation of the collection officer and approval of the Executive Vice President. The "dead" designation will only be granted for those accounts which hold no potential for recovery (e.g., discharged Chapter
7).

          Active charge off action plans will be presented at least monthly to the Executive Vice President. Decisions regarding pursuit of legal action and incurring potential legal fees will need prior approval by the Executive Vice President.

V.   DEFICIENCY COLLECTIONS

     (a) Establish the exact amount of the deficiency, using the repossession worksheet. This includes all fees and per diem interest.

     (b) Attempt verbal and/or written negotiations with the debtor to settle the deficiency.

     (c) Send a certified letter to the debtor and cosigner(s) stating that we need $X by ___________, 19__ (7-10 days), or we will begin legal action. If no reasonable response is received move to (d).

     (d) Complete a General Claim Form. Send the form to [applicable local court].

     (e) We should receive notification of the court's decision within one week. If we receive notice of judgment, it is possible that the debtor will pay the court and the court will then pay the Servicer. As this usually does not happen, proceed to exercise on the judgment as follows:

          (1) File both the Transcript of Judgment and the Affidavit of Identification of Judgment Debtor with [appropriate office].

          (2)  Order a Writ of Execution from [appropriate office].

          (3) "Service" of the Writ of Execution is handled by the Sheriff or an Attorney.


                                   S-B-3